   As filed with the Securities and Exchange Commission on November 6, 1996
                                                        Registration No.333-9007

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                 ______________

                                 AMENDMENT NO. 2

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________


                                 BEV-TYME, INC.
                 (Name of small business issuer in its charter)

       Delaware                       2085                        36-3769323
       --------             ---------------------------       -----------------
(State or other juris-     (Primary Standard Industrial       (I.R.S. Employer
diction of organization)     Classification Code No.)        Identification No.)

                                134 Morgan Avenue
                            Brooklyn, New York 11237
                                 (718) 894-4300
                          (Address and telephone number
         of principal executive offices and principal place of business)

                                  Robert Sipper
                             Chief Executive Officer
            (Name, address and telephone number of agent for service)
                                134 Morgan Avenue
                            Brooklyn, New York 11237
                                 (718) 894-4300

                                   Copies to:

                           Hartley T. Bernstein, Esq.
                           Bernstein & Wasserman, LLP
                                950 Third Avenue
                               New York, NY 10022
                                 (212) 826-0730
                              (212) 371-4730 (Fax)

      Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box:

                                      [ X ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to      Amount to be     Proposed Maximum       Proposed Maximum          Amount of
be Registered                             Registered       Offering Price Per     Aggregate Offering        Registration Fee
                                          (1)              Security (2)           Price(2)
-----------------------------------------------------------------------------------------------------------------------------
Series "C" Preferred Stock, par           400,000          $5.25                  $2,100,000                $724.08
value $.0001 per share
-----------------------------------------------------------------------------------------------------------------------------
Amount Previously Paid                                                                                      $724.08
-----------------------------------------------------------------------------------------------------------------------------
TOTAL AMOUNT DUE                                                                                            $  0.00
-----------------------------------------------------------------------------------------------------------------------------

         (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination, or exchange of shares or other similar change affecting the stock.

         (2) Estimated solely for the purpose of calculating the registration fee based upon the average of bid and asked closing prices of the shares of Series C Preferred Stock on July 19, 1996 of $4.75 and $5.75 as reported on the Nasdaq Small Cap Market.

                                 BEV-TYME, INC.

                              CROSS REFERENCE SHEET
               (Showing Location in the Prospectus of Information
             Required by Items 1 through 23, Part I, of Form SB-2)

     Item in Form SB-2                        Prospectus Caption
     -----------------                        ------------------
1.   Front of Registration
     Statement and Outside Front
     Cover of Prospectus................      Facing Page of Registration
                                              Statement; Outside Front
                                              Page of Prospectus
2.   Inside Front and Outside Back
     Cover Pages of Prospectus..........      Inside Front Cover Page of
                                              Prospectus; Outside Back Cover
                                              Page of Prospectus
3.   Summary Information and Risk
     Factors............................      Prospectus Summary; Risk Factors

4.   Use of Proceeds....................      Use of Proceeds

5.   Determination of Offering Price....      Outside Front Cover Page of
                                              Prospectus; Underwriting;
                                              Risk Factors

6.   Dilution...........................      Omitted because item is not
                                              applicable.

7.   Selling Securityholders............      Description of Securities; Selling
                                              Securityholders

8.   Plan of Distribution...............      Outside Front Cover Page of
                                              Prospectus; Risk Factors;
                                              Underwriting

9.   Legal Proceedings..................      Business-Litigation

10.  Directors, Executive Officers,
     Promoters and Control Persons......      Management

11.  Security Ownership of Certain

     Beneficial Owners and Management...      Principal Stockholders

     Item in Form SB-2                         Prospectus Caption
     -----------------                         ------------------

12.  Description of Securities..........       Description of Securities;


13.  Interest of Named Experts and
     Counsel............................       Experts; Legal Matters

14.  Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities.........       Description of Securities

15.  Organization Within Last 5 Years...       Prospectus Summary; The Company;
                                               Business

16.  Description of Business............       Business; Risk Factors

17.  Management's Discussion and Analysis
     or Plan of Operation...............       Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations

18.  Description of Property............       Business - Facilities

19.  Certain Relationships and
     Related Transactions...............       Certain Transactions

20.  Market for Common Equity and
     Related Stockholder Matters........       Outside Front Cover Page of
                                               Prospectus; Prospectus Summary;
                                               Description of Securities;
                                               Underwriting

21.  Executive Compensation.............       Management - Executive
                                               Compensation

22.  Financial Statements...............       Selected Financial Data;
                                               Financial Statements
23.  Changes in and Disagreements
     with Accountants on Accounting
     and Financial Disclosures..........       Omitted because Item is not
                                               applicable.

                                   PROSPECTUS


                                 BEV-TYME, INC.

                   400,000 shares of Series C Preferred Stock
                                 ______________

      This Prospectus relates to the sale of 400,000 shares of Series C Preferred Stock, par value $.0001 per share ("Series C Preferred Stock"), of Bev-Tyme, Inc., a Delaware corporation (the "Company"), all of which are held by Perry's Majestic Beer, Inc. ("Perry's" or the "Selling Securityholder"). See "Certain Transactions". The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholder. Perry's owns an aggregate of 400,000 shares of the Company's Series C Preferred Stock, or 18.2% of the total number of Series C Preferred Stock outstanding. The resale of the securities of the Selling Securityholder is subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholder".

      The Preferred Stock offered by this Prospectus may be sold from time to time by the Selling Securityholder, or by its transferees. No underwriting arrangements have been entered into by the Selling Securityholder. The distribution of the securities by the Selling Securityholder may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholder in connection with sales of such securities.

      The Selling Securityholder and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

      The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholder. All costs incurred in the registration of the securities of the Selling Securityholder are being borne by the Company. See "Selling Securityholder."

      The Company's Series C Preferred Shares, Series C Preferred Warrants, and Common Stock are currently listed for quotation on The Nasdaq SmallCap Market ("NASDAQ") under the symbols "BEVT", "BEVTP," and "BEVTZ," respectively. As of September 12, 1996 the last reported bid and ask prices of the Company's Series C Preferred Shares, Series C

Preferred Warrants, and Common Stock as reported by NASDAQ on such date were $2.25 and $2.50 respectively, for Series C Preferred Shares, $.50, $.875, respectively, for Series C Preferred Warrants, and $1 and $1.125 respectively, for Common Stock. No assurances may be given that any public market for the foregoing securities will continue or be sustained. See "Market for the Company's Securities" and "Risk Factors."


      AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES



                The date of this Prospectus is November 6, 1996

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Forms 10- KSB and 10-QSB (File No. 33-53748C) (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The Company filed with the Commission in Washington, D.C. a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities described herein, reference is made to the Registration Statement and to the exhibits filed therewith. The statements contained in this Prospectus with respect to the contents of any agreement or other document referred to herein are not necessarily complete and, in each instance, reference is made to a copy of such agreement or document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the provisions of the relevant documents. The Registration Statement, including the exhibits thereto, and the Company's 1934 Act Filings may be inspected at: (i) the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and (ii) the offices of the Commission located at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661, and the offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR).

                               PROSPECTUS SUMMARY

      The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all per share information set forth in this Prospectus has been adjusted to reflect a reverse stock split of 1-for-10 effected by the Company as of July 17, 1996.

                                   THE COMPANY

      New Day Beverage, Inc. (the "Company") was incorporated in the State of Delaware on August 6, 1992 and changed its name to Bev-Tyme, Inc. on January 11, 1996. The Company and its wholly owned subsidiaries are engaged in the business of developing, marketing and distributing spring and carbonated water, soft drinks and "New Age" beverages. In 1995, the Company also commenced distributing beer and other malt beverages. Initially, the Company commenced its operations by creating and marketing a line of "New Age" beverage products under the trademark "Sunsprings." Because of increased competition in the "New Age" beverage market and continuing operating losses in the sale of its SunSprings(TM) beverage products, the Company has increased its focus on the distribution business by acquiring Mootch & Muck, Inc. ("M&M"), a beverage distributor. The Company then added "Taste of Jamaica", a Jamaican style soda. Currently, the Company's principal activity is the distribution of beverage products through M&M, its wholly owned subsidiary. See "Certain Transactions."

      As of November 18, 1994, M&M entered into an Asset Purchase Agreement with Sclafani Beer and Soda Distributors, Inc., a distributor of non-alcoholic drinks, as well as beer and other malt beverages in the New York City boroughs of Brooklyn and Queens ("SB&S"), pursuant to which M&M purchased in June, 1995, substantially all of the assets of the SB&S business. M&M paid $500,000 in cash, 20,000 shares of Common Stock and issued options to purchase 7,500 shares of the Company's Common Stock (collectively the "Purchase Price"). In June, 1995, M&M entered into an employment agreement with John Sclafani, pursuant to which Mr. Sclafani served as Vice President of Beer Sales for M&M. Mr. Sclafani received an annual salary of $90,000. In August, 1995, the Company accepted Mr. Sclafani's resignation.

      On May 15, 1995, the Company completed a secondary public offering pursuant to which the Company sold 460,000 Units ("Preferred Stock Units") to the public at $5.00 per Unit. Each Preferred Stock Unit consisted of one (1)

share of Series C Convertible Preferred Stock ("Preferred Stock") and two (2) Series C Preferred Stock Purchase Warrants ("Preferred Stock Purchase Warrants"). Each share of Series C Preferred Stock is convertible at the option of the holder, at any time after May 15, 1996, into 1.8 shares of the Company's Common Stock, $.0001 par value per share. The Series C Warrants entitle the registered holder thereof to purchase one (1) share of Series C Preferred Stock at an exercise price of $6.00 per share through May 15, 2000 and may be redeemed by the Company under certain conditions. To date, none of the Preferred Stock Warrants have been exercised or redeemed. The Company used a significant portion of the proceeds of the secondary public offering to expand the current business of M&M into the beer and malt beverage distribution business.

      In April 1996, the Company hired two (2) members of the former management team from Triboro Beverage Distributors, Inc. and engaged a third member as a consultant to the Company. In connection with this transaction, the Company acquired the distribution rights to distribute City Club Soda in the New York metropolitan area. See "Certain Transactions".

      On July 22, 1996, Perry's Majestic Beer, a subsidiary of the Company, acquired the Riverosa Company, Inc. for an aggregate purchase price of $250,000. Following the acquisition, Perry's Majestic completed an initial public offering of 670,835 shares of its Common Stock for an aggregate offering amount of $4,025,011. Perry's Majestic is engaged in the marketing and sale of microbrewed beers and ales. See "Business - Perry's Majestic."

      The Company's executive offices are currently located at 134 Morgan Avenue, Brooklyn, New York 11237 and its telephone number is (718) 894-4300. The Company's fiscal year end is December 31.

      See "Risk Factors" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  THE OFFERING


The Offering

Securities Offered
by the Company      400,000 shares of Series C Preferred Stock

Capitalization Of
The Company........ 2,202,225 shares of Series C Preferred Stock

                    924,174 shares of Common Stock
                    810,500 Series C Warrants
Terms of the
Series C
Preferred Stock.... Subsequent to May 15, 1997, the Series C
                    Preferred Stock is redeemable by the
                    Company upon not more than sixty (60)
                    days and not less than thirty (30) days prior written notice for $.05 per share if the closing price of the Company's Common
                    Stock has equaled or exceeded $20.00 per share for 20 consecutive days so long as the Share Increase (as defined below) has been effected. Each share of Series C Preferred Stock has a voting power equivalent to a number of shares of the Common Stock equal to price of the Units offered under this Prospectus divided by the Fair Market Value (as defined below) of Common Stock as of the Effective Date (the "Conversion Amount") and is convertible by its holder into 1.8 shares of Common Stock.
                    Dividends on the Series C Preferred Stock will be $.50 per share (the "Dividend Amount") paid on each January 1 (the "Dividend Date") commencing on January
                    1, 1996, at the discretion of the Company in cash or in shares of Common Stock having a Fair Market Value equal to the Dividend Amount. The Series C Preferred Stock has a liquidation preference of $5.00 per share. See "Description Of Securities."


Current NASDAQ
Small-Cap.......... Series C Preferred Stock - BEVTP
                    Series C Warrants - BEVTZ
                    Common Stock - BEVT

Use of Proceeds.... The Company will receive no proceeds from the sale of the 400,000 shares of Series C Preferred Stock offered hereby.

Risk Factors....... Going Concern Report of Accountants; Dependence Upon
                    Key Personnel; M&M's Dependence Upon Suppliers; Governmental Regulation; Seasonality of Beverage Business; Competition in Distribution Industry; Risks Involved in the Beverage Industry; Evolving Consumer Preferences; Potential Product Liability; Dependence on Distributors and Brokers; Potential Adverse Effect of Sales of Selling Securityholder; Anti-Takeover Provision;

                    Dividends; Unit Purchase Option; Rule 144 Sales; Future Sales of Common Stock; No Assurance of Public Trading Market or Qualification for Continued NASDAQ
                    Inclusion; "Penny Stock" Regulations. An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution of the book value of the Common Stock and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors."

                                 CAPITALIZATION

      The Company is authorized to issue 81,000,000 shares of stock, 75,000,000 of which are common shares, par value $.0001 per share, and 6,000,000 of which are preferred shares, par value $.0001 per share. Of the 6,000,000 preferred shares, 5,800,000 are designated as shares of "Series C Convertible Preferred Stock". The following table sets forth the capitalization of the Company at June 30, 1996.

                                                              June 30, 1996
                                                              -------------
Long term debt obligations, less current                      $     389,552
  maturities:

Stockholder's equity:

  Preferred Stock                                             $         225

  Common Stock                                                $          92

Additional paid-in capital                                    $  18,183,871

Accumulated deficit                                           $ (10,411,308)
                                                              -------------

Total                                                         $   7,772,880

      Less: Treasury Stock                                        2,000,000
            Deferred Compensation                                 1,990,813
                                                              -------------
TOTAL STOCKHOLDERS EQUITY                                     $   3,782,067

TOTAL CAPITALIZATION                                          $   4,171,619
                                                              =============

                          SUMMARY FINANCIAL INFORMATION

      The following summary of financial data has been summarized from the Company's Consolidated Financial Statements included elsewhere in this Prospectus. The information should be read in conjunction with the Consolidated Financial Statements and the related Consolidated Notes thereto. See "Financial Statements."

                           SUMMARY BALANCE SHEET DATA

                                                                June 30, 1996             December 31, 1995
=====================================================================================================================
WORKING CAPITAL (DEFICIENCY)                              $          76,417              $        (257,866)
---------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                              $        6,348,394             $        7,848,012
---------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                         $        2,566,327             $        3,424,295
---------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                            $          389,552             $         322,952
---------------------------------------------------------------------------------------------------------------------
ACCUMULATED (DEFICIT)                                     $       (10,411,308)           $       (8,938,721)
---------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY                                      $        3,782,067             $        4,423,717
=====================================================================================================================

                                               SUMMARY INCOME STATEMENT DATA

                                  SIX MONTHS                                           YEAR ENDED
                                  ----------                          -----------------------------------------------
                                    ENDED
                                    -----
                                                                       December 31,            December 31,
                                June 30, 1996        June 30, 1995         1995                    1994
=====================================================================================================================
SALES-NET                         7,421,705          5,598,323        $ 12,730,722              $ 9,773,013
---------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                      1,556,659          1,072,477        $  1,756,430              $ 2,043,291
(LOSS)
---------------------------------------------------------------------------------------------------------------------
OPERATING LOSS                   (1,174,154)        (1,138,285)        ($3,775,882)             ($1,157,297)
---------------------------------------------------------------------------------------------------------------------
NET LOSS                         (1,202,137)        (1,160,582)        ($3,826,230)             ($1,192,542)
---------------------------------------------------------------------------------------------------------------------
LOSS PER SHARE (3)                  ($1.48)             ($2.85)             ($8.04)                  ($3.38)
---------------------------------------------------------------------------------------------------------------------
WEIGHTED                            810,979            407,837             475,933                  352,368
AVERAGE NUMBER

OF COMMON
SHARES
OUTSTANDING
DURING THE PERIOD
=====================================================================================================================

                                  RISK FACTORS

      An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this offering, including the information contained in the Financial Statements herein.


      1. Going Concern Report of Accountants. As a result of the Company's current financial conditions, the Company's certified public accountants have modified their report on the Company's financial statements for the year ended December 31, 1995. The Company incurred net losses for the years ended December 31, 1995 and 1994 of $3,826,230 and $1,192,542, respectively. The Company's working capital deficit at December 31, 1995 was $257,866. The Company intends to pursue additional equity financing as a vehicle for financing future operations and the continuation of the Company as a going concern is dependent on these plans. These factors raise a substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will not continue to incur net losses in the future. See "Management's Discussion And Analysis of Financial Condition And Results Of Operations," "Business," and "Certain Transactions".

      2. Dependence Upon Key Personnel. The success of the Company is highly dependent upon the continued services of Robert Sipper, the Company's President, and Alfred Sipper, the President of the Company's wholly owned subsidiary, Mootch & Muck, Inc. The loss of the services from such individuals could have a material adverse effect upon the business of the Company and its relationships with its customers. The Company has entered into an employment agreement with Robert Sipper and Mootch & Muck, Inc. has entered into an employment agreement with Alfred Sipper. However, if the employment by the Company of either Robert Sipper or by Mootch & Muck of Alfred Sipper is terminated, or if they are unable to perform their duties, the Company may be negatively affected. The Company has no key man life insurance on the lives of Robert Sipper or Alfred Sipper. There can be no assurances that the Company will be able to replace either Robert Sipper or Alfred Sipper in the event that their services become unavailable. The Company has been advised that neither Robert Sipper nor Alfred Sipper currently intends to devote significantly less time to the Company's affairs after the Effective Date of this offering. See "Management."


      3. M&M's Dependence Upon Suppliers. As a distributor of many different beverages, M&M does not distribute any single dominant brand, although at present sparkling and spring water account for approximately 50% of M&M's sales. M&M has exclusive distribution contracts with all of its significant suppliers (except for Poland Spring with whom no contract exists). Such contracts grant the suppliers the ability to terminate M&M as a distributor of their products based upon a failure by M&M to meet certain annual sales quotas and for non payment of invoices for delivered goods. Therefore, M&M could in a relatively short period of time experience the loss of one or more significant suppliers. M&M's ability to compete with other distributors is dependent upon its ability to attract and retain competitive lines of beverages on favorable financial terms. The loss of any significant line of beverages, or any combination of lines, or any changes in payment terms required by such manufacturers, could have a material adverse effect on M&M, and therefore, on the Company. The Company is not aware of any beverage lines planning to cancel or terminate its contract relationship with the Company. Although the Company believes that M&M can obtain other product suppliers to replace the loss of its current lines, there can be no assurance that such beverages will be as marketable or that they can be obtained by the Company on similar payment terms.

      4. Governmental Regulation. The distribution and sale of the Company's products are subject to the U.S. Food, Drug and Cosmetic Act, and various other federal, state and local laws governing the production, sale, safety, advertising, labeling and ingredients of such products and the regulations promulgated thereunder by the United States Food and Drug Administration and other regulatory agencies. Although the Company believes it and its distributors and sub-distributors are in compliance with all material federal, state, and local governmental laws and regulations concerning the production, distribution and sale of the Company's products, there can be no assurance that the Company and its distributors and sub-distributors will be able to comply with such regulations in the future or that new governmental regulations will be introduced which would prevent or temporarily inhibit the sale of the Company's products to consumers. The Company is not aware of any pending legislation or regulation with which, if implemented, the Company would be unable to comply. M&M is required to be licensed as wholesale beer distributor by the United States Bureau of Alcohol, Tobacco and Firearms and the New York State Liquor Authority. The Company obtained such licenses in March 1995. In addition, each salesperson is required to obtain a solicitors permit from the New York State Liquor Authority. There can be no assurance that M&M will be successful in maintaining such licenses and permits, that M&M will be able to comply with applicable regulations in the future, or that individual employees will be successful in maintaining necessary licenses and permits.

      5. Seasonality of Beverage Business. Historically, the beverage industry in the New York metropolitan area experiences significantly higher demand for its products during the second and third quarters of the year. As a result, the Company receives in excess of 60% of its revenue during this period. Large variances in cash flow may make it more difficult at certain times to meet the

Company's fixed expenses in a timely manner which could have a material adverse effect on the Company's relationships with its suppliers, and negatively impact upon the Company's business.

      6. Competition in Distribution Industry. The soft drink, beer and malt beverage distribution industry in the metropolitan New York area is highly competitive and includes several companies which are well-established and better financed than M&M, including Coca Cola of New York, Inc., Pepsi of New York, Inc., Canada Dry Bottling Co. of New York, Inc., Phoenix Beverages and Mr. Natural (Snapple), Inc., as well as Anheuser-Busch, Inc.,

Manhattan Beer, Inc., and Prospect Beer Distributors, Inc. M&M currently competes, and following the acquisition of SB&S assets will compete, against other distributors which distribute products which have achieved significant national, regional and local brand name recognition and consumer loyalty. The distributors of such product and of many lesser known products have significantly greater financial, marketing, personnel and other resources than the Company allowing such competitors to implement costly advertising and promotional programs. There can be no assurance that the Company will be able to complete successfully against such companies.

      7. Risks Involved in the Beverage Industry. The Company's business is subject to all of the risks generally associated with the retail beverage industry. These risks include, among other things, (i) that sales of retail beverages are often seasonal, experiencing higher sales in warm weather months and lower sales at other times of the year, (ii) that a food product may be banned or its use limited or declared unhealthful, (iii) that product tampering may occur which may require a recall of the product by the Company or (iv) that sales of the product may decline due to perceived health concerns, changes in consumer tastes or other reasons beyond the control of the Company.

      8. Evolving Consumer Preferences. As in the case with other companies marketing beverages, the Company is subject to evolving consumer preferences and nutritional and health-related concerns. The Company's SunSprings(TM) product line is dependent upon the public interest in beverages which are "natural," and are generally perceived as "healthful." A significant shift in consumer demand for such products would have a material adverse effect on the Company's business. While the Company believes that the trend away from alcohol toward non-alcoholic substitute beverages increases the attractiveness of its products to consumers, there can be no assurance that this will remain the case in the future. See "Business--Products" and "--Competition."

      9. Potential Product Liability. The Company faces substantial potential liability in connection with the sale and consumption of its beverages. The Company has purchased product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate. In addition, the Company has a $3,000,000 umbrella liability policy. The Company believes that its present insurance coverage is sufficient for its current level of business operations although there is no assurance that the present level of coverage will be available in the future or at a reasonable cost. Further, there can be no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to the Company in the future. A partially or completely uninsured successful claim against the Company or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company. See "Business--Product Liability Insurance."

      10. Dependence on Distributors and Brokers. The Company's success in marketing and selling the SunSprings(TM) and Taste of Jamaica(R) beverages is dependent upon the establishment of a strong distribution network. Although the Company currently distributes such products through Mootch & Muck, Inc., its wholly owned subsidiary ("M&M"), there can be no assurances that the Company will be able to enter into other distribution or broker agreements, or that it will be able to do so on terms that are favorable to the Company and will permit it to operate profitably. The inability to enter into such agreements, on favorable terms, may inhibit the Company's ability to implement its business plan or to establish markets necessary to successfully develop its products. See "Business--Distribution."

      11. Potential Adverse Effect of Sales by Selling Securityholder. At such times as the Selling Securityholder effect sales of the securities held thereby such sales may have an adverse effect on the market price of the Company's Series C Preferred Stock, Common Stock and Series C Warrants. The sales of the shares by the Selling Securityholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, previously negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholder in connection with sales of such securities. Such sales may have an adverse effect on the market price of the Company's securities. See "Selling Securityholders."

      12. Anti-Takeover Provision. The Company is subject to a Delaware statute regulating business combinations that may also hinder or delay a change in control of the Company. Also, pursuant to the Certificate of Incorporation, the Board of Directors of the Company may from time to time authorize the issuance of shares of preferred stock, in one or more series having such preferences, rights and other provisions as the Board of Directors may fix in providing for the issuance of such series. Any issuances of shares of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the holders of the Company's Common Stock and the market for same.

      13. Dividends. The holders of the Series C Preferred stock are entitled to a 10% annual cumulative dividend which is payable on the first day of January.

Such dividend is based on a liquidation price of $5.00 per share. Each of such shares is entitled to an annual dividend of $.50. Based upon such number of shares outstanding, the Company's total annual dividend obligation will be approximately $1,101,112. The Company may pay such dividend in cash or in shares of Common Stock having a Fair Market Value equal to the dividend amount. The Company has paid such dividends, when they became due, in shares of its Common Stock. In the event that the Company is unable to make dividend payments in cash or in shares of Common Stock, such rights to dividends will be accrued until the date on which the Company may make lawful dividend payments. The Company has not paid any cash dividends since its incorporation and anticipates that, for the foreseeable future, earnings if any, will be retained for use in the Company's businesses and will continue to be used to fund its operations. See "Dividends", "Description of Securities - Series C Preferred Stock" and "Market for the Company' Securities."

      14. Unit Purchase Option. In connection with its IPO, the Company sold to the underwriters thereof, for nominal consideration, warrants to purchase an aggregate of 50,000 IPO Units (the "IPO Unit Purchase Option"). The IPO Unit Purchase Option will be exercisable until January 28, 1998 at an exercise price of $15.00 per IPO Unit, subject to certain adjustments. The holders of the IPO Unit Purchase Option and the Unit Purchase Option will have the opportunity to profit from a rise in the market price of the IPO Units, Warrants and/or the Common Stock, and the Preferred Stock Units, Series C Preferred Stock and Series C Warrants, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the IPO Unit Purchase Option or Unit Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the IPO Unit Purchase Option or the Unit Purchase Option.

      In May of 1995, in connection with the Company's offering of Preferred Stock Units (the "Preferred Stock Units"), the Company sold to I.A. Rabinowitz & Co. and VTR Capital, Inc. (collectively the "Underwriters"), for an aggregate purchase price of $40 an option (the "Unit Purchase Option") to purchase up to an aggregate of 40,000 Preferred Stock Units. Each Unit consists of one share of Series C Convertible Preferred Stock and two Series C Redeemable Preferred Stock Purchase Warrants. The Unit Purchase Option is exercisable for a four-year period commencing on May 15, 1996 at an exercise price of $6.00 per unit. The Unit Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriters until May 15, 1996, except to officers or partners of the underwriters.

      15. Rule 144 Sales; Future Sales of Common Stock. The Company's outstanding unregistered Common Stock, may be deemed "restricted securities" as that term is defined by Rule 144 of the Securities Act and, in the future, may be sold in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of two (2) years may, every three (3) months, sell in brokerage transactions an amount that does not exceed the greater of (i) 1% of the outstanding number of shares of a particular class of such securities or (ii) the average weekly trading volume of trading in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. A person who is not an affiliate of the Company who beneficially owns restricted securities and who has held such securities for at least two (2) years is also subject to the foregoing volume limitations but may, after the expiration of three (3) years, sell such securities without limitation pursuant to Rule 144(k). Possible or actual sales of the Company's outstanding Common Stock by certain of the present Securityholders under Rule 144 may, in the future, have an adverse effect on the market price of the Company's Common Stock should a public trading market develop for such shares.

      16. No Assurance of Public Trading Market or Qualification for Continued NASDAQ Inclusion. There can be no assurance that a trading market for the Company's securities will be sustained. Generally, for continued listing on NASDAQ, a company, among other things, must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. On January 11, 1995, the Company received a letter from The NASDAQ Stock Market, Inc. informing the Company that the shares of the Company's Common Stock have failed to maintain a closing bid price greater than or equal to $1.00. NASDAQ advised the Company that to be eligible for continued listing the Company's shares of Common Stock must maintain a minimum bid price of $1.00 or, as an alternative, if the bid price is less than $1.00, maintain capital and surplus of $2,000,000 and a market value of public float of $1,000,000. The Company was provided with ninety days within which it must regain compliance. If for at least ten consecutive trading days (i) the Company's Common Stock reports a closing bid price of $1.00 or greater or (ii) the Company's capital and surplus equals or exceeds $2,000,000 and the market value of the public float equals or exceeds $1,000,000, then the Company will be deemed to comply with the NASDAQ listing requirements. If the Company is unable to satisfy the requirements for continued quotation on NASDAQ, trading, if any, in the Company's Units, Common Stock and Warrants would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's securities.

      17. "Penny Stock" Regulations. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Company's securities are removed from NASDAQ, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the offering to sell the Company's securities in the secondary market.

                                 DIVIDEND POLICY


      The Company has not paid and does not anticipate paying any cash dividends in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business. Pursuant to the terms of the Company's Series C Preferred Stock, the Company is obligated to pay an annual cumulative dividend of 10% of the liquidation value of the Series C Preferred Stock ($5.00 per share), or $.50 per share. The Company may, in its discretion, elect to pay dividends on the Series C Preferred Stock in shares of Common Stock having a Fair Market Value equal to the dividend amount. The Company has paid such dividends, when they became due, in shares of its Common Stock. Under Delaware corporate law, the Company may pay dividends either (i) out of its capital surplus (paid in capital less the aggregate par value of the shares of capital stock outstanding) or (ii) in the event that there shall be no such capital surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the dividend is to be paid in shares of Common Stock, the directors shall, by resolution direct that there be designated an amount as capital which is not less than the aggregate par value of the shares of Common Stock being declared as a dividend. In the event that the Company has no capital surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, then the Company shall be prohibited from paying dividends for such fiscal year. However, such unpaid dividends shall be accrued until the Company may lawfully pay dividends. See "Risk Factors," "Description of Securities."

BEV-TYME, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The following discussion of the Company's financial condition and results of operations includes Bev-Tyme, Inc. and its subsidiaries [collectively, the "Company"].

Business Structure

Bev-Tyme, Inc. ["Bev-Tyme"], is engaged in the business of developing and marketing beverage products and is also engaged in the business of distributing and selling beverage and snack products to grocery stores, supermarket chains, restaurants and corporate cafeterias. In 1995, the Company also commenced distributing beer and other malt beverages. Because of increased competition in the "New Age" beverage market and continuing operating losses related to the sale of its SunSprings(TM) beverage products, the Company increased its focus on its beverage and snack food distribution.

In June 1995, the Company purchased the net assets of SB&S, another beverage distributor, which will increase its current customer distribution base, territory and enable the Company to commence distribution of beer and other malt beverages. The Company acquired the net assets of SB&S for $500,000 in cash, 20,000 shares of the Company's common stock valued at $31,250 and options to purchase 7,500 shares of the Company's common stock.

As a result of the Company's recurring losses from operations, the Company's auditors believed there was substantial doubt about the Company's ability to continue as a going concern at December 31, 1995 and issued a going concern qualification to their report dated March 21, 1996.

Six months ended June 30, 1996 compared with the six months ended June 30, 1995

Results of Operations

For the six months ended June 30, 1996, the Company had a loss from operations of $1,174,154 and a net loss of $1,202,137 as compared to a loss from operations of $1,138,285 and a net loss of approximately $1,160,582 for the six months ended June 30, 1995. The primary reason for the increase of approximately $41,555 in net loss is the increase in expenses over the period.


For the six months ended June 30, 1996 and 1995,  the  Company's  net sales were

$7,421,705 and $5,598,323, respectively. This represents an improvement of approximately $1,800,000 or 32%. This improvement is primarily the result of increased volume resulting from an increase in the Company's customer base and to a smaller degree new products available for sale.


For the six months ended June 30, 1996, the Company's gross profit was $1,556,659 or 21% as compared to $1,072,477 or 19% in 1995. The change in the gross profit percentage was attributable to a change in the Company's product mix, primarily resulting from the beers and malt beverages. The Company intends to de-emphasize the sale of common beer and increase the focus on the sale of imported and microbrewed beers. Additionally, the Company liquidated a large amount of its "closeout" products in 1995 and does not anticipate a large amount of closeouts in 1996.

Selling, advertising and promotion expense for the six months ended June 30, 1996 and 1995 amounted to $568,302 and $534,025, respectively, and primarily consisted of salesmen's salaries, commissions and related expenses of the companies' distribution sales force.

BEV-TYME, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Six months ended June 30, 1996 compared with the six months ended June 30, 1995

Results of Operations [Continued]


General and administrative expenses for the six months ended June 30, 1996 were $1,256,406 or 17% of net sales as compared to $1,118,487 or 20% of net sales in 1995. The Company incurred amortization of consulting costs for the six months ended June 30,1996 of approximately $700,000. This is the result of the Company compensating consultants with stock and options instead of cash payments. As of June 30, 1996, the unamortized balance resulting from all options and shares granted for services is approximately $2,000,000. This will be amortized in future periods and will reduce the net income of the Company.



The change in the elements of revenues and expenses reflect the Company's shift to primarily focusing on the distribution of beverage products rather than the manufacturing and marketing of its SunSprings(TM) products. Subsequent to June 30, 1996, the Company commenced a drastic cutback program of operating expenses that should improve the results of operations in future periods.




Because of the Company's severe cash shortages and numerous unsuccessful attempts at finding traditional debt financing, the Company entered into bridge financing which resulted in a total non-cash financing cost $386,650 in 1995. This represented the fair value assigned to the Bridge Units issued upon conversion of the Convertible Bridge Notes. The effective annual interest rate on these Bridge Loans was approximately 300%.

Interest expense relates primarily to commercial loans on the transportation equipment.

Liquidity and Capital Resources

For the six months ended June 30, 1996, the Company utilized approximately $1,860,000 in operating activities. This utilization was primarily attributable to the net loss of approximately $1,200,000 and the decrease in liabilities of approximately $1,000,000.

The Company utilized approximately $292,000 from net investing activities for the six months ended June 30, 1996. This was primarily attributable to the acquisition of the net assets of Riverosa for approximately $150,000, as well as the purchase of capital equipment of approximately $167,000.

The Company generated approximately $2,147,000 from net financing activities for the six months ended June 30, 1996. This was primarily attributable to the sale of common stock for $45,200 and the exercise of Series C Preferred Stock Options for $1,300,000 and the collection of the stock subscription for $1,050,000 on the Series C Preferred Stock Options exercised in 1995.

At June 30, 1996, the Company had a working capital surplus of approximately $76,416 reflecting primarily the excess cash, accounts receivable and inventory over accounts payable and accrued expenses. The Company's cash balance at June 30, 1996 was $149,224.

For the six months ended June 30, 1995, the Company utilized approximately $(351,000) in operating activities, utilized approximately $(688,000) in investing activities and generated approximately $1,403,000 in net financing activities.

BEV-TYME, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Six months ended June 30, 1996 compared with the six months ended June 30, 1995

Liquidity and Capital Resources [Continued]


In November and  December  1994,  the Company  borrowed an aggregate of $200,000 from certain lenders [the "Bridge Lenders"]. In exchange for making loans to the Company, each Bridge Lender received two [2] promissory notes [the "Bridge Notes"]. Certain Bridge Notes are in the aggregate principal amount of $180,000 [the "Principal Bridge Notes"] and the other Bridge Notes are in the aggregate principal amount equal to $20,000 [the "Convertible Bridge Notes"]. Each of the Bridge Notes bears interest at the rate of eight percent [8%] per annum. The Principal Bridge Notes were due and payable upon the earlier of (i) June 15, 1995, or (ii) the closing of the Offering. The Convertible Bridge Notes are due and payable on December 1, 1995. In addition, each Bridge Lender had the right to convert a Convertible Bridge Note into a number of units ["Bridge Units"] equal to the total dollar amount loaned to the Company by such Bridge Lender; provided, however, that one Bridge Lender may convert its Convertible Bridge
Note into the total dollar amount loaned to the Company plus an additional 50,000 Bridge Units because such Bridge Lender surrendered 100,000 warrants exercisable for 100,000 shares of Common Stock. In February 1995, the Bridge Lenders converted the Convertible Bridge Notes into an aggregate of 250,000 Bridge Units at a conversion price of $.10 per Bridge Unit. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. The conversion price to the Bridge Lenders is significantly less than the offering price of the Units offered hereby because if the proposed public offering is unsuccessful, there is the risk for the Bridge Lenders of the Company's ability of repayment of the Bridge Loans. Further, the Company agreed to register such Bridge Units in the first registration statement filed by the Company following the date of the loan. The bridge notes were repaid on May 23, 1995, the close of the Public Offering.


On May 15, 1995, the Company completed a secondary public offering for sale 460,000 units, each consisting of one share of Series C Convertible Preferred Stock, par value $.0001 per share and two Series C Redeemable Preferred Stock purchase warrants. Each share of Series C Preferred Stock is convertible at the option of the holder, at any time after May 15, 1996, into 18 shares of the Company's common stock. The Series C Warrants entitle the holder to purchase one share of Series C Preferred Stock at an exercise price of $6.00 per share through May 15, 2000 and may be redeemed by the Company under certain conditions. To date, none of the Preferred Stock Warrants have been exercised or redeemed. The Company realized net proceeds of $1,688,787 after deducting, the underwriters discount and other costs of the offering.

In May 1995, the Company granted 525,000 Series C Preferred Stock Options to directors, officers and employees of the Company at an exercise price of $2.00 per share and, accordingly, recorded an expense of $1,076,250. In October 1995, 525,000 Series C Preferred Stock Options were exercised and the Company recorded a stock subscription receivable of $1,050,000, which was paid in January and February of 1996.

In November 1995, the Company issued to the directors of the Company options to purchase an aggregate of 300,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share. None of such options have been exercised.

In February 1996, the Company engaged a consultant to assist the Company in connection with acquisitions, divestitures, joint ventures and other strategic business initiatives. In exchange for services to be performed by the consultant, the Company issued options to purchase an aggregate of 300,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share.

BEV-TYME, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Six months ended June 30, 1996 compared with the six months ended June 30, 1995

Liquidity and Capital Resources [Continued]

On March 29, 1996, the Company acquired 500,000 shares of convertible Class A Preferred Stock and 7,000,000 shares of non-convertible Class B Preferred Stock of Perry's Majestic Beer, Inc. ["Perry's"] [valued at $2,000,000] in exchange for 400,000 shares of the Company's Series C Preferred Stock and $150,000. The 400,000 shares of Series C Preferred are presented as treasury stock. Each share of Class A Preferred Stock may be convertible by the Company into one [1] share of Common Stock. Each share of Class A Preferred Stock and Class B Preferred Stock has attached to it the right to vote on all matters submitted to the Company. The purpose of this investment was to acquire a controlling interest in a micro brewery which would allow the Company to produce and distribute a beer product. Management believes that the increased revenues from this brewery, along with an anticipated 30% gross profit on the beer sales will reduce the Company's operating loses and cash flows. In August of 1996, Perry's filed a registration statement for 583,335 shares of common stock and in August of 1996 Perry's realized net proceeds of approximately $2,548,009.

Also on March 29, 1996, Perry's entered into an agreement to acquire all of the stock of Riverosa Company, Inc. for $250,000 of which $150,000 in cash was put into escrow as of March 31, 1996 and a note payable was issued for $100,000. The note was payable with interest of 8% and was paid at the closing of Perry's initial public offering.

In March of 1996, 150,000 Series C Preferred Options were exercised at $2.00 per share whereby the Company received proceeds of $300,000.


In August 1996, the Company issued to certain officers, directors and employees options to purchase an aggregate of 630,000 shares of Series C Preferred Stock at an exercise price of $1.00 per share and 700,000 shares of common stock at an exercise price of $.25 per share for services to be rendered in 1997. None of such options have been exercised. A deferred compensation cost for the excess of the fair value of the shares over the exercise price will be recorded in the period ended September 30, 1996. This could have a significant negative impact on the net income of the Company.


The  Company  intends  to pursue  outside  financing  as a  vehicle  to meet its short-term working capital requirements. This pursuit may include loan negotiations with lending institutions and negotiations with receivable factors for the financing of the Company's accounts receivable. The Company has not established any sources of financing and has no lines of credit available. The Company's cash requirements have been and will continue to be significant. The Company anticipates, based on its current plans to expand its distribution business. In the event that these plans change or costs of operations prove greater than anticipated, the Company could be required to modify its operations or seek additional financing sooner than anticipated. However, there can be no assurance that additional financing will be available to the Company. The absence of such additional financing or the lack of availability of funds on terms favorable to the Company could have a material adverse effect on the business and operations of the Company. Due to the low current fair market value of the shares of common stock, it most likely will be difficult for the Company to attract purchasers of such shares.

The Company's long-term liquidity requirements may be significant in order to continue to implement its business plan, expand its product base and establish a distribution network. In the event that those plans change, or the costs or development of operations prove greater than anticipated, the Company could be required to modify its operations, liquidate inventory or seek additional financing. The Company has no current arrangements with respect to such additional financing, and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company.

BEV-TYME, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Six months ended June 30, 1996 compared with the six months ended June 30, 1995

New Authoritative Accounting Pronouncements

The FASB has also issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which the Company adopted on January 1, 1995. SFAS No. 115 requires management to classify its investments in debt and equity securities as trading, held-to-maturity, and/or available-for-sale at the time of purchase and to reevaluate such determination at each balance sheet date. The Company does not anticipate that it will have many investments that will qualify as trading or held-to-maturity investments. Debt securities for which the Company does not have the intent or ability to hold to maturity will be classified as available-for-sale, along with most investments in equity securities. Securities available-for-sale are to be carried at fair vale, with any unrealized holding gains and losses, net of tax, reported in a separate component of shareholders' equity until realized.


The Financial  Accounting Standards Board ["FASB"] issued Statement of Financial

Accounting Standards ["SFAS"] No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in March of 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 on January 1, 1996. Adoption of SFAS No. 121 did not have a material impact on the Company's financial statements. In the future, if the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recognized.


The FASB has also issued SFAS No. 123 "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of recognition for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The Company adopted the disclosure requirements on January 1, 1996. SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounting for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.

Impact of Inflation


The Company does not believe that inflation has had a material adverse effect on sales or income during the past periods. Increases in supplies or other operating costs could adversely affect the Company's operations; however, the Company believes it could increase prices to offset increases in costs of goods sold or other operating costs.

BEV-TYME, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Year ended December 31, 1995 compared with the year ended December 31, 1994

Results of Operations


For the year ended December 31, 1995, the Company had a loss from operations of $3,775,882 and a net loss of $3,826,230 [$.90 per share], as compared to a loss from operations of $1,157,297 and a net loss of $1,192,542 [$.34 per share] for the year ended December 31, 1994. The primary reason for the increase of approximately $1,600,000 in net loss is the compensation expense in 1995 of approximately $1,200,000 resulting from the issuance of the Company's common and preferred stock and the Company's reduced gross profit of approximately $300,000.

The change in the elements of revenues and expenses reflect the Company's shift to primarily focusing on the distribution of beverage products rather than the manufacturing and marketing of its SunSprings(TM) products.

For the year ended December 31, 1995, the Company's gross profit was $1,756,430 or 14% as compared to $2,043,291 or 21% in 1994. The change in the gross profit percentage was attributable to a change in the Company's product mix, primarily resulting from the beers and malt beverages. The Company intends to de-emphasize the sale of common beer and increase the focus on the sale of imported and microbrewed beers. Additionally, the Company liquidated a large amount of its "closeout" products in 1995 and does not anticipate a large amount of closeouts in 1996.

Selling, advertising and promotion expense for 1995 and 1994 amounted to $1,128,782 and $913,762, respectively, and primarily consisted of salesmen's salaries, commissions and related expenses of the companies' distribution sales force.

General and administrative expenses in 1995 were $2,405,738 or 19% of net sales as compared to $1,773,076 or 18% of net sales in 1994. General and administrative expenses in 1995 included compensation and related payroll taxes of approximately $900,000, rent and related office expenses of $250,000 and insurance expense of approximately $260,000. General and administrative expenses in 1994 included compensation and related payroll taxes of approximately $492,600 [which included $269,000 of compensation related to stock options recorded in the first quarter of 1994 offset by an adjustment of 340,000 due to the relinquishment of these options], rent and related office expenses of approximately $824,800 and insurance expense of approximately $303,300.

Because of the Company's severe cash shortages and numerous unsuccessful attempts at finding traditional debt financing, the Company entered into bridge financing which resulted in a total non-cash financing cost of $580,000
[$193,350 in 1994 and $386,650 in 1995]. This represented the fair value assigned to the Bridge Units issued upon conversion of the Convertible Bridge Notes. The effective annual interest rate on these Bridge Loans was approximately 300%.

Interest expense relates primarily to commercial loans on the transportation equipment.

BEV-TYME, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Liquidity and Capital Resources

For the year ended December 31, 1995, the Company utilized approximately $715,000 in operating activities. This utilization was primarily attributable to the net loss of approximately $3,800,000 as adjusted for non-cash transactions of approximately $2,100,000.

The Company utilized approximately $800,000 from net investing activities during 1995. This was primarily attributable to the acquisition of the net assets of SB&S for approximately $526,000 and acquisition of equipment for approximately $250,000.

The Company generated $1,581,219 from net financing activities during 1995. This was primarily attributable to the net proceeds of $1,688,787 from the Series C Preferred Stock Offering.

At December 31, 1995, the Company had a working capital deficit of approximately $260,000 reflecting primarily the excess of accounts payable, accrued expenses over cash, accounts receivable and inventory. The Company's cash balance at December 31, 1995 was $153,714.

For the year ended December 31, 1994, the Company utilized $1,176,523 in operating activities, utilized $149,062 in investing activities and generated $664,480 in net financing activities. The Company generated $416,503 from financing activities during the first quarter 1994. This was attributable primarily to the net proceeds of approximately $375,000 from the Company's issuance of warrants. The Company also raised an additional $12,890 through the exercise of bridge units and $118,171 from the proceeds from sale of its common stock. This represented a decrease of $661,105 in cash and cash equivalents since December 31, 1993. The funds utilized in operating activities were attributable primarily to the $1,192,542 net loss for the period.


In November and December 1994, the Company borrowed an aggregate of $200,000 from certain lenders [the "Bridge Lenders"]. In exchange for making loans to the Company, each Bridge Lender received two [2] promissory notes [the "Bridge Notes"]. Certain Bridge Notes are in the aggregate principal amount of $180,000 [the "Principal Bridge Notes"] and the other Bridge Notes are in the aggregate principal amount equal to $20,000 [the "Convertible Bridge Notes"]. Each of the Bridge Notes bears interest at the rate of eight percent [8%] per annum. The Principal Bridge Notes were due and payable upon the earlier of (i) June 15, 1995, or (ii) the closing of the Offering. The Convertible Bridge Notes are due and payable on December 1, 1995. In addition, each Bridge Lender had the right to convert a Convertible Bridge Note into a number of units ["Bridge Units"] equal to the total dollar amount loaned to the Company by such Bridge Lender; provided, however, that one Bridge Lender may convert its Convertible Bridge
Note into the total dollar amount loaned to the Company plus an additional 50,000 Bridge Units because such Bridge Lender surrendered 100,000 warrants exercisable for 100,000 shares of Common Stock. In February 1995, the Bridge

Lenders converted the Convertible Bridge Notes into an aggregate of 250,000 Bridge Units at a conversion price of $.10 per Bridge Unit. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. The conversion price to the Bridge Lenders is significantly less than the offering price of the Units offered hereby because if the proposed public offering is unsuccessful, there is the risk for the Bridge Lenders of the Company's ability of repayment of the Bridge Loans. Further, the Company agreed to register such Bridge Units in the first registration statement filed by the Company following the date of the loan. The bridge notes were repaid on May 23, 1995, the close of the Public Offering.

BEV-TYME, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Year ended December 31, 1995 compared with the year ended December 31, 1994

Liquidity and Capital Resources [Continued]

On May 15, 1995, the Company completed a secondary public offering for sale 460,000 units, each consisting of one share of Series C Convertible Preferred Stock, par value $.0001 per share and two Series C Redeemable Preferred Stock purchase warrants. Each share of Series C Preferred Stock is convertible at the option of the holder, at any time after May 15, 1996, into 1.8 shares of the Company's common stock. The Series C Warrants entitle the holder to purchase one share of Series C Preferred Stock at an exercise price of $6.00 per share through May 15, 2000 and may be redeemed by the Company under certain conditions. To date, none of the Preferred Stock Warrants have been exercised or redeemed. The Company realized net proceeds of $1,688,787 after deducting, the underwriters discount and other costs of the offering.

In May 1995, the Company granted 525,000 Series C Preferred Stock Options to directors, officers and employees of the Company at an exercise price of $2.00 per share and, accordingly, recorded an expense of $1,076,250. In October 1995, 525,000 Series C Preferred Stock Options were exercised and the Company recorded a stock subscription receivable of $1,050,000, which was paid in January and February of 1996.

In November 1995, the Company issued to the directors of the Company options to purchase an aggregate of 300,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share. None of such options have been exercised.

In February 1996, the Company engaged a consultant to assist the Company in connection with acquisitions, divestitures, joint ventures and other strategic business initiatives. In exchange for services to be performed by the consultant, the Company issued options to purchase an aggregate of 300,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share.

The Company intends to pursue outside financing as a vehicle to meet its short-term working capital requirements. This pursuit may include loan negotiations with lending institutions and negotiations with receivable factors for the financing of the Company's accounts receivable. The Company has not established any sources of financing and has no lines of credit available. The Company's cash requirements have been and will continue to be significant. The Company anticipates, based on its current plans to expand its distribution business. In the event that these plans change or costs of operations prove greater than anticipated, the Company could be required to modify its operations or seek additional financing sooner than anticipated. However, there can be no assurance that additional financing will be available to the Company. The absence of such additional financing or the lack of availability of funds on terms favorable to the Company could have a material adverse effect on the business and operations of the Company. Due to the low current fair market value of the shares of common stock, it most likely will be difficult for the Company to attract purchasers of such shares.

The Company's long-term liquidity requirements may be significant in order to continue to implement its business plan, expand its product base and establish a distribution network. In the event that those plans change, or the costs or development of operations prove greater than anticipated, the Company could be required to modify its operations, liquidate inventory or seek additional financing. The Company has no current arrangements with respect to such additional financing, and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company.

BEV-TYME, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Year ended December 31, 1995 compared with the year ended December 31, 1994

New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ["FASB"] has issued Statement of Financial Accounting Standards ["SFAS"] No. 107, "Disclosure about Fair Value of Financial Instruments," which is effective for fiscal years beginning after December 15, 1995. The Company will adopt SFAS No. 107, as amended by FAS No. 119, "Disclosure About Derivative Financial Instruments in Debt and Equity Securities," on January 1, 1996. Adoption of SFAS No. 107 and SFAS No. 119 is not expected to have a material impact on the Company's financial position or results of operations.

The FASB has also issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which the Company adopted on January 1, 1995. SFAS No. 115 requires management to classify its investments in debt and equity securities as trading, held-to-maturity, and/or available-for-sale at the time of purchase and to reevaluate such determination at each balance sheet date. The Company does not anticipate that it will have many investments that will qualify as trading or held-to-maturity investments. Debt securities for which the Company does not have the intent or ability to hold to maturity will be classified as available-for-sale, along with most investments in equity securities. Securities available-for-sale are to be carried at fair vale, with any unrealized holding gains and losses, net of tax, reported in a separate component of shareholders' equity until realized.

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in March of 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, Accounting for Stock-Based Compensation, in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic value based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, Accounting for Stock Issued to Employees. The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial statement note disclosure purposes in any event. The accounting requirements of SFAS No. 123, are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

Impact of Inflation


The Company does not believe that inflation has had a material adverse effect on sales or income during the past periods. Increases in supplies or other operating costs could adversely affect the Company's operations; however, the Company believes it could increase prices to offset increases in costs of goods sold or other operating costs.

                                    BUSINESS

General

      New Day Beverage, Inc. (the "Company") was incorporated in the State of

Delaware on August 6, 1992 and changed its name to Bev-Tyme, Inc. on January 11, 1996. The Company and its wholly owned subsidiaries are engaged in the business of developing, marketing and distributing spring and carbonated water, soft drinks and "New Age" beverages. In 1995, the Company also commenced distributing beer and other malt beverages. Initially, the Company commenced its operations by creating and marketing a line of "New Age" beverage products under the trademark "Sunsprings." Because of increased competition in the "New Age" beverage market and continuing operating losses in the sale of its SunSprings(TM) beverage products, the Company has increased its focus on the distribution business by acquiring Mootch & Muck, Inc. ("M&M"), a beverage distributor. The Company then added "Taste of Jamaica", a Jamaican style soda. Currently, the Company's principal activity is the distribution of beverage products through M&M, its wholly owned subsidiary. See "Certain Transactions."

      As of November 18, 1994, M&M entered into an Asset Purchase Agreement with Sclafani Beer and Soda Distributors, Inc., a distributor of non-alcoholic drinks, as well as beer and other malt beverages in the New York City boroughs of Brooklyn and Queens ("SB&S"), pursuant to which M&M purchased in June, 1995, substantially all of the assets of the SB&S business. M&M paid $500,000 in cash, 200,000 shares of Common Stock and issued options to purchase 75,000 shares of the Company's Common Stock (collectively the "Purchase Price"). In June, 1995, M&M entered into an employment agreement with John Sclafani, pursuant to which Mr. Sclafani served as Vice President of Beer Sales for M&M. Mr. Sclafani received an annual salary of $90,000. In August, 1995, the Company accepted Mr. Sclafani's resignation.

      On May 15, 1995, the Company completed a secondary public offering pursuant to which the Company sold 460,000 Units ("Preferred Stock Units") to the public at $5.00 per Unit. Each Preferred Stock Unit consisted of one (1) share of Series C Convertible Preferred Stock ("Preferred Stock") and two (2) Series C Preferred Stock Purchase Warrants ("Preferred Stock Purchase Warrants"). Each share of Series C Preferred Stock is convertible at the option of the holder, at any time after May 15, 1996, into 18 shares of the Company's Common Stock, $.0001 par value per share. The Series C Warrants entitle the registered holder thereof to purchase one (1) share of Series C Preferred Stock at an exercise price of $6.00 per share through May 15, 2000 and may be redeemed by the Company under certain conditions. To date, none of the Preferred Stock Warrants have been exercised or redeemed. The Company used a significant portion of the proceeds of the secondary public offering to expand the current business of M&M into the beer and malt beverage distribution business.

      The Company's executive offices are currently located at 134 Morgan Avenue, Brooklyn, New York 11237 and its telephone number is (718) 894-4300. The Company's fiscal year end is

December 31.

Recent Developments


      On October 26, 1995, the Company entered into a letter of intent to acquire Riverosa Company, Inc. ("Riverosa"), a corporation engaged in the sale and marketing of Perry's Majestic Beer, for the sum of $250,000. As part of that understanding, the Company agreed that Riverosa or its successors would enter into a three (3) year employment agreement with Mark Butler, Riverosa's President, at an annual salary of $25,000 year, subject to appropriate increase in the event Riverosa (or it successors) successfully completes an initial public offering of its securities resulting in net proceeds in excess of $2,000,000. The Employment Agreement would also provide for an annual bonus as well as stock options based upon performance. In January 1996, the Company assigned its rights under the letter of intent to Perry's Majestic Beer, Inc., a subsidiary of the Company ("Perry's Majestic"), which entered into a definitive agreement with Riverosa on March 29, 1996, pursuant to which the Company paid the sum of $250,000 to acquire Riverosa. Mark Butler, one of the principal shareholders of Riverosa was appointed to the board of directors of Perry's Majestic on April 1, 1996.

      In March 1996, Perry's Majestic issued to the Company 500,000 shares of its convertible Series A Preferred Stock and 7,000,000 shares of its Series B Preferred Stock for $150,000 and 400,000 shares of the Company's Series C Preferred Stock. As a result of these transactions, the Company holds approximately 75% of the voting stock of Perry's Majestic.

      On July 30, 1996, Perry's Majestic completed a public offering of 345,000 Units, each unit consisting of two (2) shares of Common Stock and one Class A Warrant, and the concurrent offering of securities by certain selling securityholders.

The Beverage Distribution Business

      Since 1977, M&M has been engaged in the business of distributing non-alcoholic beverages items to retail accounts in New York City, primarily in Manhattan. Of the approximately 25 different brands sold by M&M to a variety of retail and wholesale establishments, sparkling and spring water currently account for approximately 60% of sales. M&M has approximately 81 full time employees 26 of which are engaged in sales. See "Management's Discussion and Analysis". M&M distributes a number of products, including the sparkling and spring waters of Poland Spring and Spa Spring. Sales of waters accounted for approximately 60% of M&M's sales. M&M also distributes Cloister Spring Water, Glacier Ridge, Appollinaris Mineral Waster, Boruassa Glacial Water, Cinciano Mineral Water, Glaceau, Loka Mineral Water, Mountain Valley Spring Water, Everfresh Clearfruit and juices, SunSprings Sparkling Water w/Natural Flavor, After The Fall Fruit Juices and Spritzers, Everfresh Fruit Juices and Drinks, Martinelli Apple Juice & Ciders, Jamaican Gold Iced Coffee, Sioux City Iced Tea, Punch & Lemonade, Sioux City Soda, White Rock Seltzer and Soda, Clearly Canadian, Artisian Water,

San Pellegrino, Vittel Spring Water, Clearly Canadian Beverages, China Tea, PEK, Old Tyme Soda and Taste of Jamaica. In addition, M&M distributes some snack products, including Dirty Potato Chips and Roberts American Gourmet Snacks. In

June 1995, M&M commenced distributing a number of beers and malt beverage products.

      M & M distributes products in Manhattan, Brooklyn and Queens through a resale sales force consisting of 26 salespeople, including a sales manager and four supervisors. Each salesperson visits his/her accounts once per week. Additionally, M & M sells products in Manhattan, Brooklyn and Queens to other beverage distributors and beer and soda stores. Sales are primarily divided into four divisions: retail, chain stores, food service and distributor sales.

      Retail sales consist of sales to deli's, bodega's, mom & pop retail stores, gourmet stores, tobacco shops, health food stores, and convenience stores. Most beverages that are sold in these stores are kept in refrigerators for sale to retail customers. Approximately 55% of M&M's annual sales are sold to retail sales accounts. Chain store sales consist of sales to food supermarkets, drug store chains and department stores. Approximately 7% of M&M's annual sales are sold to chain store accounts. Food service sales consist of sales to corporate catering, corporate cafeterias, hotels, restaurants, gyms, health clubs and dance studios. Approximately 16% of M&M's annual sales are sold to food service accounts. Distributor sales consist of sales to other distributors. Approximately 19% of M&M's annual sales are sold to other distributors.

      A sales manager oversees all three divisions which are managed by a divisional supervisor. The sales manager and four sales supervisors meet every morning with the sales force and check to ensure they are prepared to properly service M&M customers.

      Orders are taken by the salespeople on a daily basis. Upon receiving the order it is input into a hand held computer. The orders are transmitted telephonically twice a day, directly into a computer at the M & M office, where the invoice is printed. The printed invoices are then sent to the routing department where they are routed for shipping. Each salesperson makes approximately 40 sales calls per day.

      After the orders are routed and manifested for the warehouse, the warehouse manager assigns warehouse employees to pull the products as set forth on the manifests. After the products are pulled it is loaded onto the trucks. All truck drivers are assigned a minimum of one helper on a daily basis.

The Beer Distribution Business

      As a result of the acquisition of substantially all of the assets of SB&S, M&M is currently the exclusive distributor in New York City of a number of beers including Holsten, Perry's Majestic, Wild Goose, La Brasserie Binchoise, La Brasserie Jeanne D'Arc, Brasal Bier, Maccabee and Zambezi. M&M also distributes Budweiser, Coors, Miller High Life and other popular brands. M&M buys the popular brands such as Budweiser, Coors and Miller High Life from authorized distributors and redistributes the product to its retail customers. M&M is not an exclusive distributor of any of such popular brands. M&M competes in the beer distributionbusiness with such distributors as Phoenix Beverages, Budweiser, Coors of New York, Manhattan Beer and Prospect Beer. M&M is a niche brand distributor which also distributes microbrewed beers which is the fastest growing category in the beer industry.

Products

      The Company has developed two distinct product lines, one under its SunSprings(TM) trademark and one under its Taste of Jamaica(R) trademark. The Company has ceased developing and marketing the SunSprings(TM) line of beverages which was a sparkling water beverage with natural fruit and juice flavors.

      In order to expand its product line and respond to consumer preferences, the Company acquired, as of April 1, 1994, the Taste of Jamaica name and product concept from A. Alexander Watson. No other assets or liabilities were acquired from Mr. Watson. As consideration for these assets purchased from Mr. Watson, the Company hired Mr. Watson as its Manager of Marketing and Product Development and entered into a five year employment agreement with him. Under the terms of the Employment Agreement, Mr. Watson is entitled to an annual salary of $20,800 and a commission based upon all sales of Taste of Jamaica(R) products.

Packaging

      Previously, bottles were purchased from major glass manufacturers. However, the Company believes that by switching its products to 20 ounce plastic bottles, it can significantly reduce its bottling cost, while providing its customers with a larger beverage.

      The Company develops and markets products under the Taste of Jamaica(R) label. Taste of Jamaica is a Jamaican style soda produced in six island flavors:
Ginger Beer, Kola Champagne, Pineapple, Cream, Grapefruit and Fruit Punch. The Company's products are distinctively packaged to attract consumer interest and establish a strong identity. The Taste of Jamaica(R) is produced in 20 oz. plastic bottles and has an "island" looking label giving it a friendly, relaxed look.

Production

      The Company owns the rights to all formulas utilized for its Taste of Jamaica products. Consequently, the Company may in the future choose to manufacture its products at different or additional production facilities. Production will be accomplished on a contractual basis utilizing independent bottlers ("packers") including those already providing such services to the Company. The role of bottlers is critical to production of the Company's beverages. The product is produced and bottled, packed in cases, and shipped to distributors by the bottlers. The Company also purchases the various flavors for its products from a third party.

      The Taste of Jamaica products are produced and bottled by Paul's Beverages. Under the agreement with Paul's, the Company pays a flat per case fee and Paul's provides the bottles, closures and labels and bottles the Company's beverages as well. The Company may develop relationships with other bottlers with such other facilities as it may find necessary in the future to produce its products.

Competition

      The Company faces significant competition in the marketing and sale of its Taste of Jamaica products from D & G soda, Old Tyme Soda and Goodo Soda. The Company's beverages compete with other beverages which have achieved significant national, regional and local brand name recognition and consumer loyalty. These products are marketed by companies with significantly greater financial, marketing, distribution, personnel and other resources than the Company, thereby permitting such companies to implement extensive advertising and promotional programs, both generally and in response to efforts by new competitors or products. Further, the beverage industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns.

      M&M faces significant competition from other distributors such as Coca Cola of New York, Pepsi Cola Bottling of New York, Canada Dry Bottling Company of New York, 7 UP and Snapple Beverages, Inc. M&M depends upon its distribution techniques and extensive product line to compete against other distributors. M&M has the ability to provide most types of nonalcoholic and snack products to retail establishments. M&M competes in the beer distribution business with such distributors as Phoenix Beverages, Budweiser, Coors of New York, Manhattan Beer and Prospect Beer. M&M is a niche brand distributor which also distributes microbrewed beers which is the fastest growing category in the beer industry.

Marketing

      The Company is currently focusing its consumer marketing efforts on the single serve cold bottle market. Since specialty food/beverage outlets account for a significant portion of beverage sales, the Company distributes its products through M&M to that category of outlets in New York City, including delicatessens, gourmet shops, grocery stores, discount clubs, vegetable markets, restaurants, convenience outlets, corporate and institutional feeders and "mom and pop" stores.

      As a multibrand distributor, M&M depends upon beverage manufacturers to market their beverages. When possible, M&M participates in promotional programs initiated by beverage producers.

Government Regulation

      The distribution and sale of the Company's products are subject to the U.S. Food, Drug and Cosmetic Act, and various other federal, state and local laws governing the production, sale, safety, advertising, labeling and ingredients of such products and the regulations promulgated thereunder by the United States Food and Drug Administration and other regulatory agencies. Although the Company believes it and its distributors and sub-distributors are in compliance with all material federal, state, and local governmental laws and regulations concerning the production, distribution and sale of the Company's products, there can be no assurance that the Company and its distributors and sub-distributors will be able to comply with such regulations in the future or that new governmental regulations will be introduced which would prevent or temporarily inhibit the sale of the Company's products to consumers. The Company is not aware of any pending legislation or regulation with which, if implemented, the Company would be unable to comply. M&M is required to be licensed as wholesale beer distributor by the United States Bureau of Alcohol, Tobacco and Firearms and the New York State Liquor Authority. The Company obtained such licenses in March 1995. In addition, each salesperson is required to obtain a solicitors permit from the New York State Liquor Authority. There can be no assurance that M&M will be successful in maintaining such licenses and permits, that M&M will be able to comply with applicable regulations in the future, or that individual employees will be successful in maintaining necessary licenses and permits.

Product Liability Insurance

      The Company has purchased product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate. In addition, the Company has a $3,000,000 umbrella liability policy. The Company believes that its present insurance coverage is sufficient for its current level of business operations.

Trademark

      The trademark SunSprings(TM) is the property of the Company. Although such trademark is not registered with the United States Patent and Trademark Office, the Company has the common law right to the use of such trademark on its labels and in the marketing of its products and the Company believes that such trademark does not infringe upon existing trademarks in the United States. On February 8, 1994, The Taste of Jamaica(R) trademark was registered with the United States Patent and Trademark office.

Seasonality

      Historically, the beverage industry in the New York metropolitan area experiences significantly higher demand for its products during the second and third quarters of the year. As a result, the Company receives in excess of 60% of its revenue during this period. Large variances in cash flow may make it more difficult for the Company to meet its fixed expenses in a timely manner. The inability to pay such expenses or a delay in paying such expenses could have a material adverse effect on the Company and its relationships with its suppliers.

Employees

      As of September, 1996, the Company employs 81 employees, 2 of whom are executive officers and are also officers of M&M. One of the executive officers is engaged in marketing, sales and operations and the other is the chief financial officer of the Company. As of January 15, 1996, M&M and the Subsidiaries employed 81 full time employees. None of the Company's employees are represented by a labor organization. The Company believes its relations with its employees are excellent.

Properties

      The Company leases its executive offices and warehouse space from an unaffiliated third party at 134 Morgan Avenue, Brooklyn, New York at an annual base rent of $258,600 per year. The term of such lease expired in February, 1996. The Company is currently leasing the space on a month to month basis with monthly rent of $20,500. The Company also leases on a month to month basis office space at 141 West 41st Street in Manhattan for a monthly rent of $600.



Legal Proceedings

      The Company is not presently a party to any material litigation nor are any such proceedings pending or threatened.

                        DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Prospectus, the names and ages of the directors and executive officers of the Company are set forth below:

Name                                    Age          Position
----                                    ---          --------
Robert Sipper...................        42           Chief Executive Officer,
                                                     President and Director

Hartley T. Bernstein............        44           Director

Alfred Sipper...................        62           Director

Bruce Logan.....................        64           Director

Robert Forst....................        46           Chief Financial Officer

______________


      Robert Sipper has been a director of the Company since November 1993 and Chief Executive Officer and President of the Company since January, 1994. He graduated with a J.D. degree from Vermont Law School in 1978 and entered private practice, He was associated with Dubbs, Leopold, Davis & DePodwin, Attorneys at Law from 1979-1981. He became a partner in the law firm of Leopold & Sipper. Attorneys at Law, from 1981 to March 1989. In March, 1989, Mr. Sipper left the private practice of law and became Chief Operating Officer/Executive Vice President of Mootch & Muck, a position he holds today, which was the master Evian distributor for the Metropolitan New York - New Jersey territory as well as the distributor of many other beverages and selected specialty foods. Mr. Sipper established a subdistributor network for Evian and other products in this territory. In 1990, Mr. Sipper negotiated the sale of Mootch & Muck's Evian Master Distributor Agreement to Canada Dry Bottling Company of New York.

      Hartley T. Bernstein has been a Director since June, 1992 and is a member of the law firm of Bernstein & Wasserman specializing in corporate and securities law. Mr. Bernstein graduated from Columbia University with a B.A. in 1973 and received his J.D. from New York University School of Law in 1976. He was associated with the firm of Parker Chapin Flattau & Klimpl from 1976-1977, served as an Assistant District Attorney for New York County from 1977-1979 and was associated with the law firm of Guggenheimer & Untermyer from 1979-1982. In 1982, Mr. Bernstein formed his own law practice which subsequently merged with his present firm. Mr. Bernstein also serves as a director of PDK Labs Inc., and Futurebiotics, Inc., each a public company. Mr. Bernstein has served as a director of Celebrity Resorts, Inc. from November 20, 1989 to February 27, 1992. Mr. Bernstein also served as a director of

DreamCar Holdings, Inc., commencing July 13, 1989 and ending as of August 1992. Mr. Bernstein is a member of the adjunct faculty of Yale Law School where he teaches a course in securities law and has served previously on the adjunct faculties of New York Law School and Mercy College. He is also an instructor at the National Institute of Trial Advocacy and a member of the Boards of Arbitration of the National Association of Securities Dealers, Inc. and the New York Stock Exchange. Mr. Bernstein serves as a commentator on securities law matters on the nationally syndicated Business Radio Network and Money Radio. The law firm of Bernstein & Wasserman, LLP of which Mr. Bernstein is a partner, has acted as legal counsel to the Company.

      Bruce Logan, has been a director of the Company since August 1994. Since 1991, Mr. Logan has been the chairman of New York Media, Inc., a New York City based producer of custom publications, and newsletters for the restaurant industry. Mr. Logan co-founded Magazine Networks and it was subsequently sold to 3M Corporation. Mr. Logan is currently Chairman of New York Hospital's Community Advisory Board.

      Alfred Sipper, has been a director of the Company since March 1994. Mr. Sipper has been President of Mootch & Muck, Inc. since 1977 and was President of PIK Groceries, Inc. from 1952 until 1983.

      Robert Forst, has been the Chief Financial Officer of the Company since March 1996. Mr. Forst was Controller of Empire Taxi and Limo Co. from August,

1985 through August, 1995. Mr. Forst was the Assistant Controller of Value Line, Inc. from July, 1979 through July, 1985. He also worked for Americana Hotels, Inc. from June 1972 through July 1979. Mr. Forst received his undergraduate degree from St. John's University.

      There are no family relationships among any of the directors or executive officers of the Company, except that Alfred Sipper, a director of the Company and Chief Executive Officer of Mootch & Muck, Inc., is the father of Robert Sipper, President and Chairman of the Board of the Company and Chief Operating Officer of Mootch & Muck. The Company pays its directors who are not also employees of the Company $500 for each meeting attended and reimburses such directors for travel and other expenses incurred by them in connection with attending Board of Directors meetings. In November 1993, the board suspended the payment of director's fees indefinitely. Directors are elected annually at the Company's regular annual meeting of Securityholders.

      In May, 1995, the Company issued to certain of the Company's officers, directors and employees options to purchase an aggregate of 525,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share, all of which shares were registered with the Securities and Exchange Commission on Form S-8 for sale to the public. In October, 1995, all of such options were exercised.

      In November 1995, the Company issued to certain employees and the directors of the Company options to purchase an aggregate of 525,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share for services to be rendered in 1996. 150,000 of such options have been exercised by Alfred Sipper and Robert Sipper.

                             EXECUTIVE COMPENSATION.
                             -----------------------

      The following table sets forth the compensation paid to the Named Executive Officers for the calendar years ending December 31, 1995, December 31, 1994 and December 31, 1993.

                                            Summary Compensation Table
                                            --------------------------

                                       Annual Compensation Awards                     Long-Term Compensation
                                     -----------------------------                    ----------------------
        (a)                (b)       (c)            (d)                         (e)           (f)

                                                    Other Annual             Restricted           Stock Option
Name and Principal Position          Year           Salary    Compensation          Award           Grants
---------------------------          ----           ------    ------------          -----     ------------------------

Robert Sipper, President and         1995          $ 95,457                                         15,000
  Chief Executive Officer            1994          $ 87,333       --                   --            7,500

Marshall Becker, President           1993          $140,192       --                   --             --
  and Chief Executive                1992           62,790        --                   --            6,726
  Officer(1)                         1991              --      $41,052              $42,000           --

Alfred Sipper                        1995          155,235                                         15,000
  President and Chief                1994          $142,024       --                   --            7,500
  Executive Officer of               1993          $124,685       --                   --             --
  Mootch & Muck, Inc. (2)


(1) Resigned as Chairman of the Board and Chief Executive Officer on January 7, 1994. Of the 6,726 stock options granted 4,299 options did not vest as of the date of Mr. Becker's resignation. Mr. Becker has waived all rights to the remaining stock options. In April 1991, Mr. Becker received 8,499 shares of restricted stock in exchange for services rendered.

(2) Mootch & Muck, Inc. became a subsidiary when the Company acquired a 51% interest in May 1993. Prior to that Mootch & Muck, Inc. was an unaffiliated company.

      The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's Chief Executive Officer and the other executive officers named in the above Summary Compensation Table.

                      Option/SAR Grants In Last Fiscal Year
                      -------------------------------------


                                 Number of Securities
                                      Underlying               Percent of Total            Exercise or
                                     Options/SARS           Options/SARS Granted to         Base Price
Name                                Granted (#)(1)         Employees in Fiscal Year           ($/Sh)         Expiration Date
----                                --------------         ------------------------           ------         ---------------
Robert Sipper                            75,000                   9.1%                         2.00           May 31, 2000
                                         75,000                   9.1%                         2.00           Nov. 30, 2000


Alfred Sipper                            75,000                   9.1%                         2.00           May 31, 2000
                                         75,000                   9.1%                         2.00           Nov. 30, 2000

----------
(1)   Options are exercisable for shares of Series C Preferred Stock.



Aggregate Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values



      The following table sets forth certain information with respect to options exercised during the last fiscal year by the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of the last fiscal year:

                       Shares                                  Number of Securities            Value of Unexercised in the
                    Acquired on       Value Realized          Underlying Unexercised              Money Options/SARs at
    Name          Exercise (#)(1)           $               Options/SARS at FY-End (#)                FY-End ($) (2)
    ----          ---------------          ---              --------------------------               ---------------

                                                          Exercisable       Unexercisable    Exercisable       Unexercisable
                                                          -----------       -------------    -----------       -------------
Robert Sipper          75,000            168,750            -------            75,000           ------            375,000
                                                            -------            ------           ------            -------

Alfred Sipper          75,000            168,750            -------            75,000           ------            375,000
                                                            -------            ------           ------            -------

----------
(1)   Options are exercisable for shares of Series C Preferred Stock.

(2) Based upon a closing bid price December 29, 1995 of $7.00 per share as reported by The Nasdaq Stock Market.


      The Company pays its directors who are not also employees of the Company $500 for each meeting attended and reimburses such directors for travel and other expenses incurred by them in connection with attending Board of Directors meetings. In November 1993, the board suspended the payment of director's fees in order to conserve its working capital. The board reassumed the payment of director's fees in August of 1996. Juan Metzger, formerly a director of the Company, was paid $1,000 per month under a consulting arrangement with the Company, pursuant to which Mr. Metzger advised the Company in the area of product distribution. Mr. Metzger resigned from the Board of Directors in April, 1994.

      On August 5, 1994, the Company issued options to purchase 75,000 shares of

Common Stock at $.69 per share (the fair market value of the Company's Common Stock on the date of grant) to certain members of senior management and to each of the members of the Company's Board of Directors.

      In May 1995, the Company issued to certain officers and directors options to purchase an aggregate of 525,000 shares of the Company's Series C Preferred Stock at an exercise price of $2.00 per share, all of which shares were registered with the Securities and Exchange Commission on Form S-8. In October, 1995, the holders thereof exercised such options.

      In November 1995, the Company issued to certain employees and the directors of the Company options to purchase an aggregate of 525,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share for services rendered in 1996. 150,000 of such options have been exercised by Alfred Sipper and Robert Sipper.

Employment Agreements

      On May 12, 1993, Mootch & Muck, Inc., the Company's wholly owned subsidiary, entered into a twelve (12) year full-time employment agreement with Alfred Sipper, which may be extended for two years at Mr. Sipper's option. Pursuant to the agreement, he will serve as President and Chief Executive Officer of M&M at an annual compensation of $140,000 per year, subject to cost-of-living adjustments, bonuses and salary increases based upon performance. As of May 12, 1995, Alfred Sipper's employment agreement with Mootch & Muck, Inc. was amended and restated. Pursuant to the terms of the amended and restated employment, (i) Mr. Sipper has agreed to serve as President and Chief Executive Officer of Mootch & Muck, Inc. until May 12, 2009, (ii) Mr. Sipper will receive an annual salary of $165,200 per year, plus an annual salary increase of 5% or such greater amount as determined by the Board of Directors of the Company based upon reasonable criteria. The Company also agreed to provide (i) an annual bonus of options to purchase (x) 75,000 shares of Series C Preferred Stock at an exercise price equal to 80% of the fair market value of the Company's Series C Preferred Stock at the time of grant and (y) 150,000 shares of Common Stock at an exercise price equal to 80% of the fair market value of the Company's Common Stock of the time of grant and (ii) to reimburse Mr. Sipper for all out-of-pocket business expenses, including automobile expenses up to $800 per month.

      On May 12, 1993, the Company entered into Employment Agreements with Robert J. Sipper, the Company's Chief Executive Officer and President, Khosrow Foroughi, the Company's Executive Vice President, and William Swedelson, the Company's Vice President of Sales. Each of the Agreements was for a period of four years and contained customary provisions regarding termination, confidentiality and reimbursement of bona fide business expenses. Mr. Sipper, Mr. Foroughi and Mr. Swedelson each received an annual salary of $85,750, $64,090 and $70,720, respectively, subject to increase by the Board of Directors based upon the Company's performance and other reasonable criteria.

      As of May 12, 1995, Robert Sipper's employment agreement with Mootch & Muck, Inc. was amended and restated. Pursuant to the terms of the amended and restated employment, (i) Mr. Sipper has agreed to serve as Senior Vice President and Chief Operating Officer of Mootch & Muck, Inc. until May 12, 2001, (ii) Mr. Sipper will receive an annual salary of $101,600 per year, plus an annual salary increase of 5% or such greater amount as determined by the Board of Directors of the Company based upon reasonable criteria. The Company also agreed to provide
(i) an annual bonus of options to purchase (x) 75,000 shares of Series C Preferred Stock at an exercise price equal to 80% of the fair market value of the Company's Series C Preferred Stock at the time of grant and (y) 150,000 shares of Common Stock at an exercise price equal to 80% of the fair market value of the Company's Common Stock of the time of grant and (ii) to reimburse Mr. Sipper for all out-of-pocket business expenses, including automobile expenses up to $800 per month.

      As of May 12, 1995, William Swedelson's employment agreement with Mootch & Muck, Inc. was amended and restated. Pursuant to the terms of the amended and restated employment, (i) Mr. Swedelson has agreed to serve as Vice President - Sales of Mootch & Muck, Inc. until May 12, 2001, (ii) Mr. Swedelson will receive an annual salary of $83,800 per year, plus an annual salary increase of 5% or such greater amount as determined by the Board of Directors of the Company based upon reasonable criteria. The Company also agreed to provide (i) an annual bonus of options to purchase (x) 75,000 shares of Series C Preferred Stock at an exercise price equal to 80% of the fair market value of the Company's Series C Preferred Stock at the time of grant and (y) 150,000 shares of Common Stock at an exercise price equal to 80% of the fair market value of the Company's Common Stock of the time of grant and (ii) to reimburse Mr. Swedelson for all out-of-pocket business expenses, including automobile expenses up to $800 per month.

      As of April 1, 1994, the Company entered into an Employment Agreement with
A. Alexander Watson. Pursuant to the terms of the agreement, Mr. Watson serves as the Company's Manager of Marketing and Product Development on a full time basis for a period of five years. Mr. Watson is entitled to receive a base annual salary of $20,800 plus a monthly commission based upon sales of the Company's Taste of Jamaica(R) products.

      On April 25, 1996, the Company entered into an Employment Agreement with Mel Feldman, pursuant to which the Company issued to Mr. Feldman 250,000 shares of Common Stock in exchange for Mr. Feldman becoming Director of Sales for Bronx, Brooklyn and Queens counties, for the Company. Mr. Feldman's employment with the Company is for a term of three years. Mr. Feldman is receiving a base salary of eighty thousand dollars ($80,000) and the 250,000 shares of Common Stock of the Company.

      On April 25, 1996, the Company entered into an Employment Agreement with Aaron German, pursuant to which the Company issued to Mr.German 250,000 shares of Common Stock in exchange for Mr. Feldman becoming Assistant Director of Sales for Bronx, Brooklyn and Queens counties, for the Company. Mr. German's employment with the Company is for a term of three years. Mr. Feldman is receiving a base salary of eighty thousand dollars ($80,000) and the 250,000 shares of Common Stock of the Company.

Stock Option Plans and Agreements

      Incentive Option and Stock Appreciation Rights Plan--In November 1992, the Directors of the Company adopted and the Securityholders of the Company approved the adoption of the Company's 1992 Incentive Stock Option and Stock Appreciation Rights Plan ("Incentive Option Plan"). The purpose of the Incentive Option Plan is to enable the Company to encourage key employees and Directors to contribute to the success of the Company by granting such employees and Directors incentive stock options ("ISOs"), as well as non-qualified options and stock appreciation rights ("SARs").

      The Incentive Option Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Committee") which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs, non-qualified options or SARs (in tandem with an option or freestanding) or a combination thereof, and the number of shares to be subject to such options and SARs.

      The Incentive Option Plan provides for the granting of ISOs to purchase Common Stock at an exercise price to be determined by the Board of Directors or the Committee not less than the fair market value of the Common Stock on the date the option is granted. Non-qualified options and freestanding SARs may be granted with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option.

      The total number of shares with respect to which options and SARs may be granted under the Incentive Option Plan is 75,000. ISOs may not be granted to an individual to the extent that in the calendar year in which such ISOs first become exercisable the shares subject to such ISOs have a fair market value on the date of grant in excess of $100,000. No option or SAR may be granted under the Incentive Option Plan after November 24, 2002 and no option or SAR may be outstanding for more than ten years after its grant. Additionally, no option or SAR can be granted for more than five (5) years to a shareholder owning 10% or more of the Company's outstanding Common Stock.

      Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock, or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations. SARs may be settled, in the Board of Directors' discretion, in cash, Common Stock, or in a combination of cash and Common Stock. The exercise of SARs cancels the corresponding number of shares subject to the related option, if any, and the exercise of an option cancels any associated SARs. Subject to certain exceptions, options and SARs may be exercised any time up to three months after termination of the holder's employment.

      The Incentive Option Plan may be terminated or amended at any time by the Board of Directors, except that, without Securityholder approval, the Incentive Option Plan may not be amended to increase the number of shares subject to the Incentive Option Plan, change the class of persons eligible to receive options or SARs under the Incentive Option Plan or materially increase the benefits of participants.

      The Company issued incentive options to purchase an aggregate of 60,000 shares of Common Stock to four sales management personnel. The options are exercisable at $1.00 per share for a period of four years commencing in August 1994.

      Non-Qualified Option Plan--In November 1992, the Directors and Securityholders of the Company adopted the 1992 Non-Qualified Stock Option Plan (the "Non-Qualified Option Plan"). The purpose of the Non-Qualified Option Plan is to enable the Company to encourage key employees, Directors, consultants, distributors, professionals and independent contractors to contribute to the success of the Company by granting such employees, Directors, consultants, distributors, professionals and independent contractors non-qualified options. The Non-Qualified Option Plan will be administered by the Board of Directors or the Committee in the same manner as the Incentive Option Plan.

      The Non-Qualified Option Plan provides for the granting of non-qualified options at such exercise price as may be determined by the Board of Directors, in its discretion. The total number of shares with respect to which options may be granted under the Non-Qualified Option Plan is 125,000.

      Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash or in shares of Common Stock (based on the fair market value of the Common Stock on the date prior to exercise), or in a combination of both. The Company may lend to the holder of an option funds sufficient to pay the exercise price, subject to certain limitations. Subject to certain exceptions, options may be exercised any time up to three months after termination of the holder's employment.

      The Non-Qualified Option Plan may be terminated or amended at any time by the Board of Directors, except that, without Securityholder approval, the Non-Qualified Option Plan may not be amended to increase the number of shares subject to the Non-Qualified Option Plan, change the class of persons eligible to receive options under the Non-Qualified Option Plan or materially increase the benefits of participants.

      In August 1994, the Company issued to certain sales representatives an aggregate of 25,000 non-qualified options under the Non Qualified Option Plan. The options are exercisable at $1.00 per share for a period of four years commencing in August 1994.

Other Options

      In May, 1995, the Company issued to certain officers and directors options to purchase an aggregate of 525,000 shares of the Company's Series C Preferred Stock at an exercise price of $2.00 per share, all of which shares were registered with the Securities and Exchange Commission on Form S-8. In October, 1995, the holders thereof exercised such options.

      In November 1995, the Company issued to the directors of the Company options to purchase an aggregate of 300,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share. 150,000 of such options have been exercised by Alfred Sipper and Robert Sipper.

      In April 1996, the Company issued to two (2) executive employees of the Company, as additional compensation, each the option to purchase 100,000 shares of Series C Preferred Stock of the Company at an exercise price of $1.50 per share for three years following the employee becoming vested with the Company. During an eighteen month period commencing July 1, 1996, one sixth of the Initial Option Shares (16,666) vests with the employee on the first day of each calendar quarter, until October 1, 1997.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth as of November 1, 1996, certain information with respect to the beneficial ownership of Common Stock and Series C Preferred Stock by each person or entity known by the Company to be the beneficial owner of 5% or more of such shares, each officer and director of the Company, and all officers and directors of the Company as a group:




                                            Shares of Common Stock                    Shares of Preferred Stock
                                            ----------------------                    -------------------------
Name and Address                            Amount              Approximate             Amount                   Approximate
%                                           Beneficially        Percentage (%)          Beneficially             Percentage
of Beneficial Owner                         Owned               of Class                Owned                     of Class
-------------------                         -----------         ------------------      -----                     --------
Robert  Sipper...............              15,000(1)(2)                1.0               75,000(2)                4.8
President and Chairman of
   the Board
c/o New Day Beverage

134 Morgan Avenue
Brooklyn, NY 11237

Hartley T. Bernstein.........              15,000(1)(2)                1.0               75,000(2)                4.8
Director
c/o Bernstein & Wasserman
950 Third Avenue
New York, NY 10022

Alfred Sipper................              30,136(1)(2)                2.0               75,000(2)                4.8
Director
c/o Mootch & Muck, Inc.
134 Morgan Avenue
Brooklyn, NY 11237

Bruce Logan..................              15,000(1)(2)                1.0               75,000(2)                4.8
Director
25 Central Park West
New York, NY 10023

Michael Lulkin                             40,000                      5.3
750 Lexington Avenue
27th Floor
New York, NY 10022


Premium Beverage Packers Co.               30,000                      4.0
1090 Spring Street
Reading, PA 19610



All Officers & Directors                    7,514                      4.9              300,000                  16.6%
as a Group (4 Persons)


----------
(1) Includes 7,500 shares of Common Stock issuable upon the exercise of 7,500 stock options at an exercise price of $0.69 per share.

(2) Includes 75,000 shares of Series C Preferred Stock issuable upon the exercise of 75,000 stock options at an exercise price of $2.00 per share. Each share of Series C Preferred Stock is convertible into 1.8 shares of Common Stock.

                              CERTAIN TRANSACTIONS


      In June 1991, M&M established a line of credit with Manufacturers Hanover Trust Company in the aggregate amount up to $250,000. In connection therewith, Alfred Sipper, a director of the Company and President of M&M, executed a Guarantee in respect of such line of credit. The Company repaid in May 1995 approximately $130,000, the total outstanding amount, under such line of credit with the proceeds from the secondary public offering.

      In June of 1992, the Company sold to New Day Investors Corp., a non-affiliated party ("New Day Investors") shares of its Common Stock equal to sixty-five (65%) percent of all outstanding stock of the Company pursuant to a stock sale agreement (the "Stock Sale Agreement") for $325,000 for the purpose of raising capital for the Company. None of the shareholders of New Day Investors were affiliated with the Company. In November 1992, New Day Investors Corp. distributed all of the shares of Common Stock of the Company held by New Day Investors Corp. to its shareholders on a prorated basis.

      On June 5, 1992, the Company sold to M&M five (5%) percent of its then outstanding stock for $25,000 for the purpose of raising capital for the Company. Pursuant to that agreement, M&M executed a promissory note to the Company, in consideration for the shares in the sum of $25,000 (the "Note"). M&M satisfied the Note in September of 1992. As of March 23, 1993, the Chief Executive Officer and President of M&M is also a director of the Company.

      In June through August 1991, the Company borrowed $135,000 from Morris Friedell, a principal shareholder of the Company, and the Company executed demand notes pursuant thereto, with interest payable quarterly at the rate of ten and one-half percent (10.5%) per annum.

      On March 12, 1992, Mr. Friedell agreed to convert the outstanding demand notes to promissory notes (the "Initial Notes") to be paid in equal quarterly installments of interest and principal over a two (2) year period with the first payment due on August 15, 1992, provided that all payments on said notes are to be made each quarter prior to the payment of any salaries. The Company paid all interest with respect to the Initial Notes up through June 30, 1992, and made the August 15, 1992 principal payment. On October 19, 1992, the Company reached an oral understanding with Mr. Friedell pursuant to which it shall deliver a promissory note to Mr. Friedell in substitution of the Initial Notes (the "Substitute Note") which provides that Mr. Friedell's loan shall be fully amortized over eighteen (18) months and accordingly, commencing November 15, 1992, Mr. Friedell shall receive quarterly payments of principal and interest with the final payment due on May 15, 1994. The promissory note provides further that the Company will withhold payments of salaries and bonuses to its officers if it fails to make any payment under the Substitute Note within ten (10) days of when due.

      In February 1992, Mr. Friedell agreed to pay the sum of $65,156.01, owed by the Company to Continental Glass & Plastic, Inc., the Company's bottle supplier. As a result, the Company executed a collateral note payable to Mr. Friedell dated February 13, 1992 in the sum of $65,156.01 with interest payable at the rate of eleven percent (11%) per annum until the debt is paid in full (the "Second Note"). The Second Note was guaranteed jointly and severally by Marshall E. Becker and Wilford L. Adkins, Jr. As further security, the Company agreed to assign to Mr. Friedell the proceeds of certain purchase orders from M&M, in the amount of $110,687.50. In addition, Mr. Friedell was granted a security interest with respect to all of the Company's accounts receivable, as reflected by a UCC-1 financing statement filed in the State of Illinois. Any amount received by Mr. Friedell over the $65,956 from the M&M purchase orders was to be applied to reduce the outstanding interest and then principal due under the Initial Notes.

      Pursuant to this Agreement, Mr. Friedell received payments from M&M in the amount of $75,600 in 1992, which was used to satisfy the interest and principal balance of the Second Note and the balance of which was applied to the Initial Notes. In May 1993, the Company paid approximately $93,000 to Mr. Friedell in full satisfaction of all outstanding notes.

      In September 1992, the Company issued 200 shares of Series A Preferred Stock to unaffiliated parties in consideration of $200,000 in connection with a bridge financing. Upon the closing of the Public Offering, the Series A Preferred Stock was redeemed by the Company, at a price of $1,000 per share. As additional consideration, the Company issued to the purchasers of the Series A Preferred Stock an aggregate of 250,000 bridge units, which upon exercise thereof, entitled the holders to purchase an aggregate 250,000 bridge shares and 250,000 bridge warrants, for an aggregate purchase price of $125,000. All of the bridge units were exercised and the Company registered all 250,000 bridge shares and 250,000 bridge warrants and the shares of common stock underlying the bridge warrants.

      As of September 30, 1992, in order to raise capital, the Company sold to unaffiliated parties four (4) units, each unit consisting of twenty-five (25) shares of the Company's Series B Preferred Stock at a price of $25,000 per unit (the "Series B Units"). The securities were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933. The Series B Preferred Stock had an annual dividend of 5% of the liquidation preference, or $50 per share. In addition, the Series B Preferred Stock provided that each share of the Series B Preferred Stock was convertible by its holder into one thousand (1,000) shares of Common Stock at any time commencing ninety (90) days after receipt of the Company of the subscription therefor. If the holder converted the Series B Preferred Stock on or before six (6) months from the holder's subscription for such Series B Preferred Stock, the holder was also entitled to receive 1,000 Warrants for each share of Series B Preferred Stock which was converted, which Warrants would have the same terms and conditions as the Warrants included in the Company's initial public offering. In accordance with its terms, the holders of all of the Series B Preferred Stock converted their shares into an aggregate of 100,000 common shares and 100,000 warrants in February 1993.

      In December 1992, the Company borrowed an aggregate of $150,000 from 11 individual lenders. The loan proceeds were used by the Company for working capital purposes. The loan bore interest at a rate of eight (8%) percent per annum and was payable upon the earlier of (i) December 23, 1993 or (ii) the closing of the Company's first public offering of securities. The loan was repaid with interest of $1,472 on February 5, 1993. As additional consideration for the

Bridge Loan, the Company issued to the lenders an aggregate of 93,750 Bridge Units which upon exercise were issuable for an aggregate of 93,750 Bridge Shares and 93,750 Bridge Warrants for an aggregate price of $46,875. Simultaneously with the initial public offering, the Company registered all 93,750 Bridge Units, 93,750 Bridge Shares and 93,750 Bridge Warrants and the shares of Common Stock underlying the Bridge Warrants.

      On February 5, 1993 the Company completed an initial public offering of its securities whereby the Company sold 575,000 Units at $10 per Unit. Each Unit consists of two (2) shares of Common Stock and one Common Stock Purchase Warrant. The components of the Units became transferrable immediately upon completion of the initial public offering. Each Warrant entitles its holder to purchase one (1) share of Common Stock at a price of $6.00 per share through January 1996 and may be redeemed by the Company under certain conditions.

      In May 1993, Mootch & Muck, Inc., the Company's primary distributor of its SunsSprings products, approached the Company regarding a loan to fund certain of it working capital needs. If the Company was unable to provide funds to Mootch & Muck, Inc., the Company was advised that Mootch & Muck, Inc. would be forced to approach a competitor for financing. In such event, any acquiring competitor would have likely discontinued distribution of the Company's beverage products. Rather than make an unsecured loan, the Company elected to make an equity investment in Mootch & Muck, Inc., the primary distributor of its beverages.

      On May 12, 1993, the Company acquired a 51% interest in each of the three
(3) companies: Mootch & Muck, Bev-Tyme, and Irving Food Center, all of which were under the common control of Alfred Sipper who subsequently became, and currently is, a director of the Company, for an aggregate purchase price of $1,000,000 all the cash proceeds of which were invested in the Company. The purchase price was as a result of arms length negotiations and consisted of the conversion to equity of a $300,000 loan made by the Company to Mootch & Muck in March 1993, bearing interest at the rate of 9%, scheduled to mature on September 12, 1993, the payment of an additional $600,000 in cash which the Company had raised in its initial public offering and the issuance of a twelve-month note in the principal amount of $100,000 bearing interest at the rate of six (6%) percent per annum. The Company believes that the terms the Company received under this transaction were not less favorable to the Company than terms obtainable from an unaffiliated party, although it did not receive a valuation from any third party. On March 23, 1994, the Company agreed to offset the $100,000 note against a $100,000 loan made to M&M by the Company during 1993.

      Because of increased competition in the "New Age" beverage market and continuing operating losses in the sale of its SunSprings beverage products, the Company has intensified its focus on the beverage and snack food distribution. As a result, in March 1994, the Company acquired the remaining 49% interest in its subsidiaries, in exchange for 600,000 newly issued shares of the Company's

Common Stock and $250,000 payable at the Company's option in cash or Common Stock over a period of sixteen (16) months (the "M&M Debt"). In addition, the seller, Alfred Sipper, the President and founder of M&M, was entitled to receive an additional 200,000 shares of Common Stock if the Subsidiaries reported positive earnings before the payment of taxes for the year ended December 31, 1994 and an additional 200,000 shares of

Common Stock if the Company reported not less than $100,000 in earnings before the payment of taxes for the year ended December 31, 1995. On October 28, 1994, the Company issued 50,676 shares of Common Stock as payment of $150,000 due and owing under the M&M Debt to Mr Alfred Sipper, a director of the Company and President of M&M. Under the terms of the original agreement, in the event that Mr. Sipper sold such shares and received less than $150,000 from the proceeds therefrom, the Company was obligated to issue Mr. Sipper sufficient number of additional shares of Common Stock so that the aggregate proceeds from both sales was not less than $150,000. The Company was obligated to register such shares for public sale. On February 13, 1995, the Company and Mr. Sipper amended their agreement so that Mr. Sipper would receive shares of Series C Preferred Stock and the Company would be relieved from all of its obligations to make future payments to Mr. Sipper and to register the shares of Common Stock previously issued to Mr. Sipper. Under the amended agreement, the Company issued to Mr. Sipper 83,333 shares of Series C Preferred Stock (the "Shares") (based upon an attributed value of $3.00 per share) and Mr. Sipper has released the Company from all of its obligations, include making payments in the future to Mr. Sipper. Further, in the event that Mr. Sipper receives within two years following the Effective Date aggregate, net proceeds in excess of $250,000, Mr. Sipper shall deliver such amount in excess of $250,000 to the Company and surrender for cancellation all of the remaining Shares held thereby, if any. The Company did not receive any valuation from any third party with respect to this transaction. Mr. Sipper sold such shares in 1995 and did not receive proceeds from the sale thereof in excess of $250,000 in the aggregate.

      On February 15, 1994, the Company entered into a consulting agreement with Marshall Becker, the Company's former Chief Executive Officer and director, pursuant to which (i) Mr. Becker would serve as an outside consultant to the Company in connection with the sale of the Company's SunSprings (TM) products for six months commencing on January 10, 1994, at the rate of $1,000 per week,
(ii) Mr. Becker would be entitled to 50% of the net proceeds derived from international licensing of the SunSprings(TM) products, and (iii) Mr. Becker received an option exercisable before April 15, 1994 to purchase certain assets of the Company used in connection with the manufacturing, marketing and sale of the Registrant's SunSprings(TM) products for $1,150,000. The Company entered into the Consulting Agreement with Mr. Becker in order to have Mr. Becker continue his efforts to obtain international licensing agreements for the sale and distribution of the SunSprings products. The Company has not received any international licensing fees of any value, either as a result of Mr. Becker's efforts, or otherwise. Mr. Becker did not exercise his option to acquire certain assets of the Company, which option has expired. In addition, Mr. Becker's Consulting Agreement with the Company expired in July 1994.


      On February 2, 1994 the Company issued 1,500,000 warrants, at a price of $.25 per warrant to Morgan Steel Ltd and Davstar II. The warrants possess the same terms and conditions as those offered to the public in connection with the Company's initial public offering. Of the 1,500,000 warrants issued, 1,000,000 warrants have been surrendered by Morgan Steel, Ltd. for cancellation by the Company.

      The Company issued in February 1994, 75,000 shares of Common Stock to the law firm of Bernstein & Wasserman in consideration for legal services rendered. Hartley T. Bernstein, a director of the Company, is a partner of the law firm.

      On August 5, 1994, the Company issued an aggregate of 525,000 options to purchase shares of Common Stock at $.69 per share (the fair market value of the Company's Common Stock on the date of grant) to certain members of senior management and to each of the members of the Company's Board of Directors in order to compensate such persons for their contribution to the Company.

      In November and December 1994, the Company borrowed an aggregate of $200,000 from certain lenders (the "Bridge Lenders"), some of whom were previously lenders to, or investors in, the Company, or customers of the underwriter of the Company's initial public offering. In exchange for making loans to the Company, each Bridge Lender received two (2) promissory notes (the "Bridge Notes"). Certain Bridge Notes were in the aggregate principal amount of $180,000 (the "Principal Bridge Notes") and the other Bridge Notes were in the aggregate principal amount equal to $20,000 (the "Convertible Bridge Notes"). Each of the Bridge Notes bore interest at the rate of eight percent (8%) per annum. The Principal Bridge Notes were due and payable upon the earlier of (i) May 1, 1995 and (ii) the closing of the next underwritten public offering of the Company's securities, or the closing of this offering. The Company used a portion of the proceeds from its secondary offering to repay the Bridge Lenders. Each Bridge Lender had a Convertible Bridge Note convertible into a number of units ("Bridge Units") equal to the total dollar amount loaned to the Company by such Bridge Lender; provided however, that one Bridge Lender converted its Convertible Bridge Note into the total dollar amount loaned to the Company plus an additional 50,000 Bridge Units because such Bridge Lender surrendered 1,000,000 warrants exercisable for 1,000,000 shares of Common Stock. Such transaction was as a result of an arms length negotiation between the Company and such Bridge Lender. In February 1995, the Bridge Lenders converted the Convertible Bridge Notes into an aggregate of 250,000 Bridge Units. The registration statement filed in connection with the Company's secondary offering also related to the 250,000 Bridge Units held by the Bridge Lenders.

      As of February 1995, holders of a majority of the shares of the Company's outstanding Common Stock and Series C Preferred Stock voting together as a class, delivered to the Company written consents in lieu of a meeting of the Securityholders of the Company adopting an amendment to the Company's certificate of incorporation (the "Amendment"). The Amendment authorized the increase of the number of authorized shares of Series C Preferred Stock from 1,000,000 shares to 3,000,000 shares.

      In February 1995, the Company agreed to issue 33, 892 shares of Series C Preferred Stock to Alfred Sipper in exchange for the cancellation by Mr. Sipper of certain indebtedness of M&M in the aggregate principal amount of $101,675. In February 1995, the Company also borrowed $45,000 from Alfred Sipper which the Company repaid in June 1995.

      On May 15, 1995, the Company completed a secondary public offering pursuant to which the Company sold 460,000 Units ("Preferred Stock Units") to the public at $5.00 per Unit. Each Preferred Stock Unit consisted of one (1) share of Series C Convertible Preferred Stock

("Preferred Stock") and two (2) Series C Preferred Stock Purchase Warrants ("Preferred Stock Purchase Warrants"). Each share of Series C Preferred Stock is convertible at the option of theholder, at any time after May 15, 1996, into a number of shares of the Company's Common Stock, $.0001 par value per share, equal to the price of the Units offered in the Secondary Public Offering divided by the fair market value of Common Stock as of May 15, 1995. The Series C Warrants entitle the registered holder thereof to purchase one (1) share of Series C Preferred Stock at an exercise price of $6.00 per share through May 15, 2000 and may be redeemed by the Company under certain conditions. To date, none of the Preferred Stock Warrants have been exercised or redeemed.

      In May, 1995, the Company issued to the Company's officers, directors and employees options to purchase an aggregate of 525,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share, all of which shares were registered with the Securities and Exchange Commission on Form S-8 for sale to the public. In October, 1995, all of such options were exercised.

      In November 1995, the Company issued to certain employees and the directors of the Company options to purchase an aggregate of 525,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share for services to be rendered in 1996. None of such options have been exercised.

      In December 1995, the Company borrowed $309,000 form Alfred Sipper, $50,000 of which was repaid in December 1995, and $259,000 plus 5.75% interest was repaid in January 1996.

      In February 1996, the Company engaged a consultant to assist the Company in connection with acquisitions, divestitures, joint ventures and other strategic business initiatives. In exchange for services to be performed by the consultant, the Company issued options to purchase an aggregate of 300,000 shares of Series C Preferred Stock at an exercise price of $2.00 per share.

      On October 26, 1995, the Company entered into a letter of intent to acquire Riverosa Company, Inc. ("Riverosa"), a corporation engaged in the sale and marketing of Perry's Majestic Beer, for the sum of $250,000. As part of that understanding, the Company agreed that Riverosa or its successors would enter into a three (3) year employment agreement with Mark Butler, Riverosa's President, at an annual salary of $25,000 year, subject to appropriate increase in the event Riverosa (or it successors) successfully completes an initial public offering of its securities resulting in net proceeds in excess of $2,000,000. The Employment Agreement would also provide for an annual bonus as well as stock options based upon performance. In January 1996, the Company assigned its rights under the letter of intent to Perry's Majestic Beer, Inc., a subsidiary of the Company ("Perry's Majestic"), which entered into a definitive agreement with Riverosa on March 29, 1996, pursuant to which Perry's majestic paid the sum of $250,000 to acquire Riverosa.

      In January 1996, the Perry's Majestic issued an aggregate of 2,500,000 shares of its common stock to seven (7) parties for total consideration of $50,000. In March 1996, Perry's Majestic issued to the Company 500,000 shares of convertible Series A Preferred Stock and 7,000,000 shares of Series B Preferred Stock for $150,000 and 400,000 shares of the Company's Series C Preferred Stock. As a result of these transactions, the Company holds approximately 75% of the voting stock of Perry's Majestic.

      On April 1, 1996 the Company entered into a Consulting Agreement with Walter Miller, pursuant to which the Company issued to Mr. Miller an option to purchase an aggregate of 100,000 shares of the Company's Common Stock at an exercise price of $1.50 per share.

      On April 11, 1996, Perry's Majestic completed a public offering of 345,000 Units consisting of two (2) shares of Common Stock and one Class A Warrant by Perry's Majestic and the concurrent offering of securities by certain selling securityholders.

      On April 5, 1996, the Company entered into a Consulting Agreement with Matthew L. Harriton, pursuant to which the Company issued to Mr. Harriton 400,000 shares of Common Stock in exchange for consulting services in connection with business development. Mr. Harriton has agreed that for a period of two years he will advise the Company on its food service and restaurant distribution divisions and new product lines. The Company believes that the number of shares of Common Stock issued to Mr. Harriton is fair consideration for the services to be performed under the Consulting Agreement with the Company.

      On April 11, 1996, the Company entered into a Consulting Agreement with Mark Butler, pursuant to which the Company issued to Mr. Butler 350,000 shares of Common Stock in exchange for consulting services in connection with beer and ale sales. Mr. Harriton has agreed that for a period of two years he will advise the Company relating to the distribution of the Company's beer and ale product lines: the acquisition and development of new beer and ale products, and the expansion of the Company's existing beer and ale product lines. The Company believes that the number of shares of Common Stock issued to Mr. Butler is fair consideration for the services to be performed under the Consulting Agreement with the Company.

      On April 25, 1996, the Company entered into an Employment Agreement with Mel Feldman, pursuant to which the Company issued to Mr. Feldman 250,000 shares of Common Stock in exchange for Mr. Feldman becoming Director of Sales for Bronx, Brooklyn and Queens counties, for the Company. Mr. Feldman's employment with the Company is for a term of three years. Mr. Feldman is receiving a base salary of eighty thousand dollars ($80,000) and the 250,000 shares of Common Stock of the Company.

      On April 25, 1996, the Company entered into an Employment Agreement with Aaron German, pursuant to which the Company issued to Mr.German 250,000 shares of Common Stock in exchange for Mr. Feldman becoming Assistant Director of Sales for Bronx, Brooklyn and Queens counties, for the Company. Mr. German's employment with the Company is for a term of three years. Mr. Feldman is receiving a base salary of eighty thousand dollars ($80,000) and the 250,000 shares of Common Stock of the Company.

      On April 22, 1996, Mootch & Muck, Inc. ("Distributor") entered into a Distribution Agreement with Premium Beverage Packers Co. ("Premium") pursuant to which Distributor purchased distribution rights to "City Club" soda, for one hundred eighty thousand dollars ($180,000) and three hundred thousand (300,000) shares of the Company's common stock.

      On April 29, 1996 the Company entered into a Loan Agreement with Michael Lulkin whereby Mr. Lulkin loaned the Company one hundred fifty thousand dollars ($150,000) . As additional consideration solely for making the loan, the Company issued to Mr. Lulkin 400,000 shares of Common Stock.

      On July 17, 1996 the Company effected a 1-for-10 reverse stock split with respect to its shares of Common Stock.

                            DESCRIPTION OF SECURITIES

      The Selling Securityholder is offering 400,000 shares of Series "C" Preferred Stock, par value $.0001 per share.

Preferred Stock

      The Certificate of Incorporation of the Company currently authorizes the issuance of up to 5,800,000 shares of preferred stock, $.0001 par value per share. Of such number, 200 shares of Series A Preferred Stock and 100 shares of Series B Preferred Stock have been previously designated although they are no longer outstanding. In November 1994, the Board of Directors approved an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock from 15,000,000 shares to 60,000,000 shares and the number of shares of Preferred Stock from 1,000,000 shares to 3,000,000 shares. The Board of Directors recommended at the meeting of the Company's Securityholders, held on January 6, 1995, that the Securityholders approve such amendment to the Company's Certificate of Incorporation. The Company failed to receive the affirmative vote of a majority of the outstanding shares of Common Stock at such Securityholder meeting. Under Delaware law, Securityholders may approve by written consent any matters which if presented to a meeting of Securityholders would be approved. In February 1995, holders of 350,676 shares of Common Stock and 357,225 shares of Series C Preferred Stock, representing 53.3% of the voting shares outstanding delivered to the Company written consents in lieu of a meeting of the Securityholders of the Company adopting an amendment to the Company's certificate of incorporation (the "Amendment"). The Amendment authorized the increase of the number of authorized shares of Series C Preferred Stock from 1,000,000 shares to 3,000,000 shares. Pursuant to the Certificate of Incorporation, the Company's Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of other classes of preferred stock or holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Series C Preferred Stock

      Designation and Amount; Par Value. The shares of such series are designated as Series C

Preferred Stock and the number of shares constituting such series is 5,800,000, 1,902,225 of which are issued and outstanding prior to the Effective Date of the offering hereof.

      Dividends. The Company shall pay preferential dividends to the holders of the Series C Preferred Stock at a rate of ten percent (10%) per annum of the liquidation preference, or $.50 per share. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The Company may in its discretion issue in lieu of a cash dividend shares of Common Stock having a fair market value equal to the dividend amount.

      Conversion. Each share of Series C Preferred Stock is convertible, at the option of the holder into 1.8 shares of Common Stock, rounded up to the nearest whole share.

      Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series C Preferred Stock shall have a liquidation preference of $5.00 per share plus unpaid annual dividends that have accrued to date of payment.

      Voting Rights. The holders of Series C Preferred Shares shall have the right to vote on all matters presented to the Securityholders of the Company (including the holders of Common Stock), each share of Series C Preferred Stock has two (2) votes per share and, after the Effective Date, will have the voting power of a number of shares of Common Stock equal to Offering Price divided by the Fair Market Value of the share of Common Stock as of the Effective Date.


      Redemption. The Series C Preferred Stock is subject to redemption by the Company, upon thirty (30) days prior written notice at a price of $.05 per share so long as the closing bid price of the Common Stock has equaled or exceeded $20.00 per share for twenty (20) consecutive days. To date, the closing bid price for the Common Stock has never equaled or exceeded $20.00 per share.


      Rank. The shares of Series C Preferred Stock rank senior to all series of preferred stock in all respects.

Common Stock

      Pursuant to the Certificate of Incorporation, the Company is presently authorized to issue 75,000,000 shares of its Common Stock, $.0001 par value, of which 924,174 shares were issued and outstanding as of the date hereof. In November, 1994, the Board of Directors approved an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock from 15,000,000 shares to 60,000,000 shares and the number of shares of Preferred Stock from 1,000,000 shares to 3,000,000 shares. The Board of Directors recommended at the meeting of the Company's Securityholders held on January 6, 1995, that the Securityholders approve such amendment to the Company's Certificate of Incorporation. The

Company failed to receive the affirmative vote of a majority of the outstanding shares of Common Stock at such Securityholder meeting; 584,319 shares representing 15.8 % of the outstanding shares of Common Stock voted in favor of the proposed amendment (of which management voted 300,000 shares of Common Stock) 199,720 shares representing 5.4% of the outstanding shares voted against the proposed amendment and 2,903,720 shares representing 78.8% of the outstanding shares did not vote with respect to the proposed amendment. The shares of Common Stock have no preemptive or other subscription rights, have no conversion rights and are not subject to redemption. All shares now outstanding are, and the Common Stock underlying the Series C Preferred Stock and the Warrants will be, when and if issued, fully paid and non-assessable. The holders of shares of Common Stock are entitled to one vote for each share and do not have cumulative voting rights. The Company does not intend to declare dividends on the Common Stock, but to retain earnings otherwise available therefor to finance the growth of the Company. Subject to the preferences, if any, applicable to any outstanding preferred stock (including the Series C Preferred Stock), the holders of the outstanding shares of Common Stock are entitled to receive pro rata such net assets of the Company as are distributable upon liquidation after provision for the Company's liabilities.

Series C Warrants


      The Series C Warrants are separable commencing thirty days following the Effective Date, unless released earlier by the Underwriter and are exercisable for one share of Series C Preferred Stock at a price of $6.00 per share (the "Exercise Price"). The Series C Warrants are subject to redemption by the Company at any time after May 15, 1997 (two years after the Effective Date) at $.05 per warrant, if the closing bid price per share of Common Stock has equaled or exceeded $20.00 for 20 consecutive business days ending 10 days prior to the Company's notice of redemption. The exercise price and maturity date of the Series C Warrants are subject to adjustment at the discretion of the Company. To date, the closing bid price for the Common Stock has never equaled or exceeded $20.00 per share.


      The Series C Warrants contain anti-dilution provisions providing for an adjustment of the exercise price and the number of shares of Series C Preferred Stock underlying such Series C Warrants and are subject to adjustment in the event of (i) a stock dividend on, or a subdivision, combination or reclassification of, the Series C Preferred Stock, (ii) the merger or consolidation of the Company with or into another corporation or the sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, (iii) upon the Company's issuance of certain rights or warrants to all holders of the Series C Preferred Stock to purchase Series C Preferred Stock at less than the market price or (iv) upon other distributions (other than cash dividends) to all holders of the Series C Preferred Stock.

      The Series C Warrant Holders will not be entitled to exercise the Series C Warrants for fractional shares. No adjustments to reflect previously declared or paid cash dividends will be made upon any exercise of the Series C Warrants. The Series C Warrants do not confer upon the Holder any voting or preemptive rights, or any other rights of a Securityholder of the Company.

      If, after May 15, 1997, the Series C Warrants are called for redemption by the Company and the market price for the Company's Common Stock equals or exceeds $2.00, the Company is required to pay a solicitation fee equal to four percent (4%) of the exercise price to be paid to any representative registered with the National Association of Securities Dealers, Inc. ("NASD") who, after the Company gives notice of redemption of the Series C Warrants, causes the exercise thereof prior to the expiration, as more fully set forth in the Series C Warrant Agreement, subject, however, to the provisions of NASD Notice to Members 81-38 (September 22, 1981). NASD Notice to Members 81-38 provides that an NASD registered representative may not receive compensation as a result of any of the following transactions: (1) the exercise of warrants where the market price of the underlying security is lower than the exercise price; (2) the exercise of warrants held in any discretionary account; (3) the exercise of warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and (4) the exercise of warrants in unsolicited transactions.

      The Series C Warrant Agreement provides that the Company and the Series C Warrant Agent, without the consent of the holders of the Warrants, may make changes in the Series C Warrant agreement which do not adversely affect, alter or change the rights of the registered holders of the Warrants.

      In the absence of an applicable exemption, the Series C Warrants may not be exercised unless the Company has a current registration statement on file with the Securities and Exchange Commission and the shares of Series C Preferred Stock underlying the Series C Warrants have been qualified by the securities commissions of the states in which the holder seeking to exercise Series C Warrants resides. The Company has agreed to maintain an effective registration statement pursuant to the Securities Act for the shares of Series C Preferred Stock underlying the Series C Warrants and to file post-effective amendments when subsequent events require such amendments in order to continue the registration under the Securities Act of the shares of Series C Preferred Stock underlying the Series C Warrants. There can be no assurance that the Company will be in a position to keep its Registration Statement current for the shares of Series C Preferred Stock underlying the Series C Warrants or to register or qualify the issuance of the Company's Series C Preferred Stock upon exercise of the Warrants under the blue sky laws of all the states in which holders of Series C Warrants may reside.

Transfer Agent and Registrar

      The transfer agent and registrar for the Company's Units, Series C Preferred Stock, Series C Warrants, IPO Units, Common Stock and IPO Warrants is American Stock Transfer & Trust Company.

Registration Rights

      The Underwriter has certain registration rights with respect to the securities underlying the Unit Purchase Option for a period of four years commencing one (1) year from the effective date of the Company's Initial Public Offering. The Bridge Lenders have the right to have 250,000 Units registered by the Company. Any exercise of such registration rights by the Underwriters or the sale of any Bridge Units by the holders thereof may result in dilution in the interest of the Company of the then present shareholders, hinder efforts by the Company to arrange future financings of the Company and/or have an adverse effect on the market price of the Company's Units, Series C Preferred Stock and Series C Warrants.


                       MARKET FOR THE COMPANY'S SECURITIES


      The Company's Common Stock Units, Common Stock and Common Stock Purchase Warrants commenced trading on the NASDAQ SmallCap Market system on the effectiveness of the Company's initial public offering on January 29, 1993 in the form of Units, under the symbol "SUNSU," each consisting of two (2) shares of Common Stock (the "Common Stock") and one (1) redeemable Common Stock Purchase Warrant (the "Common Stock Warrants"). Effective January 29, 1993, the Common Stock and Warrant component parts of the Common Stock Units were separated and began trading under the symbols "SUNS" and "SUNSW," respectively. The Units, the Common Stock and the Common Stock Warrants are regularly quoted and traded on the NASDAQ SmallCap Market system. As of March, 1996, these securities traded under the symbols "BEVTU", "BEVT" and "BEVTW", respectively.

      The Company's Preferred Stock Units, Series C Convertible Preferred Stock (the "Preferred Stock") and Preferred Stock Purchase Warrants commenced trading on the NASDAQ SmallCap Market on the effectiveness of the Company's secondary public offering on May 15, 1995 in the form of Units, under the symbol "SUNSL,"each Unit consisting of one (1) share of Series C Convertible Preferred Stock and two (2) Series C Redeemable Preferred Stock Purchase Warrants. Effective June 15, 1995, the Preferred Stock and Preferred Stock Warrant components of the Preferred Stock Units were separated and began trading under the symbols "SUNSP" and "SUNSZ," respectively. These Units, Series C Preferred Stock and Preferred Stock Warrants are regularly quoted and traded in the Nasdaq SmallCap Market System. As of March, 1996, these securities traded under the symbols "BEVTL", "BEVTP" and "BEVTZ", respectively.

      The following table indicates the high and low bid prices for the Company's Common Stock Units, Common Stock and Warrants for the period from January 29, 1994 to December 31, 1995 and the Company Preferred Stock Units, Preferred Stock and Warrants for the period from May 12, 1995 to December 31, 1995 based upon information supplied by the NASDAQ system. Prices represent quotations between dealers without adjustments for retail markups, markdowns or commissions, and may not represent actual transactions. As of March 29, 1996, the Company had 25 holders of record of its shares of Preferred Stock and 414 holders of record of its shares of Common Stock.

=================================================================================================================
                             Common Stock                Common Stock Purchase             Common Stock Units
                                                               Warrants
-----------------------------------------------------------------------------------------------------------------
Year Ended
December 31, 1994       High           Low            High             Low               High             Low
-----------------------------------------------------------------------------------------------------------------
First Quarter*          $4.625         $3.75          $2.375           $1.50             $12.50           $9.25
-----------------------------------------------------------------------------------------------------------------
Second Quarter          $4.156         $1.875         $1.75            $0.49             $9.50            $4.75
-----------------------------------------------------------------------------------------------------------------
Third Quarter           $1.875         $5.63          $1.25            $0.125            $5.00            $1.25
-----------------------------------------------------------------------------------------------------------------
Fourth Quarter          $0.9375        $0.281         $0.25            $0.0625           $1.25            $1.50
=================================================================================================================


=================================================================================================================
                           Common Stock        Common Stock            Series C          Series C Preferred
                                                 Purchase              Preferred           Stock Purchase
                                                 Warrants(1)             Stock(2)             Warrants(2)
-----------------------------------------------------------------------------------------------------------------
Year Ended
December  31, 1995      High      Low       High        Low         High      Low        High       Low
-----------------------------------------------------------------------------------------------------------------
First Quarter           $0.3125   $0.25     $0.0938     $0.0625
-----------------------------------------------------------------------------------------------------------------
Second Quarter          $0.3438   $0.125    $0.0938     $0.0625     $7.8125   $5.00      $2.50      $1.375
-----------------------------------------------------------------------------------------------------------------
Third Quarter           $0.3125   $0.0938   $0.0625     $0.0625     $8.125    $5.75      $2.375     $1.875
-----------------------------------------------------------------------------------------------------------------
Fourth Quarter          $0.25     $0.125                            $7.50     $5.75      $1.875     $1.00
-----------------------------------------------------------------------------------------------------------------
First Quarter, 1996     $0.22     $0.063                            $9.50     $6.25      $2.6250    $1.13
-----------------------------------------------------------------------------------------------------------------
Second Quarter, 1996    $0.25     $0.063                            $6.25     $5.00      $2.0000    $1.00
-----------------------------------------------------------------------------------------------------------------
Third Quarter, 1996     $1.125    $1.000                            $4.00     $1.875     $1.5000    $0.50
=================================================================================================================


================================================================
                        Common Stock        Preferred Stock
                           Units(3)               Units(2)

----------------------------------------------------------------
Year Ended
December  31, 1995     High       Low       High      Low
----------------------------------------------------------------
First Quarter          $0.875     $0.50
----------------------------------------------------------------
Second Quarter         $0.75      $0.625    $11.50    $5.50
----------------------------------------------------------------
Third Quarter                               $10.375   $9.625
----------------------------------------------------------------
Fourth Quarter
----------------------------------------------------------------
First Quarter, 1996
----------------------------------------------------------------
Second Quarter, 1996                        $10.375   $8.50
----------------------------------------------------------------
Third Quarter, 1996
================================================================

--------------
(1) Common Stock Purchase Warrants ceased trading on August 2, 1995 and expired on January 29, 1996.
(2)   Commenced trading on May 12, 1995.
(3)   Common Stock Units ceased trading on June 20, 1995.

      On January 2, 1996, the Company issued to the holders of record of the Series C Preferred Stock as of December 24, 1995 a dividend of two (2) shares of the Company's Common Stock.

      On July 17, 1996, the closing price of the Common Stock, Preferred Stock and Preferred Stock Warrants as reported on the NASDAQ SmallCap Market System were $1.00, $4.75 and $1.3125, respectively. The Company's Common Stock Units, Common Stock Warrants and Preferred Stock Units were delisted from the NASDAQ on June 20, 1995, August 2, 1995 and March 11, 1996 respectively.

Delaware Anti-Takeover Law

      The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested Securityholder" for a period of three (3) years after the date of the transaction in which the person became an interested Securityholder, unless it is approved in a prescribed manner. As a result of
Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions


Limitation on Liability of Directors

      Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its Securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Securityholders or otherwise.

      Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law.

      The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      The Company does not currently have any liability insurance coverage for its officers and directors.

Commission Policy

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             SELLING SECURITYHOLDER

      This offering includes 400,000 shares of Series C Preferred Stock (the "Shares") owned by Perry's Majestic Beer, Inc. (the "Selling Securityholder"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholder. The resale of the shares of the Selling Securityholder are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

      The securities offered hereby may be sold from time to time directly by the Selling Securityholder. Alternatively, the Selling Securityholder may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholder in connection with such sales of securities. The securities offered by the Selling Securityholder may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. The Selling Securityholder and intermediaries through whom such securities are sold may be deemed
"underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

      At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

      Sales of securities by the Selling Securityholder or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

PLAN OF DISTRIBUTION

      At the time a particular  offer of  securities  is made by or on behalf of the Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public. The Company reasonably expects that the Securities being registered hereunder, will be offered and sold within two (2) years of the effective date of this Registration Statement.



LEGAL MATTERS

      The validity of the securities being offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Hartley T. Bernstein, a partner at Bernstein & Wasserman, LLP, is one of the Directors of the Company. See "Management" and "Principal Stockholders."

EXPERTS

      Certain of the financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been examined by Moore Stephens, P.C. independent certified public accountants.

ADDITIONAL INFORMATION

      This Prospectus constitutes part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act and omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

      The Registration Statement, including the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at: 450 Fifth Street, Washington, D.C. 20549; and at the offices of the Commission located at 7 World Trade Center, New York, NY 10048; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549 at prescribed rates.

      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.

                                 --------------
                                TABLE OF CONTENTS
                                                       Page
                                                       ----
Available Information.........                           3
Prospectus Summary..........                             4
The Company...................                           4
The Offering....................                         6
Summary Financial
  Information....................                        9
Risk Factors.....................                       10
Use of Proceeds.................                       ----
Dilution...............                                ----
Capitalization......................                     8
Dividend Policy...............                          16
Selected Financial Data.......                         ----
Management's Discussion and
Analysis of Financial
 Condition and Results of
 Operations...................                          17
Business......................                          25
Management....................                          32
Principal Stockholders........                          41
Certain Transactions..........                          43
Description of
 Securities...................                          51
Selling Securityholder.......                           60
Underwriting..................                        ----
Legal Matters.................                          61
Experts.......................                          61
Additional Information........                          61
Financial Statements..........                         A-1

Until _______, 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                400,000 shares of
                            Series C Preferred Stock








                                 BEV-TYME, INC.





                                 --------------

                                   PROSPECTUS

                                 --------------










                               November 6, 1996






                                 --------------

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                        Page to Page
                                                        ------------
Bev-Tyme, Inc. - Historicals

Independent Auditor's Report......................      A-1........

Consolidated Balance Sheets - June 30,
1996 and December 31, 1995........................      A-2........  A-3


Consolidated Statements of Operations for
the six months ended June 30, 1996 and
1995 and the years ended December 31, 1995
and 1994..........................................      A-4........

Consolidated Statements of Stockholders'
Equity for the six months ended June
30, 1996 and 1995 and the years ended
December 31, 1995
and 1994..........................................      A-5........  A-7

Consolidated Statements of Cash Flows for
the six months ended June 30, 1996 and
1995 and the for the years ended December 31,
1995 and 1994 ....................................      A-8........  A-10

Notes to Consolidated Financial Statements........      A-11.......  A-22


Pro Formas

Pro Forma Combined Financial Statements...........      B-1........

Pro Forma Combined Statement of Operations
 for the year ended
December 31, 1995.................................      B-2........

Pro Forma Combined Statement of Operations
for the three months ended
March 31, 1996....................................      B-3........


Perry's Majestic Beer, Inc.


Independent Auditor's Report......................      C-1........



Balance Sheets as of March 31, 1996
and June 30,1996 [Unaudited]......................      C-2........



Statements of Operations for the
period ended March 31, 1996 and for
the three months ended
June 30,1996 [Unaudited]..........................      C-3........



Statements of Cash Flows for the
period ended March 31, 1996 and for the

three months ended June 30,1996 [Unaudited].......      C-4........



Notes to Financial Statements ....................      C-5........C-7


                          . . . . . . . . . . . . . . .

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Stockholders of
   Bev-Tyme, Inc.
   New York, New York


      We have audited the accompanying consolidated balance sheet of Bev-Tyme, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bev-Tyme, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

      The accompanying consolidated financial statements have been prepared assuming that Bev-Tyme, Inc. and subsidiaries will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 MORTENSON AND ASSOCIATES, P. C.
                                                   Certified Public Accountants.

Cranford, New Jersey
March 21, 1996
[Except for Note 17C
as to which the date is
April 11, 1996]

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                              June 30,          December 31,
                                               1 9 9 6             1 9 9 5
                                             [Unaudited]
Assets:
Current Assets:
   Cash                                      $    149,224        $    153,714
   Accounts Receivable - Net                      863,579             704,870
   Inventory                                      939,589             780,938
   Prepaid Expenses                               215,800             153,955
   Stock Subscription Receivable                       --           1,050,000
   Note Receivable                                 85,000                  --
                                                   ------                  --

   Total Current Assets                         2,253,192           2,843,477
                                             ------------        ------------

Property and Equipment - Net                      912,973             867,752
                                             ------------        ------------

Investments [17C]                                 250,000                  --
                                             ------------        ------------
Other Assets:
   Restricted Cash                                  5,125               5,073
   Security Deposits                               27,408              48,096
   Goodwill - Net                               2,715,945           2,924,863
   Other Assets                                   183,751               3,751
                                             ------------        ------------

   Total Other Assets                           2,932,229           2,981,783
                                             ------------        ------------

   Total Assets                              $  6,348,394        $  6,693,012
                                             ============        ============




See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                       June 30,          December 31,
                                                       --------          ------------
                                                        1996                 1995
                                                        ----                 ----
                                                      (Unaudited)
                                                      -----------

Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts Payable                                    $ 1,456,022         $ 2,200,468
   Accrued Expenses                                        210,907             289,239
   Payroll and Corporate Income Taxes Payable               54,912             254,699
   Notes Payable                                           454,934              97,937
   Loan Payable - Shareholder                                   --             259,000
                                                       -----------         -----------

   Total Current Liabilities                             2,176,775           3,101,343
                                                       -----------         -----------

Long-Term Debt:
   Notes Payable                                           389,552             322,952
                                                       -----------         -----------

Commitments and Contingencies [12]                              --                  --
                                                       -----------         -----------

Stockholders' Equity:
   Series C Convertible Preferred Stock -
     Authorized 5,800,000 Shares, Par Value
     of $.0001, 2,252,225 and 1,352,225
     Shares Issued and Outstanding at June
     30, 1996 and December 31,
     1995, respectively (400,000 are
     deemed to be Treasury Stock)                              225                 135



   Common Stock - Authorized 75,000,000
     Shares, Par Value of
     $.0001, 924,221 and 458,776
     Shares, Issued and Outstanding
     at June 30, 1996 and
     December 31, 1995, respectively [19F]                      92                  46

   Additional Paid-in Capital                           18,183,871          13,362,257

   Accumulated [Deficit]                               (10,411,308)         (8,938,721)
                                                       -----------         -----------

   Totals                                                7,772,880           4,423,717
   Less:  Treasury Stock                                (2,000,000)                 --
          Deferred Compensation                         (1,990,813)         (1,155,000)
                                                       -----------         -----------

   Total Stockholders' Equity                            3,782,067           3,268,717
                                                       -----------         -----------

   Total Liabilities and Stockholders' Equity          $ 6,348,394         $ 6,693,012
                                                       ===========         ===========


See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                        Six months ended                          Years ended
                                                            June 30,                              December 31,
                                                     -------------------------             ---------------------------
                                                     1 9 9 6           1 9 9 5             1 9 9 5             1 9 9 4
                                                     -------           -------             -------             -------
                                                   [Unaudited]       [Unaudited]
Sales - Net                                         $  7,421,705      $  5,598,323      $  12,730,722        $  9,773,013

Total Cost of Goods Sold                               5,865,046         4,525,846         10,974,292           7,729,722
                                                    ------------      ------------      -------------        ------------

   Gross Profit                                        1,556,659         1,072,477          1,756,430           2,043,291

                                                    ------------      ------------      -------------        ------------

Selling, General and Administrative
   Expenses:
   Selling, Advertising and Promotion                    568,302           534,025          1,128,782             913,762
   Amortization of Goodwill                              208,918           171,600            387,892             320,400
   General and Administrative Expenses                 1,256,406         1,118,487          2,405,738           1,773,076
   Compensation Expense - Issuance of
     Stock                                                    --                --          1,223,250                  --
   Amortization of Financing Costs                            --           386,650            386,650             193,350
   Amortization of Consulting Services                   697,187                --                 --                  --
                                                    ------------      ------------      -------------        ------------

   Total Selling, General and
     Administrative Expenses                           2,730,813         2,210,762          5,532,312           3,200,588
                                                    ------------      ------------      -------------        ------------

   [Loss] from Operations                             (1,174,154)       (1,138,285)        (3,775,882)         (1,157,297)
                                                    ------------      ------------      -------------        ------------

Other [Income] Expense:
   Interest Expense                                       28,108            22,297             50,422              41,454
   Interest Income                                          (125)               --                (74)             (6,209)
                                                    ------------      ------------      -------------        ------------

   Other Expense [Income]  - Net                          27,983            22,297             50,348              35,245
                                                    ------------      ------------      -------------        ------------

   [Loss] Before Provision for Income
     Taxes                                            (1,202,137)       (1,160,582)        (3,826,230)         (1,192,542)

Provision for Income Taxes                                    --                --                 --                  --
                                                    ------------      ------------      -------------        ------------

   Net [Loss]                                         (1,202,137)       (1,160,582)        (3,826,230)         (1,192,542)


   Stock Dividend to Preferred
     Stockholders                                        270,450                --                 --                  --
                                                    ------------      ------------      -------------        ------------



   Net [Loss] Applicable to Common
     Stock                                          $ (1,472,587)     $ (1,160,582)     $  (3,826,230)      $  (1,192,542)
                                                    ============      ============      =============       =============


   Weighted Average Number of
     Shares                                              810,979           407,837            475,933             352,368
                                                    ============      ============      =============       =============

   Net [Loss] Per Share                             $      (1.82)     $      (2.85)     $       (8.04)      $       (3.38)
                                                    ============      ============      =============       =============



See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                   Series C Convertible
                                             Common Stock             Preferred Stock          Additional
                                         --------------------      -----------------------       Paid-in
                                          Shares      Amount        Shares        Amount*        Capital
                                          ------      ------        ------        -------        -------

   Balance at December 31,  1993          293,630     $     29           --      $    --     $  5,345,991

Stock Issued in Exchange for
   Services in February 1994                7,500            1           --           --          202,277

Exercise of Bridge Units in February
   1994 at $.50 Per Unit                      781           --           --           --            3,907

Issuance of Stock to Purchase the
   remaining 49% Interest of
   Subsidiaries in March 1994 at
   $2.70                                   60,000            6           --           --        1,619,994

Exercise of 1,500,000 Warrants in
   February 1994 Net of Offering Costs         --           --           --           --          258,116
   258,116

Exercise of Bridge Units in March 1994
   at $.50 Per Unit                           781           --           --           --            3,906

Sale of Treasury Stock                         --           --           --           --           93,171

Exercise of Bridge Units in April
   1994 at $.50 Per Unit                    1,016           --           --           --            5,078

Deferred Compensation Adjustment
   for Options in March 1994                   --           --           --           --               --


Relinquishment of Stock Options in
   June 1994                                   --           --           --           --         (340,000)

Imputed Interest on Note Payable -
   Stockholder                                 --           --           --           --           21,000
                                       ----------     --------      -------      -------     ------------
   Totals - Forward                       363,708     $     36           --      $    --     $  7,213,440


                                                                                           Total
                                             Accumulated    Treasury       Deferred     Stockholders'
                                               [Deficit]       Stock    Compensation      Equity
                                               ---------       -----    ------------      ------

   Balance at December 31,  1993             $ (3,919,949)   $ (25,000)  $ (269,167)    $  1,131,904

Stock Issued in Exchange for
   Services in February 1994                           --           --           --          202,278

Exercise of Bridge Units in February
   1994 at $.50 Per Unit                               --           --           --            3,907

Issuance of Stock to Purchase the
   remaining 49% Interest of
   Subsidiaries in March 1994 at
   $2.70                                               --           --           --        1,620,000

Exercise of 1,500,000 Warrants in
   February 1994 Net of Offering Costs                 --           --            --         258,116

Exercise of Bridge Units in March 1994
   at $.50 Per Unit                                    --           --           --            3,906

Sale of Treasury Stock                                 --       25,000           --          118,171

Exercise of Bridge Units in April
   1994 at $.50 Per Unit                               --           --           --            5,078

Deferred Compensation Adjustment
   for Options in March 1994                          ---           --      269,167          269,167

Relinquishment of Stock Options in
   June 1994                                           --           --           --         (340,000)

Imputed Interest on Note Payable -
   Stockholder                                         --           --           --           21,000
                                             ------------    ---------   ----------     ------------

   Totals - Forward                          $ (3,919,949)   $      --   $       --     $  3,293,527


* No allocation has been made to par value for the preferred stock because of the insignificant dollar amounts.

See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                   Series C Convertible
                                             Common Stock             Preferred Stock          Additional
                                         --------------------      -----------------------       Paid-in
                                          Shares      Amount        Shares        Amount*        Capital
                                          ------      ------        ------        -------        -------
   Totals - Forwarded                     363,708     $     36           --      $    --     $  7,213,440

Stock Issued as Installment Payment
   on Stockholder Note Payable              5,068            1           --           --          149,999

Deferred Financing Costs on
   Convertible Bridge Notes                    --           --           --           --          580,000

Net [Loss] for the Year Ended
   December 31, 1994                           --           --           --           --               --
                                               --           --           --           --               --
                                      -----------     --------      -------      -------     ------------
Balance - December 31, 1994               368,776           37           --           --        7,943,439

Issuance of Stock Upon Conversion
   of Bridge Notes in February 1995            --           --      250,000           25           19,975

Issuance of Stock Upon Cancellation
   of Indebtness to a Shareholder in
   February 1995                               --           --      117,225           12          201,663

Issuance of Stock in Exchange for
   Services in March 1995                  70,000            7           --           --          195,993

Issuance of Stock to Purchase Net
   Assets of SB&S                          20,000            2           --           --           31,248

Public Offering - Net of Offering
   Expenses of $611,213 - May 1995             --           --      460,000           46        1,688,741

Issuance of Series C Preferred

   Stock Options - May 1995                    --           --           --           --        1,076,250

Issuance of Series C Preferred
   Stock Options - November 1995               --           --           --           --        1,155,000


Exercise of Series C Preferred
   Stock Options in October 1995               --           --      525,000           52        1,049,948

Net [Loss] for the year ended
   December 31, 1995                           --           --           --           --               --
                                      -----------     --------      -------      -------     ------------
   Balance - December 31, 1995
     Forward                              458,776     $     46    1,352,225      $   135     $ 13,362,257


                                                                                      Total
                                        Accumulated    Treasury       Deferred     Stockholders'
                                          [Deficit]       Stock    Compensation      Equity
                                          ---------       -----    ------------      ------


   Totals - Forwarded                  $  (3,919,949)    $     --  $        --     $  3,293,527

Stock Issued as Installment Payment
   on Stockholder Note Payable                    --           --           --          150,000

Deferred Financing Costs on
   Convertible Bridge Notes                       --           --           --          580,000

Net [Loss] for the Year Ended
   December 31, 1994                      (1,192,542)          --           --       (1,192,542)
                                       -------------     --------  -----------     ------------
Balance - December 31, 1994               (5,112,491)          --           --        2,830,985

Issuance of Stock Upon Conversion
   of Bridge Notes in February 1995               --           --           --           20,000

Issuance of Stock Upon Cancellation
   of Indebtness to a Shareholder in
   February 1995                                  --           --           --          201,675

Issuance of Stock in Exchange for
   Services in March 1995                         --           --           --          196,000

Issuance of Stock to Purchase Net
   Assets of SB&S                                 --           --           --           31,250

Public Offering - Net of Offering
   Expenses of $611,213 - May 1995                --           --           --        1,688,787

Issuance of Series C Preferred

   Stock Options - May 1995                       --           --           --        1,076,250

Issuance of Series C Preferred
   Stock Options - November 1995                  --           --   (1,155,000)              --


Exercise of Series C Preferred
   Stock Options in October 1995                  --           --           --        1,050,000

Net [Loss] for the year ended
   December 31, 1995                      (3,826,230)          --           --       (3,826,230)
                                       -------------     --------  -----------     ------------
   Balance - December 31, 1995
     Forward                           $  (8,938,721)    $     --  $(1,155,000)    $  3,268,717


* No allocation has been made to par value for the preferred stock because of the insignificant dollar amounts.

See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                   Series C Convertible
                                             Common Stock             Preferred Stock          Additional
                                         --------------------      -----------------------       Paid-in
                                          Shares      Amount        Shares        Amount*        Capital
                                          ------      ------        ------        -------        -------
   Balance - December 31, 1995            458,776  $        46    1,352,225  $       135  $    13,362,257

Options Issued - Deferred Consulting
   Costs - February 1996 [17B]                 --           --           --           --          600,000

Stock Issuance for Acquisition of
   Perry's Majestic Beer  [17C]                --           --      400,000           40        1,999,960

Exercise of Stock Options for Series C
   Preferred Stock [17B][19E]                  --           --      500,000           50          999,950

Common Stock Dividend to Holders
   of Series C Preferred Stock -
   January 1996 [17D]                     270,445           27           --           --          270,423


Consulting Agreement - April 1996 [19A]    35,000            3           --           --           32,997

Stock Issued for Distributor Rights and
   Services in April 1996 [19B]            80,000            8           --           --          868,292

Consulting Agreement - April 1996 [19C]    40,000            4           --           --           24,996

Financing Costs [19D]                      40,000            4           --           --           24,996

Amortization of Deferred Compensation
   Costs                                       --           --           --           --               --

Net [Loss] for the six months
   ended June 30, 1996                         --           --           --           --               --
                                          -------  -----------    ---------  -----------  ----------------

   Balance - June 30, 1996
     [Unaudited]                          924,221  $        92    2,252,225  $       225  $    18,183,871
                                          =======  ===========    =========  ===========  ===============


                                                                                         Total
                                           Accumulated     Treasury       Deferred     Stockholders'
                                             [Deficit]        Stock    Compensation      Equity
                                             ---------        -----    ------------      ------
   Balance - December 31, 1995           $  (8,938,721) $        --  $(1,155,000)  $    3,268,717

Options Issued - Deferred Consulting
   Costs - February 1996 [17B]                      --           --     (600,000)              --

Stock Issuance for Acquisition of
   Perry's Majestic Beer  [17C]                     --   (2,000,000)          --               --

Exercise of Stock Options for Series C
   Preferred Stock [17B][19E]                       --           --           --        1,000,000

Common Stock Dividend to Holders
   of Series C Preferred Stock -
   January 1996 [17D]                         (270,450)          --           --               --

Consulting Agreement - April 1996 [19A]             --           --      (33,000)              --

Stock Issued for Distributor Rights and
   Services in April 1996 [19B]                     --           --     (850,000)          18,300

Consulting Agreement - April 1996 [19C]             --           --      (25,000)              --

Financing Costs [19D]                               --           --      (25,000)              --

Amortization of Deferred Compensation
   Costs                                            --           --      697,187          697,187


Net [Loss] for the six months
   ended June 30, 1996                      (1,202,137)          --           --       (1,202,137)
                                         -------------  -----------  -----------   --------------

   Balance - June 30, 1996
     [Unaudited]                         $ (10,411,308) $(2,000,000) $(1,990,813)  $    3,782,067
                                         =============  ============ ===========   ==============


* No allocation has been made to par value for the preferred stock because of the insignificant dollar amounts.

See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                        Six months ended                          Years ended
                                                            June 30,                              December 31,
                                                            --------                              ------------
                                                     1 9 9 6           1 9 9 5             1 9 9 5             1 9 9 4
                                                     -------           -------             -------             -------
                                                   [Unaudited]       [Unaudited]
                                                   -----------       -----------
Operating Activities:

   Net [Loss]                                    $    (1,202,137) $     (1,160,582)   $    (3,826,230)    $    (1,192,542)
                                                 ---------------  ----------------    ---------------     ---------------
   Adjustments to Reconcile Net [Loss]
     to Net Cash [Used for] Operating
     Activities:
     Depreciation                                         64,500            45,800            120,500              70,297
     Amortization of Intangibles                              --           386,650            386,650             193,350
     Amortization of Goodwill                            208,918           171,600            387,892             320,400
     Bad Debt Expense                                         --                --             93,249                  --
     Compensation Expense on Issuance
       of Common and Preferred Stock                     697,187                --          1,272,250                 417
     Imputed Interest on Stockholder
       Note Payable                                           --                --                 --              21,000

   Changes in Assets and Liabilities:
     [Increase] Decrease in Assets:

       Accounts Receivable                              (243,709)         (128,240)            33,406            (257,339)
       Inventory                                        (158,651)         (284,460)            23,743             225,690
       Prepaid Expenses                                  (61,845)          167,573             63,446            (139,662)
       Prepaid Offering Cost                                  --            71,182             71,182             (71,182)
       Other Assets                                     (159,364)               --                 --             (21,141)

     Increase [Decrease] in Liabilities:
       Accounts Payable and Accrued
         Expenses                                       (804,672)          370,603            404,430            (325,811)
       Payroll and Corporate Income
         Taxes Payable                                  (199,787)               --            254,699                  --
                                                 ---------------  ----------------    ---------------     ---------------

     Total Adjustments                                  (657,423)          809,708          3,111,447              16,019
                                                 ---------------  ----------------    ---------------     ---------------

   Net Cash - Operating Activities -
     Forward                                          (1,859,560)         (350,874)          (714,783)         (1,176,523)
                                                 ---------------  ----------------    ---------------     ---------------

Investing Activities:
   Equipment Acquisitions                               (142,107)               --           (249,464)           (162,869)
   Purchase of Subsidiaries - Net of
     Cash Acquired                                            --          (526,562)          (526,562)                 --
   Acquisition Costs                                          --          (161,060)                --                 250
   Collections of Loans Receivable -
     Stockholders                                             --                --                 --              13,557
   Restricted Cash                                            --                --             (5,073)                 --
   Partial Payment on Acquisition                       (150,000)               --                 --                  --
                                                 ---------------  ----------------    ---------------     ---------------

   Net Cash - Investing Activities -
     Forward                                     $      (292,107) $       (687,622)   $      (781,099)    $      (149,062)


See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                        Six months ended                          Years ended
                                                            June 30,                              December 31,
                                                            --------                              ------------
                                                     1 9 9 6           1 9 9 5             1 9 9 5             1 9 9 4

                                                     -------           -------             -------             -------

   Net Cash - Operating Activities -
     Forwarded                                     $  (1,859,560)   $     (350,874)     $    (714,783)      $  (1,176,523)
                                                   -------------    --------------      -------------       -------------

   Net Cash - Investing Activities -
     Forwarded                                          (292,107)         (687,622)          (781,099)           (149,062)
                                                   -------------    --------------      -------------       -------------

Financing Activities:
   Proceeds from Public Offering                              --         1,688,787          1,688,787                  --
   [Acquisition] Redemption of a
     Certificate of Deposit                                   --                --                 --             110,427
   Proceeds from Loan Payable                            138,750                --
   Proceeds from Bridge Loan Payable                      90,000                --                 --             200,000
   Payments of Capital Lease Obligations                 (31,732)           (4,216)            (5,891)
   (16,865)
   Payments of Note Payable - Related
     Parties                                                  --           (12,918)           (45,000)                 --
   Proceeds of Note Payable - Related
     Parties                                                  --                --             45,000                  --
   Payment of Bridge Loan Obligation                          --          (180,000)          (180,000)                 --
   Proceeds from Sale of Common Stock                     45,200                --                 --             118,171
   Issuance of Preferred Stock from
     Exercise of Options                               2,350,000                --                 --                  --
   Exercise of Bridge Units                                                                        --              12,890
   Payments of Notes Payable                            (186,041)          (88,381)          (180,677)           (135,143)
   Proceeds from Shareholder - Loan
     Payable                                                  --                --            309,000                  --
   Repayment of Shareholder - Loan
     Payable                                            (259,000)               --            (50,000)                 --
   Proceeds from Exercise of Warrants                         --                --                 --             375,000
                                                   -------------    --------------      -------------       -------------

   Net Cash - Financing Activities                     2,147,177         1,403,272          1,581,219             664,480
                                                   -------------    --------------      -------------       -------------

   Net Increase [Decrease] in Cash                        (4,490)          364,776             85,337            (661,105)

Cash - Beginning of Years                                153,714            68,377             68,377             729,482
                                                   -------------    --------------      -------------       -------------

   Cash - End of Years                             $     149,224    $      433,153      $     153,714       $      68,377
                                                   =============    ==============      =============       =============

Supplemental Disclosures of Cash Flow Information:
   Cash paid for the years for:
     Interest                                      $      23,156    $       22,297      $      39,665       $      20,454
     Income Taxes                                  $          --    $           --      $          --       $          --

Supplemental Schedule of Non-Cash Investing and Financing Activities:

      In February 1994, the Company issued 7,500 shares of common stock to a law firm in connection for certain legal services performed during 1993.

      In March 1994, in connection with the acquisition of the remaining 49% interest in the subsidiaries, the Company exchanged 60,000 newly issued shares of common stock and $250,000 payable at the Company's option in either cash or common stock.

See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


Supplemental Schedule of Non-Cash Investing and Financing Activities
[Continued]:
      On October 28, 1994, the Company issued 5,068 shares of common stock, representing a $150,000 installment payment on the $250,000 stockholder note payable.

      During the year ended December 31, 1994, the Company incurred loan obligations for transportation equipment, totaling $125,437.

      In February 1995, the bridge lenders converted the convertible bridge notes into an aggregate of 250,000 preferred bridge units.

      In February 1995, the Company issued 117,225 shares of Series C Preferred Stock to a stockholder in exchange for the cancellation by a stockholder who is also an officer and director of certain indebtness of the Company in the aggregate principal amount of $201,675.

      In March 1995, the Company entered into three one-year consulting agreements with three unaffiliated individuals and issued a total of 70,000 shares of the Company's common stock with a fair value of $196,000, which was expensed in 1995.

      In May 1995, the Company granted 525,000 Series C Preferred Stock Options to directors, officers and employees of the Company at an exercise price of $2.00 per share and, accordingly, has recorded an expense of $1,076,250. In October 1995, the directors, officers and employees of the Company exercised the 525,000 Series C Preferred Stock Options and as a result, the Company recorded a stock subscription receivable for $1,050,000, which was collected in January and February 1996.

      In June 1995, the Company issued 20,000 shares of common stock and utilized $21,495 of other assets in connection with the acquisition of the net assets of Sclafani Beer & Soda, Inc.

      In November of 1995, the Company issued 525,000 options for the Company's Series C Preferred Stock to seven directors exercisable at $2.00 per share for services to be rendered in 1996. The Company recorded a deferred cost of $1,155,000 in 1995 which represents the fair market value of the options and $289,000 was amortized in the quarter of March 1996 as compensation to the directors.

      During the period ended December 31, 1995, the Company incurred loan obligations for transportation equipment, totaling $343,465.

      On January 2, 1996, the Company issued to the holders of record of the Series C Preferred Stock as of December 24, 1995 a dividend of two shares of the Company's common stock.

      In February of 1996, the Company issued options to purchase 300,000 shares of the Company's Series C Preferred Stock at an exercise price of $2.00 per share to a consultant to assist, the Company in connection with acquisitions, divestitures, joint ventures, and other strategic business initiatives. The Company recorded a deferred consulting cost of $600,000. These options were exercised for $600,000 in 1996.

      On March 29, 1996, the Company acquired 500,000 shares of convertible Class A Preferred Stock and 7,000,000 shares of non-convertible Class B Preferred Stock of Perry's Majestic Beer, Inc. [valued at $2,000,000] in exchange for 400,000 shares of the Company's Series C Preferred Stock and $150,000. As of March 31, 1996, $75,000 of cash was paid and the balance of $75,000, which was paid on April 4, 1996, is reflected as a note payable on the financial statements as of March 31, 1996. Each share of Class A Preferred Stock may be convertible by the Company into one [1] share of Common Stock. Each share of Class A Preferred Stock and Class B Preferred Stock has attached to it the right to vote on all matters submitted to the Company. Perry's Majestic Beer, Inc. filed a registration statement for 583,335 shares of common stock at $6.00 per share which realized net proceeds of $2,548,009 in August of 1996 [See Note 17C for details of stock issued in the Perry's Majestic Beer, Inc. business combination on March 29, 1996].

See Notes to Consolidated Financial Statements.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[1] General Information and Summary of Significant Accounting Policies

General and  Organization  - New Day  Beverage  Co. was an Illinois  corporation originally established in April 1991 and maintained its principal place of business in Chicago, Illinois. In August of 1992, New Day Beverage Co. changed its name to New Day Beverage, Inc. and changed its state of incorporation to Delaware and in February 1994, relocated its principal place of business to Brooklyn, New York. On January 11, 1996, the Company changed its name to Bev-Tyme, Inc.

Bev-Tyme, Inc. ["Bev-Tyme"], is engaged in the business of developing and marketing beverage products and is also engaged in the business of distributing and selling beverage and snack products to grocery stores, supermarket chains, restaurants and corporate cafeterias. In 1995, the Company also commenced distributing beer and other malt beverages. The Company markets beverages and snack products to retail grocery stores, supermarket chains, restaurants, corporate cafeterias and wholesale distributors, a substantial portion of which is concentrated in the New York City metropolitan area.

Principles of Consolidation - The consolidated financial statements include the accounts of Bev-Tyme and each of its majority-owned subsidiaries [the "Company"]. Material intercompany transactions and balances have been eliminated in consolidation. See Note 2 entitled "Acquisitions" for further information.

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid debt investments with a maturity of three months or less when purchased. At December 31, 1995, there were no cash equivalents.

Inventories - Inventories are stated at the lower of cost or market [net realizable value]. Cost, which includes purchases, freight, raw materials, direct labor and factory overhead, is determined on the first-in, first-out basis. Management evaluates inventory obsolescence and impairment on a monthly basis.

Property and Equipment - Property and equipment are stated at cost and are depreciated over its estimated useful life of 5 to 10 years. Depreciation is calculated using the straight-line method.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangibles - For the year ended December 31, 1995, the Company charged to operations $386,650 for amortization of financing cost relating to bridge financing [See Note 8].

Goodwill - Amounts paid for securities of newly-acquired subsidiaries in excess of the fair value of the net assets of such subsidiaries have been charged to goodwill. Goodwill is related to revenues the Company anticipates realizing in future years. These revenues are highly dependent upon current management of the subsidiaries whose employment contracts cover periods up to seven years. The Company has decided to amortize its goodwill over a period of up to ten years under the straight-line method. In 1994, the Company changed its estimate of the useful life of goodwill from seven to ten years because of the increased term of the employment contracts and the increase in consolidated sales. Accumulated amortization at December 31, 1995 was $837,292. The Company's policy is to evaluate the periods of goodwill amortization to determine whether later events and circumstances warrant revised estimates of useful lives. The Company also evaluates whether the carrying value of goodwill has become impaired by comparing the carrying value of goodwill to the value of projected undiscounted cash flows from acquired assets or businesses. Impairment is recognized if the carrying value of goodwill is less than the projected undiscounted cash flow from the acquired assets or business.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[1] General Information and Summary of Significant Accounting Policies
[Continued]

Risk Concentrations - Financial instruments that potentially subject the Company to concentrations of credit risk include cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions located in the New York metropolitan area.

The Company maintains cash balances at a financial institution in New York. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1995, the Company's uninsured cash balance totaled $27,640.

The Company performs certain credit evaluation procedures and does not require collateral. The Company believes that credit risk is limited due to the large number of entities comprising the Company's customer base. In addition, the Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company established an allowance for doubtful accounts at December 31, 1995, which amounted to approximately $180,000. The Company believes any credit risk beyond this amount would be negligible.

With respect to purchases of inventory for each of the years ended December 31, 1995 and 1994, the Company purchased inventory from two suppliers which comprised approximately 24% and 10%, respectively, of the Company's total cost of sales.

Options and Warrants - Options and warrants issued to employees are recognized in accordance with the intrinsic value method.


Revenue Recognition - Revenue is recognized at the time products are shipped and title passes.

Net [Loss] Per Share - The net loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the period. Shares issuable upon the exercise of stock options granted and the effect of convertible securities are excluded from the computation because the effect on the net loss per common share would be anti-dilutive. All share data have been adjusted to reflect the one-for-ten-reverse stock split in July 1996.

[2] Acquisitions

[A] Mootch & Muck, Inc. - In March 1994, the Company acquired the remaining 49% interest in Mootch & Muck, Inc., subject to obtaining certain governmental approvals, in exchange for 60,000 newly issued shares of common stock and $250,000 payable at the Company's option in cash or common stock over a period of sixteen [16] months.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[2] Acquisition [Continued]

[A] Mootch & Muck, Inc. [Continued] - In addition, the seller was entitled to receive an additional 20,000 shares of common stock if the subsidiaries reported positive earnings before the payment of taxes for the year ended December 31, 1994, and an additional 20,000 shares of common stock if the Company reported not less than $100,000 in earnings before the payment of taxes for the year ended December 31, 1995. On October 28, 1994, the Company issued 5,068 shares of common stock as payment of $150,000 due and owing under the debt to the seller, a director of the Company. Under the terms of the original agreement, in the event that the seller sold such shares and received less than $150,000 from the proceeds therefrom, the Company was obligated to issue the seller a sufficient number of additional shares of common stock so that the aggregate proceeds from both sales was not less than $150,000. On February 13, 1995, the Company and the seller amended their agreement so that the seller would receive shares of Series C Preferred Stock and the Company would be relieved from all of its obligations to make future payments to the seller. Under the amended agreement, the Company issued to the seller 83,333 shares of Series C Preferred Stock and the seller has released the Company from all of its obligations to make payments in the future. Further, in the event that the seller receives within two years following the effective date aggregate, net proceeds in excess of $250,000, the seller will deliver such amount in excess of $250,000 to the Company and surrender for cancellation all of the remaining shares held thereby, if any. In connection with the Company acquiring the remaining 49% interest in the subsidiaries, the Company was obligated to pay the seller $250,000 at the

Company's option in cash or common stock over a period of 16 months.

There was approximately $1,870,000 of additional goodwill recorded as a result of this transaction.

[B] Sclafani Beer & Soda Distributors, Inc. ["SB&S"] - On June 2, 1995, the Company purchased the assets and assumed certain liabilities of Sclafani Beer & Soda Distributors, Inc. ["SBS"] for $500,000 in cash, 20,000 shares of the Company's common stock valued at market value or $31,250, and options to purchase 7,500 shares of the Company's common stock valued at $11,720. Goodwill of approximately $450,000 was recognized for this acquisition and is being amortized on a straight-line method over ten years.

[3] Inventories

Inventories consisted of the following:

                         June 30,       December 31,
                         --------       ------------
                         1 9 9 6          1 9 9 5
                         -------          -------

Raw Materials       $       17,749    $       17,749
Finished Goods             921,840           763,189
                    --------------    --------------

   Totals           $      939,589    $      780,938
   ------           ==============    ==============

The Company's inventory consists primarily of finished goods. The Company evaluates inventory obsolescence and impairment on a monthly basis.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[4] Plant and Equipment and Depreciation and Amortization

Plant and equipment and accumulated depreciation and amortization are as follows:

                                             June 30,      December 31,
                                             1 9 9 6         1 9 9 5
                                             -------         -------

Warehouse Equipment                    $      239,256   $      224,070
Office Equipment                              672,734          671,834

Leasehold Improvements                         41,046           41,046
Transportation Equipment                    1,208,858        1,118,858
                                       --------------   --------------

Totals - At Cost                            2,161,894        2,055,808
Less:  Accumulated Depreciation             1,248,921        1,188,056
                                       --------------   --------------

   Net                                 $      912,973   $      867,752
   ---                                 ==============   ==============

Depreciation expense for the years ended December 31, 1995 and 1994 was $120,500 and $70,297, respectively.

[5] Debt

Debt as of December 31, 1995 consisted of the following:

Bank notes payable in monthly installments
   of principal and interest at rates
   ranging from 8.5% to 13.9% per annum,
   maturing October 1996 through September 2000 [A]        $     420,889

Less:  Current Portion                                            97,937
                                                           -------------
   Non-Current Portion                                     $     322,952
   -------------------                                     =============

[A]   Collateralized by transportation equipment.

Maturities of the bank notes and loan payable as of December 31, 1995 are as follows:

December 31,
------------
     1996                                                       $      97,937
     1997                                                       $      96,588
     1998                                                       $     104,872
     1999                                                       $      84,660
     2000                                                       $      36,832

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[6] Income Taxes


No provision for income taxes has been made for 1995 and 1994 in the accompanying consolidated financial statements because the Company incurred losses for both financial reporting and income tax purposes. As of December 31, 1995, the Company had a net operating loss carryforward of approximately
$7,600,000 that is scheduled to expire between 2007 and 2008. Future tax benefits related to those losses have not been recognized because their realization is not assured.

In 1993, the Company adopted the method of accounting for income taxes pursuant to Financial Accounting Standards No. 109, "Accounting for Income Taxes" ["SFAS No. 109"]. SFAS No. 109 requires the asset and liability method for financial accounting and reporting for income taxes. The impact of adopting SFAS No. 109 was not significant to the Company's financial position or results of operations.

[7] Stock Option Plans, Stock Options and Warrants

[A] As of December 31, 1995, 52,500 common stock options that were issued in August of 1994 are outstanding and have vested to directors, officers and employees of the Company at an exercise price of $6.90 per share. The Company also issued in 1995, 30,000 common stock options that vest in May of 1996 to directors, officers and employees of the Company at an exercise price of $20.00 per share.

[B] As of December 31, 1995 and March 31, 1996, approximately 150,000 warrants were outstanding, which entitle the holders to acquire shares of common stock at a price of $60.00 per share which expire in January 1996.

[C] As of December 31, 1995, 1,420,000 Series C Warrants were outstanding which entitled the holders to acquire shares of Series C Preferred Stock at a price of $6.00 per share for a period of four years commencing May 15, 1996.

[D] In November of 1995, the Company issued 525,000 options for the Company's Series C Preferred Stock to seven directors exercisable at $2.00 per share for services to be rendered in 1996. The Company recorded a deferred cost of $1,155,000 which represents the fair market value of the options and amortized $578,000 as of June 30, 1996 as compensation to the directors.

[E] Incentive Stock Option Plan - In November of 1992, the Company adopted the "Incentive Stock Option Plan". The total number of shares that may be granted under this plan is 7,500 shares. The Company issued incentive options to purchase an aggregate of 6,000 shares of common stock exercisable at $10.00 per share for a period of four years commencing in August 1994.

[F] Non-Qualified Stock Option Plan - In November of 1992, the Company adopted the "Non-Qualified Stock Option Plan". The total number of shares that may be granted under this plan is 12,500 shares. In August of 1994, the Company issued an aggregate of 2,500 non-qualified options that are exercisable at 10.00 per share for a period of four years commencing in August 1994. No additional non-qualified options were issued through December 31, 1995.

[G] Options to Underwriter - In June 1993, for a purchase price of $500, the underwriters of the public offering acquired an option to purchase up to an aggregate of 5,000 units for a five-year period expiring in February 1998. The

Company has agreed to register, at its expense, under the Securities Act, on one occasion, the option and/or the underlying securities covered by the option upon certain conditions.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #6
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[8] Bridge Financing

On November 30, 1994, the Company borrowed an aggregate of $200,000. In exchange for making a loan to the Company, the bridge lenders received two promissory notes: one note in the aggregate principal amount of $180,000 and the other note in the aggregate principal amount of $20,000. Each of the bridge notes bears interest at the rate of eight percent [8%] per annum. The $180,000 bridge loans were due and payable upon the earlier of (i) May 1, 1995, or (ii) the closing of the proposed public offering of the Company's securities. The $20,000 bridge loans are due on December 1, 1995. In addition, each bridge lender had the right to convert a convertible bridge note into a number of units ["preferred bridge units"] equal to the total dollar amount loaned to the Company by such bridge lender; provided, however, that one bridge lender may convert his convertible bridge note into the total dollar amount loaned to the Company plus an additional 50,000 preferred bridge units because such bridge lender surrendered 100,000 warrants exercisable for 100,000 shares of common stock. In February, the bridge lenders converted the convertible bridge notes into an aggregate of 250,000 preferred bridge units. Each unit is identical to the units being offered in the proposed public offering. One bridge lender who loaned $65,000 to the Company rescinded 100,000 warrants that were received in a private placement on February 2, 1994. Further, the Company agreed to register such units in the first registration statement filed by the Company following the date of the loan. The cost of obtaining this bridge financing was $580,000, which represents the fair value for the bridge units issued. As a result, the Company expensed $386,650 and $193,350 in 1995 and 1994, respectively, as bridge financing costs. In May of 1995, the Company was granted an extension for the maturity of the principal bridge notes until the earlier of (i) June 15, 1995 or (ii) the closing of the public offering. These bridge notes were repaid on May 23, 1995, the date of the closing of the public offering [See Note 9A].

[9] Stockholders' Equity

[A] Registration Statement for Units - Series C Redeemable Preferred Stock - On May 15, 1995, the Company completed a secondary public offering for sale 460,000 units, each consisting of one share of Series C Convertible Preferred Stock, par value $.0001 per share and two Series C Redeemable Preferred Stock purchase warrants. Each share of Series A Preferred Stock is convertible at the option of the holder, at any time after May 15, 1996, into 18 shares of the Company's common stock. The Series C Warrants entitle the holder to purchase one share of

Series C Preferred Stock at an exercise price of $6.00 per share through May 15, 2000 and may be redeemed by the Company under certain conditions. To date, none of the Preferred Stock Warrants have been exercised or redeemed. The Company realized net proceeds of $1,688,787 after deducting, the underwriters discount and other costs of the offering.

[B] Registration Statement for Common Stock - On February 11, 1994, the Securities and Exchange Commission declared effective a Registration Statement filed by the Company for the purposes of registering 202,572 shares of common stock, which included shares of common stock underlying certain stock options and 160,000 warrants and the common stock issuable upon exercise of the warrants. The Company did not receive any proceeds as a result of this filing. The Registration Statement included 120,180 and 10,000, shares of common stock and warrants, respectively, which were outstanding as of December 31, 1993 and 67,500 and 150,000 shares of common stock and warrants, respectively issued by the Company subsequent to December 31, 1993. On February 2, 1994, the Company engaged in a private placement of 150,000 unregistered warrants, at a price of $2.50 per warrant. Each warrant entitles the holders to acquire shares of common stock at a price of $60.00 per share for a period expiring in January 1996 [See Notes 2 and 8].

[C] Series B - Preferred Stock - In September 1992, the Company sold to unaffiliated parties four units, each unit consisting of twenty-five shares of the Company's Series B Preferred Stock at a price of $25,000 per unit. The Series B Preferred Stock had an annual dividend rate of 5%. In accordance with its terms, the holders of all of the Series B Preferred Stock converted their shares into an aggregate of 10,000 common shares and 10,000 warrants in February 1993, which were registered in February 1994 [See Note 9B].

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #7
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[9] Stockholders' Equity [Continued]

[D] Debt to Equity Conversions - On February 10, 1994, the Company issued 7,500 shares of common stock valued at $27.00 per share to the law firm of Bernstein & Wasserman in consideration for certain legal services performed during 1993. Hartley T. Bernstein, a director of the Company, is a partner of the law firm.

On October 28, 1994, the Company issued 5,068 shares of common stock, representing a $150,000 installment payment on the $250,000 stockholder note payable [See Note 2A].

In February 1995, the bridge lenders converted the convertible bridge notes into an aggregate of 250,000 preferred bridge units.


In February 1995, the Company issued 117,225 shares of Series C Preferred Stock to a stockholder in exchange for his cancellation of certain indebtedness of the Company in the aggregate principal amount of $201,675. This stockholder is also an officer and director of the Company.

[E] Acquisition of Mootch & Muck - In March 1994, in connection with the acquisition of the remaining 49% interest in the subsidiaries, the Company exchanged 60,000 newly issued shares of common stock and $250,000 payable at the Company's option in either cash or common stock [See Note 2A].

[F] Authorized Shares - In November of 1995, stockholders of the Company adopted an amendment to the Company's certificate of incorporation authorizing the increase of the number of authorized shares of Preferred Stock from 3,000,000 shares to 6,000,000 shares, of which 5,800,000 shares are the Series C Preferred Stock. In November 1995, the stockholders also approved and consented to amend the Company's certificate of incorporation by increasing the number of authorized shares of common stock from 15,000,000 shares to 75,000,000 shares.

[G] Consulting Agreements - In March 1995, the Company entered into three one-year consulting agreements with three unaffiliated individuals and issued a total of 70,000 shares of the Company's common stock. In 1995, the Company recorded an expense of $196,000 for these consulting agreements, which approximates the fair value of the stock issued.

[H] Series C Preferred Stock - In May 1995, the Company granted 525,000 Series C Preferred Stock Options to directors, officers and employees of the Company at an exercise price of $2.00 per share and, accordingly, recorded an expense of $1,076,250. In October 1995, 525,000 Series C Preferred Stock Options were exercised and the Company recorded a stock subscription receivable of $1,050,000, which was paid in January and February of 1996.

[10] Related Party Transactions

Loan Payable-Stockholder - In February 1995, the Company received $45,000 from a related party. This loan was repaid in June 1995. In December of 1995, the Company received an additional $309,000 from the related party, of which $50,000 was repaid in 1995 and the balance of $259,000 was repaid in January 1996 with interest at 5.75%.

[11] Employment Agreements

As of December 31, 1995, the Company has four employment agreements with senior executives of the Company that expire in various years through 2009 for total base annual compensation of approximately $435,000 subject to certain adjustments plus bonuses of qualified options for Series C Preferred Stock and common stock.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8

[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[12] Commitments and Contingencies

[A] The Company has entered into various operating lease agreements to lease office space and warehouse space with initial terms ranging from less than one to five years. Rent expense for the years ended December 31, 1995 and 1994 was $246,925 and $262,750, respectively. This lease expired in February of 1996. Commencing March of 1996, the Company revised the nature of this agreement to a month-to-month arrangement for $20,500 a month.

In addition, the Company has non-cancelable operating leases for office and warehouse equipment. Obligations under these leases for the periods through 2000 are as follows:

1996                           $      121,419
1997                                  104,420
1998                                   45,827
1999                                   13,672
2000                                    9,039
                               --------------

   Total                       $      294,377
   -----                       ==============

[B] The Company has minimum volume commitments on several of their distribution contracts with vendors, whereby the vendor has the option to terminate an agreement if certain volume targets are not met.

[C] Brewing Agreement - In November 1992, Perry's stockholders entered into an agreement, on behalf of Perry's, with a brewery to brew and bottle beer under the private label of "Perry's Majestic." As part of the agreement, Perry's agrees to provides the brewery, at its own expense, all the necessary packaging materials to allow the brewer to manufacture the product in accordance with federal and state regulations.

The agreement automatically renews annually. Either party may terminate the agreement by giving four month prior written notice to the other party.

[13] Going Concern

As shown in the accompanying financial statements, the Company incurred net losses for the years ended December 31, 1995 and 1994. These factors create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company intends to pursue additional equity financing as a vehicle for financing future operations and to secure debt financing from related and unrelated entities. The continuation of the Company as a going concern is dependent upon the success of these plans.

[14] Litigation


The Company is subject to litigation in the normal course of business. Management believes that such litigation will not have a material effect on the Company's financial position, results of operations or cash flows.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #9
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[15] New Authoritative Pronouncement

The FASB has also issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which the Company adopted on January 1, 1995. SFAS No. 115 requires management to classify its investments in debt and equity securities as trading, held-to-maturity, and/or available-for- sale at the time of purchase and to reevaluate such determination at each balance sheet date. The Company does not anticipate that it will have many investments that will qualify as trading or held-to- maturity investments. Debt securities for which the Company does not have the intent or ability to hold to maturity will be classified as available-for-sale, along with most investments in equity securities. Securities available-for-sale are to be carried at fair vale, with any unrealized holding gains and losses, net of tax, reported in a separate component of shareholders' equity until realized.


The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, in March of 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 on January 1, 1996. Adoption of SFAS No. 121 did not have a material impact on the Company's financial statements. In the future, if the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recognized.


The FASB has also issued SFAS No. 123 "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of recognition for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles board ["APB"]Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The Company adopted the disclosure requirements on January 1, 1996. SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounting for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.

[16] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards ["SFAS"] No. 107, "Disclosure About Fair Value of Financial Instruments" which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet classifications as of December 31, 1995:

                                               Carrying           Fair
                                                Amount            Value
                                                ------            -----

Long-Term Debt                             $     322,952     $    322,952
Stock Subscription Receivable              $   1,050,000     $  1,050,000

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[16] Fair Value of Financial Instruments [Continued]

In assessing the fair value of financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, trade receivables, related party payables, and trade payables, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of long-term debt is estimated based on discounting expected cash flows at current rates at which the Company could borrow funds with similar remaining maturities. Management believes that the carrying value of the stock subscription receivable for stock, approximates the fair value as this was collected in January and February of 1996.

[17] Subsequent Events


[A]  Stock  Subscription   Receivable  -  In  January  1996,   $750,000  of  the
stockholders subscription receivable was paid and in February 1996 the remaining $300,000 was repaid.

[B] Consulting Agreement - In February of 1996, the Company issued options to purchase 300,000 shares of the Company's Series C Preferred Stock at an exercise price of $2.00 per share to a consultant to assist, the Company in connection with acquisitions, divestitures, joint ventures, and other strategic business initiatives. The Company recorded a deferred consulting cost of $600,000, which represents the estimated fair value of the preferred stock at the time of grant to account for these future services. As of June 30, 1996, these options were exercised with the Company receiving proceeds of $600,000. The Company recorded compensation expense of $37,500 for June 30, 1996.


[C] Business Combination - On March 29, 1996, the Company acquired 500,000 shares of convertible Class A Preferred Stock and 7,000,000 shares of non-convertible Class B Preferred Stock of Perry's Majestic Beer, Inc. [valued at $2,000,000] in exchange for 400,000 shares of the Company's Series C Preferred Stock and $150,000. As of March 31, 1996, $75,000 of cash was paid and the balance of $75,000, which was paid on April 4, 1996, is reflected as a note payable on the financial statements as of March 31, 1996. Each share of Class A Preferred Stock may be convertible by the Company into one [1] share of Common Stock. Each share of Class A Preferred Stock and Class B Preferred Stock has attached to it the right to vote on all matters submitted to the Company. Perry's Majestic Beer, Inc. filed a registration statement for 583,335 shares of common stock at $6.00 per share. The net proceeds from this offering were approximately $2,548,000 [See Note 12C]. The investment in Perry's is accounted for under the purchase method. The total purchase price of Perry's is $2,150,000, of which $2,000,000 is deemed to be treasury stock and no goodwill was recorded. Operations of Perry's are included with those of the Company from April 1, 1996 onward. Minority interest is not represented on the balance sheet because the amount is deemed immaterial.


The following unaudited pro forma combined results of operations account for the acquisition as if it had occurred at the beginning of the periods presented.

                                                Six months Ended     Year ended
                                                     June 30,       December 31,
                                                      1 9 9 6         1 9 9 5
                                                      -------         -------

Total Revenues                                   $  7,400,000      $ 12,730,722
                                                 ============      ============

Net [Loss]                                       $ (1,200,000)     $ (3,826,230)
                                                 ============      ============

Net [Loss] Per Common Share                      $      (1.48)     $      (8.04)
                                                 ============      ============

Weighted Average Number of Shares Outstanding         810,979           475,933

                                                 ============      ============

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[17] Subsequent Events [Continued]

[C] Business Combination [Continued] - These pro forma amounts may not be indicative of results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

Also on March 29, 1996, Perry's Majestic Beer, Inc. entered into an agreement to acquire all of the stock of Riverosa Company, Inc. for $250,000 of which $150,000 in cash was put into escrow as of March 31, 1996 and a note payable was issued for $100,000. The note is payable with interest of 8% and was due the earlier of one year from the date of issuance or the closing of the Perry's Majestic Beer, Inc.'s initial public offering. The note payable was paid in August of 1996.

[D] Stock Dividend - On January 2, 1996, the Company issued to the holders of record of the Series C Preferred Stock as of December 24, 1995 a dividend of two tenths of a share of the Company's common stock.

[18] Interim Financial Statements

The interim financial statements as of and for the six months ended June 30, 1996 and 1995 include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

[19] Subsequent Events [Unaudited]

[A] Consulting Fees - Stock Issuance - On March 29, 1996, in conjunction with the acquisition agreement with Perry's, the Company entered into a two year consulting agreement with the former principal of Perry's to assist in developing and enhancing the distribution of other beers and ales. As a part of the consulting agreement he was issued 35,000 shares of the Company's common stock on April 11, 1996. A deferred compensation cost of $33,000 was recorded in April of 1996 for the estimated fair value of these shares.

[B] Acquisition - On April 29, 1996, the Company entered into an agreement to acquire certain assets and assume certain leases for twenty-two trucks and eighteen sales people. Simultaneously with this transaction, the Company entered into an agreement with a company to be an exclusive distributor. The Company issued 30,000 shares of the Company's common stock at an estimated fair value of $18,300 and paid cash of $200,000 for this agreement. The Company also entered into two employment agreements whereby the two individuals were issued a total of 50,000 shares of the Company's common stock and options for 300,000 Series C Preferred Stock, subject to an increasing number of shares under certain circumstances, exercisable at $1.50 per share. A total of $850,000 was recorded as a deferred compensation cost in April of 1996 for the fair value of the 80,000 shares of common stock and the 300,000 Series C Preferred Stock Options.

[C] Consulting Agreement - On April 5, 1996, the Company entered into a two year agreement with a consultant to assist the expansion of the distribution of its products to restaurants and the food service industry by issuing 40,000 shares of Company's common stock. A deferred compensation cost of $25,000 was recorded in April of 1996 for the estimated fair value of these shares and compensation expense of $1,500 was recorded for the six months ended June 30, 1996.

[D] Loan - On April 23, 1996, the Company received a $150,000 loan from an individual whereby the Company issued 40,000 shares of the Company's common stock. The loan was repaid in May of 1996. A deferred financing cost of$25,000 was recorded and expensed in the second quarter of 1996 for the estimated fair value of these shares.

BEV-TYME, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the six months ended June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[19] Subsequent Events [Unaudited] [Continued]

[E] Exercise of Series C Preferred Options - In May of 1996, 200,000 Series C Preferred stock options [Granted Per Note 7D] were exercised by consultants whereby proceeds of $400,000 were received by the Company.

[F] Reverse Stock Split - On July 16, 1996, the Company's common stockholders approved a one-for-ten reverse stock split. The financial statements have been adjusted retroactively for the reverse stock split.


[G] Options Issued in August of 1996 - In August 1996, the Company issued to certain officers, directors and employees options to purchase an aggregate of 630,000 shares of Series C Preferred Stock at an exercise price of $1.00 per share and 700,000 shares of common stock at an exercise price of $.25 per share for services to be rendered in 1997. None of such options have been exercised. A deferred compensation cost for the excess of the fair value of the shares over the exercise price will be recorded in the period ended September 30, 1996. This could have a significant negative impact on the net income of the Company.


                      . . . . . . . . . . . . . . . . . . .

BEV-TYME, INC.
--------------------------------------------------------------------------------

PRO FORMA COMBINED FINANCIAL STATEMENTS [UNAUDITED]
--------------------------------------------------------------------------------


The following pro forma combined statements of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 give effect to Bev-Tyme, Inc. [the "Company"] acquiring on March 29, 1996, 500,000 shares of Convertible Class A Preferred Stock and 7,000,000 shares of NonConvertible Class B Preferred stock of Perry's Majestic Beer, Inc. ["Perry's"] in exchange for 400,000 shares of the Company's Series C Preferred Stock and $150,000

The pro forma information is based on the historical financial statements of Perry's Majestic Beer, Inc. and Bev-Tyme, Inc. giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.


The acquisition will be accounted for using the purchase method. The pro forma statements of operations give effect to these transactions as if they had occurred at the beginning of the fiscal year presented. The historical statements of operations will reflect the effects of these transactions from the date on which they occurred. There were no revenue or expense activities for the period ended March 31, 1996 for Perry's Majestic Beer, Inc. Perry's began operations in April of 1996. The pro forma combined statements are based on the historical financial statements of Perry's Majestic Beer, Inc. and Bev-Tyme, Inc. The balance sheet of Perry's Majestic Beer, Inc. is included in the consolidated balance sheet of Bev-Tyme, Inc. as of March 31, 1996. Therefore, no pro forma combined balance sheet as of March 31, 1996 is deemed necessary.

BEV-TYME, INC.
--------------------------------------------------------------------------------

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31 1995 [UNAUDITED]
--------------------------------------------------------------------------------
                         Historical Financial Statements

                                                     Perry's Majestic
                                                        Beer, Inc.
                                                      For the Period

                                      Bev-Tyme, Inc.    December
                                        For the        1995 [Date of
                                       Year Ended      Inception] to
                                      December 31,      December 31,                         Pro Forma
                                          1995             1995         Adjustments          Combined
                                     ------------    ---------------    -----------       --------------
Sales - Net                          $ 12,730,722    $            --    $        --       $   12,730,722

Cost of Goods Sold                     10,974,292                                --           10,974,292
                                     ------------    ---------------    -----------       --------------

   Gross Profit                         1,756,430                 --             --            1,756,430
                                     ------------    ---------------    -----------       --------------

Selling,  General and
   Administrative Expenses              5,532,312                 --             --            5,532,312
                                     ------------    ---------------    -----------       --------------

   Income [Loss] from Operations       (3,775,882)                --             --           (3,775,882)
                                     ------------    ---------------    -----------       --------------

Other [Income] Expense:
   Interest Expense                        50,422                 --             --               50,422
   Interest Income                            (74)                --             --                  (74)
                                     ------------    ---------------    -----------       --------------

   Other Expense - Net                     50,348                 --             --               50,348
                                     ------------    ---------------    -----------       --------------

   [Loss] Before Income Taxes          (3,826,230)                --             --           (3,826,230)

Provision for Income Taxes                     --                 --             --                   --
                                     ------------    ---------------    -----------       --------------

   Net [Loss]                        $ (3,826,230)   $            --    $        --       $   (3,826,230)
                                     ============    ===============    ===========       ==============

   Number of Shares                       475,933    $                                           475,933
                                     ============    ===============    ===========       ==============

   Net [Loss] Per Share              $      (8.04)   $            --                      $        (8.04)
                                     ============    ===============    ===========       ==============

See Notes to Unaudited Pro Forma Combined Financial Statements.

BEV-TYME, INC.
--------------------------------------------------------------------------------



PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1996.
[UNAUDITED]
--------------------------------------------------------------------------------



                         Historical Financial Statements

                                                  Perry's Majestic
                                                     Beer, Inc.
                                   Bev-Tyme, Inc.     For the
                                   For the Three   Three months
                                    Months ended       ended
                                     March 31,       March 31,                              Pro Forma
                                       1996            1996             Adjustments         Combined
                                    -----------    -------------        -----------       ------------
Sales - Net                         $ 2,397,908    $         --         $        --       $ 2,397,908

Cost of Goods Sold                    1,912,337              --                  --         1,912,337
                                    -----------    -------------        -----------       ------------

   Gross Profit                         485,571              --                  --           485,571
                                    -----------    -------------        -----------       ------------

Selling,  General and
   Administrative Expenses            1,163,998              --                  --         1,163,998
                                    -----------    -------------        -----------       ------------

   Income [Loss] from Operations       (678,427)             --                  --          (678,427)
                                    -----------    -------------        -----------       ------------

Other [Income] Expense:
   Interest Expense                      10,303              --                  --            10,303
   Interest Income                           --              --                  --                --
                                    -----------    -------------        -----------       ------------

   Other Expense - Net                   10,303              --                  --            10,303
                                    -----------    -------------        -----------       ------------

   [Loss] Before Income Taxes          (688,730)             --                  --          (688,730)

Provision for Income Taxes                   --              --                  --                --
                                    -----------    -------------        -----------       ------------

   Net [Loss]                       $  (688,730)   $         --         $        --       $  (688,730)
                                    ===========    =============        ===========       ============

   Number of Shares                 $   811,721              --                               811,721
                                    ===========    =============        ===========       ============


   Net [Loss] Per Share             $      (.84)   $         --                           $      (.84)
                                    ===========    =============        ===========       ============

See Notes to Unaudited Pro Forma Combined Financial Statements.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Stockholders of
   Perry's Majestic Beer, Inc.
   New York, New York

          We have audited the accompanying balance sheet of Perry's Majestic Beer, Inc. as of March 31, 1996, and the related statements of stockholders' equity, and cash flows for the period from inception [December 1995] through March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perry's Majestic Beer, Inc. as of March 31, 1996, and its cash flows for the period from inception to March 31, 1996, in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company had no revenue or expense operations and has negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        MORTENSON AND ASSOCIATES, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
April 4, 1996

PERRY'S MAJESTIC BEER, INC.
--------------------------------------------------------------------------------
BALANCE SHEETS
--------------------------------------------------------------------------------


                                                           June 30,
                                                            1996               March 31,
                                                         [Unaudited]             1996
                                                         ------------        ------------
Assets:
Current Assets:
   Cash                                                  $     38,816           $  60,200
   Inventory                                                  125,141                  --
   Accounts Receivable                                         40,822                  --
   Subscription Receivable                                         --              60,000
   Note Receivable - Related Party [3]                         75,000              75,000
   Note Receivable - Bridge Loan                                   --               4,800
                                                         ------------        ------------

   Total Current Assets                                       279,779             200,000
                                                         ------------        ------------

Non-Current Assets:
   Investment in Riverosa [2]                                 250,000             250,000
   Investment in Bev-Tyme, Inc. -
    Preferred Stock - Related Party [3]                     2,000,000           2,000,000
                                                         ------------        ------------

   Total Non-Current Assets                                 2,250,000           2,250,000
                                                         ------------        ------------

   Total Assets                                          $  2,529,779        $  2,450,000
                                                         ============        ============

Liabilities and Stockholders' Equity:
Current Liabilities:
   Bridge Loan Payable [6]                               $    150,000        $    150,000
   Note Payable Acquisition [2]                               100,000             100,000
   Accounts Payable                                            79,189                  --
                                                         ------------        ------------

   Total Current Liabilities                                  329,189             250,000
                                                         ------------        ------------

Commitments and Contingencies                                      --                  --
                                                         ------------        ------------


Stockholders' Equity:
   Preferred Stock, $.001 Par Value Per
     Share, 15,000,000 Blank Check Shares
     Authorized, Convertible Class A -
     Issued and Outstanding, 500,000 Shares;
     Non-Convertible Class B - Issued and
     Outstanding, 7,000,000 Shares [3]                          7,500               7,500

   Additional Paid-in Capital - Preferred Stock [3]         2,142,500           2,142,500

   Common Stock - $.0001 Par Value, Authorized
     25,000,000 Shares, Issued and Outstanding,
     2,500,000 Shares [1B]                                        250                 250

   Additional Paid-in Capital - Common Stock [1B]              49,750              49,750

   Retained Earnings                                              590                  --
                                                         ------------        ------------

   Total Stockholders' Equity                            $  2,200,590        $  2,200,000
                                                         ------------        ------------

   Total Liabilities and Stockholders' Equity            $  2,529,779        $  2,450,000
                                                         ============        ============


See Notes to Financial Statements.

PERRY'S MAJESTIC BEER, INC.
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------



                                                   For the
                                                 Three months
                                                    ended             For the
                                                   June 30,         Period Ended
                                                    1996              March 31,
                                                 [Unaudited]            1996
                                                ------------        ------------
Sales - Net                                     $    255,293     $            --

Cost of Goods Sold                                   209,341                  --

                                                ------------        ------------

   Gross Profit                                       45,952                  --

Selling, General and Administrative Expenses          41,594                  --
                                                ------------        ------------

   Income from Operations                              4,358                  --
                                                ------------        ------------

Other [Income] Expense:
   Interest Expense                                    4,952                  --
   Interest Income                                    (1,184)                 --
                                                ------------        ------------

   Other Expense - Net                                 3,768                  --
                                                ------------        ------------

   Income Before Income Taxes                            590                  --

Provision for Income Taxes                                --                  --
                                                ------------        ------------

   Net Income                                   $        590        $         --
                                                ============        ============

   Number of Shares                                3,000,000                  --
                                                ============        ============

   Net Income Per Share                         $         --     $            --
                                                ============        ============

See Notes to Financial Statements.

PERRY'S MAJESTIC BEER, INC.
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                               For the
                                            Three months
                                                ended                 For the
                                              June 30,              Period Ended
                                               1 9 9 6                March 31,
                                             [Unaudited]                1996
                                             -----------            ------------

   Net Cash - Operating Activities           $  (86,184)            $         --
                                             -----------            ------------

Investing Activities:
   Loan to Bev-Tyme, Inc.                       (75,000)                     --
   Acquisition of Riverosa Company                   --                (150,000)
                                             -----------            ------------

   Net Cash - Investing Activities              (75,000)               (150,000)
                                             -----------            ------------

Financing Activities:
   Proceeds from Sale of Preferred
     Stock to Bev-Tyme, Inc.                     75,000                  75,000
   Proceeds from Sale of Common Stock
     - Stock Subscription                         4,800                  45,200
   Proceeds from Bridge Loans                    60,000                  90,000
                                             -----------            ------------

   Net Cash - Financing Activities              139,800                 210,200
                                             -----------            ------------

   Net [Decrease] in Cash                       (21,384)                 60,200

Cash - Beginning of Period                       60,200                      --
                                             -----------            ------------

   Cash - End of Period                      $   38,816             $    60,200
                                             ===========            ============

Supplemental Disclosures of Cash
  Flow Information:
   Cash paid for the period for:
     Interest                                $       --             $        --
     Income Taxes                            $       --             $        --

Supplemental Disclosures of Non-Cash
  Investing and Financing Activities:
    None





See Notes to Financial Statements.

PERRY'S MAJESTIC BEER, INC.
NOTES TO FINANCIAL STATEMENTS



[Information as of and for the three months ended June 30,1996 is Unaudited]


--------------------------------------------------------------------------------

[1] Summary of Significant Accounting Policies

[A] Nature of Operations - Perry's Majestic Beer, Inc., a Delaware corporation [the "Company" or "Perry's"], was formed in December 1995. There were no revenue or expense activities through March 31, 1996. The Company became a subsidiary of Bev-Tyme, Inc. as of March 29, 1996 [See Note 3].

[B] Capital Stock - In January 1996, the Company issued 2,500,000 shares of common stock to seven [7] parties for a total consideration of $50,000. At March 31, 1996, $45,200 was collected and the balance of $4,800 was received April 4, 1996.

[C] Earnings Per Share - The number of shares to be used for earnings per share calculation purposes is based on the number of shares issued and outstanding for the period presented. Convertible Preferred Stock shares are included if dilutive.

[D] Cash Equivalents - The Company's policy is to classify all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 1996.

[E] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[F] Goodwill - Amounts paid in excess of the estimated value of net assets acquired of Riverosa will be charged to goodwill. Goodwill relates to revenues the Company anticipates realizing in future years. The Company has decided to amortize its goodwill over a period of up to five years under the straight-line method. The Company's policy is to evaluate the periods of goodwill amortization to determine whether later events and circumstances warrant revised estimates of useful lives. The Company will also evaluate whether the carrying value of goodwill has become impaired by comparing the carrying value of goodwill to the value of projected undiscounted cash flows from acquired assets or businesses. Impairment is recognized if the carrying value of goodwill is less than the projected undiscounted cash flow from the acquired assets or business.

[G] Stock Options and Similar Equity Instruments Issued to Employees - The Company uses the intrinsic value method to recognize cost for stock issued to employees.

[2] Business Combination

On March 29, 1996, the Company entered into an agreement to acquire all of the stock of Riverosa Company, Inc. for $250,000 of which $150,000 in cash was put into escrow as of March 31, 1996 and a note payable was issued for $100,000. The note was payable with interest of 8% and was paid in August of 1996 with proceeds from the Company's initial public offering. The combination will be accounted for by the purchase method.


Goodwill of approximately $246,000 will be amortized over five years under the straight-line method.

Interest expense for the three months ended June 30, 1996 was $2,000.

PERRY'S MAJESTIC BEER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2

[Information as of and for the three months ended June 30,1996 is Unaudited]

--------------------------------------------------------------------------------

[2] Business Combination [Continued]

The Company completed this acquisition in August of 1996. The following unaudited pro forma results of operations account for the acquisition as if it had occurred on April 1, 1996. The pro forma results give effect to the amortization of goodwill.

                                              Three months ended
                                                   June 30,
                                                    1996

Total Revenues                                    $ 278,979
                                                  =========

Net [Loss]                                        $ (20,563)
                                                  =========

[Loss] Per Share                                  $    (.01)
                                                  =========

Results of operations of Riverosa will be included with those of the Company from date of acquisition onward.

[3] Investment - Related Party

On March 29, 1996, the Company issued to Bev-Tyme, Inc. [a public corporation] 500,000 shares of convertible Class A Preferred Stock and 7,000,000 shares of non-convertible Class B Preferred Stock for 400,000 shares of Series C Preferred Stock of Bev-Tyme, Inc. [valued at $2,000,000] and $150,000. As of March 31, 1996, $75,000 of cash was collected and the balance of $75,000 was received on April 4, 1996. Each share of Class A Preferred Stock may be convertible by the holder into one [1] share of Common Stock. Each share of Class A Preferred Stock and Class B Preferred Stock has attached to it the right to vote on all matters submitted to the Company.

On April 19, 1996, the Company lent $75,000 to Bev-Tyme, Inc., which was repaid September 9, 1996.


Interest income for this loan for the period ended June 30, 1996 was $1,184.

The investment in Bev-Tyme, Inc. is classified as "available for sale" and is presented at estimated fair value.

[4] 1996 Stock Option Plan

In March 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of the 1996 Stock Option Plan. The maximum number of shares of common stock with respect to which awards may be granted pursuant to the 1996 Plan is initially 2,000,000 shares.

[5] Public Offering of Common Stock

The Company filed a registration statement for 583,335 shares of common stock at $6.00 per share. The net proceeds from this offering of $2,548,009 were paid in August of 1996.

[6] Bridge Loan

On March 31, 1996, the Company borrowed an aggregate of $150,000 from seven [7] unaffiliated lenders [the "Bridge Lenders"]. In exchange for making loans to the Company, each Bridge Lender received a promissory note [the "Bridge Note"]. Each of the Bridge Notes bears interest at the rate of eight percent [8%] per annum. The Bridge Notes were paid at the closing of the initial public offering of the Company's securities in August of 1996. As of March 31, 1996, $90,000 was received in cash from the bridge loan and $60,000 was received April 4, 1996. Interest expense for the three months ended June 30, 1996 was $2,952 and was paid in August of 1996.

PERRY'S MAJESTIC BEER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3

[Information as of and for the three months ended June 30,1996 is Unaudited]

--------------------------------------------------------------------------------

[7] New Authoritative Pronouncements


The FASB has also issued SFAS No. 123 "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of recognition for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles board ["APB"]Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The Company adopted the disclosure requirements on January 1, 1996. SFAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounting for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995. The adoption of SFAS No. 123 could have a material impact on the Company's financial statements.


[8] Financial Instruments

The carrying amount of cash, notes receivable and payable approximates fair value because of their short maturities.

[9] Employment Agreements

In April of 1996, the Company entered into a three [3] year employment agreement with Mark Butler pursuant to which Mr. Butler serves as the Company's Vice President of Sales. The agreement provides for Mr. Butler to receive a salary of $25,000 per annum until the closing of this offering and thereafter $75,000 per annum. In addition, on each of March 31, 1997, March 31, 1988, and March 31, 1999, the Company has agreed to grant Mr. Butler an option to purchase 100,000 shares of common stock exercisable at fair market value on the date of issuance.

Also in April of 1996, the Company entered into a three [3] year employment agreement with Robert Sipper pursuant to which Mr. Sipper serves as the Company's President. The agreement provides for Mr. Sipper to receive a salary of $52,000 per annum.


[10] Subsequent Event [Unaudited]


In August of 1996, the Company entered into a letter of intent to acquire a brewery for $50,000.

                      . . . . . . . . . . . . . . . . . . .

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
   Bev-Tyme, Inc.
   New York, New York

          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 21, 1996 [except for Note 17C as to wqhich the date is April 11, 1996], relating to the consolidated financial statements of Bev-Tyme, Inc. and our report dated April

4, 1996 for Perry's Majestic Beer, Inc. which are contained in the Prospectus.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.

          On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.

                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

Cranford, New Jersey
November  , 1996

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its Securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

          The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Securityholders or otherwise.

          Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

          The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          The Company does not currently have any liability insurance coverage for its officers and directors.

                                   "ARTICLE X"

                                 INDEMNIFICATION

          The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (f) of Section 145 of General Corporation Law of the State of Delaware of the indemnification provisions of any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterest directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 25.  Other Expenses of Issuance and Distribution.

          The estimated expenses in connection with this Offering are as follows:

          SEC filing fee*.........................      $
          NASD filing fee.........................      $
          Accounting fees and expenses*...........      $
          Legal fees and expenses*................      $
          Blue Sky fees and expenses*.............      $
          Printing and engraving*.................      $
          Transfer Agent's and Registrar's fees*..      $
          Miscellaneous expenses*.................      $

          Total...................................      $

----------------

*         Estimated


Item 26.Recent Sales of Unregistered Securities.


         The following shares of unregistered securities have been issued by the Registrant in the past three (3) years. There were no underwriting discounts and commissions paid in connection with the issuance of any of said securities.




         On January 31, 1994 the Company engaged in a private placement of 1,500,000 warrants, at a price of $.25 per warrant. The warrants possess the same terms and conditions as those offered to the public in connection with the Company's initial public offering.

         In November and December, 1994, the Company borrowed an aggregate of $200,000 from certain lenders (the "Bridge Lenders"). In exchange for making loans to the Company, each Bridge Lender received two (2) promissory notes (the "Bridge Notes"). Certain Bridge Notes are in the aggregate principal amount of $180,000 (the "Principal Bridge Notes") and the other Bridge Notes are in the aggregate principal amount equal to $20,000 (the "Convertible Bridge Notes"). Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Principal Bridge Notes are due and payable upon the earlier of (i) May 1, 1995 and (ii) the closing of the next underwritten public offering of the Company's securities, or the closing of this offering. The Convertible Bridge Notes are due and payable on December 1, 1995. The Company intends to use a portion of the proceeds of this offering to repay the Bridge Lenders. See "Use of Proceeds." In addition, each Bridge Lender has the right to convert a Convertible Bridge Note into a number of units ("Bridge Units") equal to the total dollar amount loaned to the Company by such Bridge Lender; provided however, that one Bridge Lender may convert its

Convertible Bridge Note into the total dollar amount loaned to the Company plus an additional 50,000 Bridge Units because such Bridge Lender surrendered 1,000,000 warrants exercisable for 1,000,000 shares of Common Stock. In February 1995, the Bridge Lenders converted the Convertible Bridge Notes into an aggregate of 250,000 Bridge Units. Each Bridge Unit is identical to each Unit being offered hereby. Further, the Company agreed to register such Bridge Units in the first registration statement filed by the Company following the date of the loan. Therefore, the Registration Statement of which this Prospectus forms a part relates to the 250,000 Bridge Units held by the Bridge Lenders. See "Selling Securityholder" "Certain Transactions" and "Underwriting."

          The Company believes that the transactions set forth above were exempt from registration with the Securities and Exchange Commission pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. All certificates representing the shares issued and currently outstanding by the Registrant herein have been or will be appropriately legended.


          In March 1995, the Company entered into a Consulting Agreement with James Solakian, pursuant to which the Company issued to Mr. Solakian 100,000 shares of Common Stock in exchange for financial consulting services. Mr. Solakian has agreed that for a period of one year he will assist the Company on financial matters, including obtaining debt financing, assessing acquisitions (if any), cash management, receivables management and investor public relations. Mr. Solakian serves as a consultant to a number of companies. The Company believes that the number of shares of Common Stock issued to Mr. Solakian is fair consideration (based upon a fair market value of $.28 per share on the date of issuance) for the services to be performed under the Consulting Agreement with the Company.

          In March 1995, the Company entered into a Consulting Agreement with Jack Maguire, pursuant to which the Company issued to Mr. Maguire 350,000 shares of Common Stock in exchange for marketing consulting services. Mr. Maguire has agreed that for a period of one year he will assist the Company in expanding the market presence of its Taste of Jamaica brand. From 1980 through 1989, Mr. Maguire was the President of Vermont Pure, and from 1991 through 1994 he was the President of Great Waters of France, Inc., the exclusive importer of Evian water in the United States. The Company believes that the number of shares of Common Stock issued to Mr. Maguire is fair consideration (based upon a fair market value of $.28 per share on the date of issuance) for the services to be performed under the Consulting Agreement with the Company.

          In March 1995, the Company entered into a Consulting Agreement with Harold Yordy, pursuant to which the Company issued to Mr. Yordy 250,000 shares of Common Stock in exchange for consulting services in connection with new product development. Mr. Yordy has agreed that for a period of one year he will assist the Company in assessing the viability of various new products and counseling the Company with respect to the marketing thereof. The Company believes that the number of shares of Common Stock issued to Mr. Yordy is fair consideration (based upon a fair market value of $.28 per share on the date of issuance) for the services to be performed under the Consulting Agreement with the Company.

          On April 5, 1996, the Company entered into a Consulting Agreement with Matthew L. Harriton, pursuant to which the Company issued to Mr. Harriton 400,000 shares of Common Stock in exchange for consulting services in connection with business development. Mr. Harriton has agreed that for a period of two years he will advise the Company on its food service and restaurant distribution divisions and new product lines. The Company believes that the number of shares of Common Stock issued to Mr. Harriton is fair consideration for the services to be performed under the Consulting Agreement with the Company.

          On April 11, 1996, the Company entered into a Consulting Agreement with Mark Butler, pursuant to which the Company issued to Mr. Butler 350,000 shares of Common Stock in exchange for consulting services in connection with beer and ale sales. Mr. Harriton has agreed that for a period of two years he will advise the Company relating to the distribution of the Company's beer and ale product lines: the acquisition and development of new beer and ale products, and the expansion of the Company's existing beer and ale product lines. The Company believes that the number of shares of Common Stock issued to Mr. Butler is fair consideration for the services to be performed under the Consulting Agreement with the Company.

          On April 25, 1996, the Company entered into an Employment Agreement with Mel Feldman, pursuant to which the Company issued to Mr. Feldman 250,000 shares of Common Stock in exchange for Mr. Feldman becoming Director of Sales for Bronx, Brooklyn and Queens counties, for the Company. Mr. Feldman's employment with the Company is for a term of three years. Mr. Feldman is receiving a base salary of eighty thousand dollars ($80,000) and the 250,000 shares of Common Stock of the Company.

          On April 25, 1996, the Company entered into an Employment Agreement with Aaron German, pursuant to which the Company issued to Mr.German 250,000 shares of Common Stock in exchange for Mr. Feldman becoming Assistant Director of Sales for Bronx, Brooklyn and Queens counties, for the Company. Mr. German's employment with the Company is for a term of three years. Mr. Feldman is receiving a base salary of eighty thousand dollars ($80,000) and the 250,000 shares of Common Stock of the Company.

          On April 22, 1996, Mootch & Muck, Inc. ("Distributor") entered into a Distribution Agreement with Premium Beverage Packers Co. ("Premium") pursuant to which Distributor purchased distribution rights to "City Club" soda, for one hundred eighty thousand dollars ($180,000) and three hundred thousand (300,000) shares of the Company's common stock.

          On April 29, 1996 the Company entered into a Loan Agreement with Michael Lulkin whereby Mr. Lulkin loaned the Company one hundred fifty thousand dollars ($150,000) . As additional consideration solely for making the loan, the Company issued to Mr. Lulkin 400,000 shares of Common Stock.

Item 27.Exhibits.

  *1.01   Revised Form of Underwriting Agreement.

  *1.02   Revised Form of Agreement Among Underwriters.

  *1.03   Revised Form of Selected Dealers Agreement.

 ++1.04   Form of Series C Preferred Unit Underwriting Agreement.

 ++1.05   Areement Among Underwriters

 ++1.06   Slected Dealers Agreement

  *3.01   Certificate of Incorporation of the Company filed on August 6, 1992.

  *3.02 Certificate of Amendment of Certificate of Incorporation of the Company filed August 31, 1992.

  *3.03   By-Laws of the Company.

 ++3.04   Form of Certificate of Designation of Series C Preferred Stock.

  *3.05   Form of Certificate of Designation of Series B Preferred Stock.

  *4.01   Specimen Certificate for Shares of Common Stock.

  *4.02   Specimen Certificate for Shares of Series A Preferred Stock.

  *4.03   Specimen Certificate for Shares of Series B Preferred Stock.

  +4.04   Specimen Certificate for Shares of Series C Preferred Stock.

  *4.05 Revised Form of Warrant Agreement by and among the Company, J. Gregory & Company, Inc. and American Stock Transfer & Trust Company.

  *4.06   Specimen Certificate for Warrants.

  *4.07   Revised Form of Underwriters' Unit Purchase Option.

  *4.08   Form of Lockup Letter with Selling Securityholders.

  *4.09   Form of Lockup Letter with Officers, Directors and other Shareholders.

 ++4.10   Form of Series C Preferred Stock Warrant Agreement.

 ++4.11   Series C Preferred Unit Purchase Option

  +4.12   Specimen Certificate for Series C Preferred Warrants.

  *5.01   Opinion of Brandeis, Bernstein & Wasserman.

****5.02  Opinion of Bernstein & Wasserman

 *10.01 Form of Distribution Agreement of Mootch & Muck, Inc. dated October 30, 1991, as amended by letter dated February 26, 1992.

 *10.02 Stock Sale Agreement by and between Company and the Company Investors dated June 8, 1992.

 *10.03   Form of Employment Agreement of Marshall Becker.

 *10.04   Form of Employment Agreement of Gary Kaufman.

 *10.05   Form of Employment Agreement of Wilford Adkins, Jr.

 *10.06   Form of Brokerage Agreement with H & H Day Brokerage.

 *10.07   Form of Option Agreement by and between the Company and Marshall
          Becker.

 *10.08   Form Option Agreement by and between the Company and Wilford Adkins,
          Jr.

 *10.09   Form of Option Agreement by and between the Company and Gary Kaufman.


 *10.10   Loan Documents with respect to $135,000 Loan from Morris Friedell.

 *10.11   Loan Documents with respect to $65,956.01 Loan from Morris Friedell.

 *10.12 Revised Form of Financial Consulting Agreement by and between the Company and J. Gregory & Company, Inc.

 *10.14   Lease for office space at 625 Michigan Avenue, Chicago, Illinois.

 *10.15   Form of Incentive Stock Option Plan.

 *10.16   Form of Non-Qualified Stock Option Plan.

 *10.17 Form of Voting Trust Agreement with respect to the Company's Common Stock owned by Kial, Ltd.

 *10.18 Form of Voting Trust Agreement with respect to the Company's Common Stock owned by K.A.M. Group, Inc.

 *10.19 Stock Purchase Agreement by and between the Company and Mootch & Muck dated June 5, 1992.

 *10.20   Form of Bridge Loan Documents.

 *10.21 Form of Amendment to Option Agreement by and between the Company and Marshall Becker.

 *10.22 Form of Amendment to Option Agreement by and between the Company and Wilford Adkins, Jr.

 *10.23 Form of Amendment to Stock Sale Agreement by and between Company and the Company Investors dated June 8, 1992

**10.24   Form of Employment Agreement of Howard Shapiro.

**10.25   Form of Option Agreement by and between the Company and Howard
          Shapiro.

**10.26 Agreement of Subordination and Security Agreement dated March 12, 1993 by Alfred Sipper.

**10.27 Shareholder's Agreement and Irrevocable Proxy dated as of May 12, 1993 by and between Alfred Sipper, M&M and the Registrant.

**10.29 Letter Agreement and Irrevocable Proxy dated as of May 12, 1993 by and between the Registrant and M&M.

 *10.30   Form of Employment Agreement with Alfred Sipper.

 o10.31 Consulting Agreement by and between the Company and Marshall E. Becker, dated February 15, 1994.

 o10.32   License Agreement by and between the Company and Ahmadi Industries,

          W.C.C. dated November 30, 1993.

 o10.33 Agreement and Plan of Merger by and between the Company M&M Acquisition Corp., Alfred Sipper, Bev-Tyme, Inc. and Mootch & Muck, Inc., dated March 1994.

**10.34 Secured Convertible Loan Agreement dated March 12, 1993 by and between New Day Beverage, Inc. and Mootch & Muck, Inc.

**10.35   Guarantee of Payment dated March 12, 1993 by Alfred Sipper.

**10.36 Non-Negotiable Note in the principal amount of $300,000 dated March 12, 1993 from New Day Beverage, Inc. to Mootch & Muck, Inc.

**10.37 Security Agreement dated March 12, 1993 by and among New Day Beverage, Inc., Mootch & Muck, Inc. and Bev-Tyme, Inc.

**10.38 Agreement of Subordination and Security Agreement dated March 12, 1993 by Alfred Sipper.

 #10.39 Purchase Agreement among M&M, Sclafani Beer and Soda Distributors, Inc. and John Sclafani.

##10.40 Amendment No. 1 to Agreement and Plan of Merger by and among the Company, Mootch & Muck, Inc. and Alfred Sipper.

##10.41   Consulting Agreement between the Company and Harold Yordy.

##10.42   Consulting Agreement between the Company and James Solakian.

##10.43   Consulting Agreement between the Company and Jack Maguire.

+++10.44  Form of Consulting Agreement between the Company and Walter Miller

+++10.45  Form of Stock Option Agreement between the Company and Walter Miller

+++10.46  Form of Employment Agreement between the Company and Mel Feldman

+++10.47  Form of Stock Option Agreement between the Company and Mel Feldman

+++10.48  Form of Employment Agreement between the Company and Aaron German

+++10.49  Form of Stock Option Agreement between the Company and Aaron German

 *21.01   List of Subsidiaries of the Registrant as of December 31, 1993.

-----------

* Incorporated by reference to Registrant's Registration Statement on Form SB-2, and amendments thereto, Registration No. 33-53748C declared effective on January 29, 1993.

**        Incorporated by reference to Registrant's Form 8-K, dated March 17,

          1993.

***       Incorporated by reference to Registrant's Form 8-K, dated May 1993.

o Incorporated by reference to the Registrant's Registration Statement on Form SB-2 declared effective in February 1994.

# Incorporated by reference to the Registrant's Form 8-K filed with Securities and Exchange Commission on December 2, 1994.

+ Incorporated by reference Form SB-2 filed with the Securities and Exchange Commission on December 15, 1994

## Incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on December 15, 1994.

++ Incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on May 1, 1995.

+++       Previously filed.

Item 28.  Undertakings.


          (a) Rule 415 Offering

          The undersigned Registrant will:

          1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Act;


          (ii) Reflect in the prospectus any facts or events arising after the effective date which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


          (iii) Include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

          (b) Equity Offerings of Nonreporting Small Business Issuers

          The undersigned Registrant will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

          (c) Indemnification

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) Rule 430A

          The undersigned Registrant will:

          1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES


          In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly executed on this 5th day of November, 1996.


                                             BEV-TYME, INC.


                                             By: /s/Robert J. Sipper
                                             Robert J. Sipper
                                             Chairman of the Board, and
                                             Chief Executive Officer

          In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated


Signature                                Title                       Date
---------                                -----                       ----


/s/Robert J. Sipper             Chairman of the                November 5, 1996
------------------------        Board and President
Robert J. Sipper




/s/Hartley T. Bernstein         Director                       November 5, 1996
------------------------
Hartley T. Bernstein




/s/Robert Forst                 Vice President,                November 5, 1996
------------------------        Chief Financial Officer,
Robert Forst                    Principal Accounting
                                Officer and Secretary



------------------------        Director
Bruce Logan




/s/Alfred Sipper                Director                       November 5, 1996
------------------------
Alfred Sipper